As filed with the Securities and Exchange Commission on June 29, 2011

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Avenue Capital Mortgage REIT Inc.

(Exact name of registrant as specified in its governing instruments)

399 Park Avenue
New York, NY 10022
(212) 878-3500

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

Sarah J. Gurley
Chief Executive Officer
Avenue Capital Mortgage REIT Inc.
399 Park Avenue
New York, NY 10022
(212) 878-3500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Daniel M. LeBey
Hunton & Williams LLP
951 East Byrd Street
Richmond, Virginia 23219
Tel: (804) 788-8200
Fax: (804) 788-8218

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	$300,000,000	$34,830

(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)  Includes shares that may be sold pursuant to an over-allotment option. See "Underwriting."

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JUNE 29, 2011
PRELIMINARY PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares

Avenue Capital Mortgage REIT Inc.

Common Stock

Avenue Capital Mortgage REIT Inc. is a newly organized Maryland corporation formed primarily to invest in, finance and manage residential mortgage assets, including jumbo mortgage loans and residential mortgage-backed securities, as well as other mortgage-related assets. We will be externally managed and advised by Avenue REIT Advisors LLC, or our Manager, a wholly owned subsidiary of Avenue Capital Management II, L.P., or Avenue Capital Management, an investment adviser registered with the Securities and Exchange Commission. Avenue Capital Management is part of Avenue Capital Group, a leading global asset manager with approximately $13.7 billion in assets under management as of April 30, 2011.

This is the initial public offering of our common stock. No public market currently exists for our common stock. We are offering all of the shares of common stock offered by this prospectus. We expect the initial public offering price for our common stock to be $      per share. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "AVRE."

Our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to     % of the total shares sold in this offering, excluding shares sold as a result of the underwriters' exercise of their over-allotment option, subject to a maximum aggregate investment of $      million.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our short taxable year ending December 31, 2011. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our stock, see "Description of Stock—Restrictions on Ownership and Transfer."

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in "Risk Factors" beginning on page 19 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The underwriters may also purchase up to an additional             shares of our common stock at the public offering price, less the underwriting discounts and commissions payable by us, to cover over-allotments, if any, within 30 days from the date of this prospectus.

The underwriters are offering the common stock as set forth under "Underwriting." Delivery of the shares will be made on or about                    , 2011.

The date of this prospectus is                      , 2011

TABLE OF CONTENTS

Glossary	i

Prospectus Summary	1

The Offering	18

Risk Factors	19

Forward-Looking Statements	50

Use of Proceeds	52

Distribution Policy	53

Capitalization	54

Management's Discussion and Analysis of Financial Condition and Results of Operations	55

Business	70

Our Manager and Our Management Agreement	86

Our Management	96

Principal Stockholders	104

Certain Relationships and Related Transactions	105

Description of Stock	106

Shares Eligible for Future Sale	110

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws	111

Material U.S. Federal Income Tax Considerations	116

ERISA Considerations	137

Underwriting	138

Legal Matters	141

Independent Registered Public Accounting Firm	141

Where You Can Find More Information	141

Index to Financial Statements	F-1

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

Through and including              , 2011 (the 25th day after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

GLOSSARY

"ABS" means asset-backed securities.

"Agency" means a U.S. government agency, such as Ginnie Mae, or a federally chartered corporation, such as Fannie Mae or Freddie Mac, which guarantees payments of principal and interest on RMBS.

"Agency RMBS" means RMBS whose principal and interest payments are guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. These securities are collateralized by conforming loans and may be either "pass through" securities, where cash flows from the underlying mortgage loan pools are paid to the holders on a pro rata basis, or securities structured from "pass through" securities, as to which cash flows are redirected in various priorities, which we refer to as Agency CMOs. Agency CMOs include, among other stripped securities, IOs and POs.

"Agency super conforming loans" are conforming loans originated using higher maximum loan limits that are permitted in certain high-cost areas.

"Alt-A mortgage loans" means mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines. Generally, Alt-A mortgage loans allow homeowners to qualify for a residential mortgage loan with reduced or alternate forms of documentation.

"CMO" means a collateralized mortgage obligation.

"conforming loans" means mortgage loans that conform to the Agency underwriting guidelines and meet the funding criteria of Fannie Mae and Freddie Mac.

"Fannie Mae" means the Federal National Mortgage Association.

"FHA" means the Federal Housing Administration.

"Freddie Mac" means the Federal Home Loan Mortgage Corporation.

"Ginnie Mae" means the Government National Mortgage Association, a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development.

"highly rated" tranches of RMBS refer to those tranches which we consider to be the more senior tranches of a given securitization.

"HUD" means the U.S. Department of Housing and Urban Development.

"IO strips" are a type of stripped security. IO strips receive interest-only on the underlying assets and are extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage loans.

"jumbo mortgage loans" are prime non-conforming mortgage loans with an original principal balance in excess of the maximum amount permitted by the Agency underwriting guidelines.

"mortgage loans" means loans secured by single-family residential real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

"MSR" means a mortgage servicing right.

"non-Agency RMBS" means RMBS that are not issued or guaranteed by an Agency, including investment grade (AAA through BBB rated) and non-investment grade (BB rated through unrated) classes.

"non-conforming loans" means mortgage loans that do not conform to the Agency underwriting guidelines and do not meet the funding criteria of Fannie Mae and Freddie Mac.

"PO strips" are a type of stripped securities. PO strips receive principal-only from the underlying assets.

"prime" refers to pools of mortgage loans that have, or RMBS, the underlying mortgage loans of which have, weighted average FICO scores generally 700 or higher and weighted average loan-to-value ratios of 80% or lower.

"PUDs" are planned-unit development properties.

"REMIC" means a real estate mortgage investment conduit.

"RMBS" means residential mortgage-backed securities.

i

"shorter duration" refers to mortgage loans that have, or RMBS, the underlying mortgage loans of which have, (1) an interest rate that is fixed for an initial period of three, five or seven years, after which time the interest rate adjusts annually, or (2) a fixed interest rate and maturity date of either 10 or 15 years.

"single-family residential" means residential, single family one to four unit homes, that can be owner-occupied primary residences, second homes or investment properties, and that can be detached homes, condominiums, cooperatives or PUDs.

"stripped securities" are RMBS structured with two or more classes that receive different distributions of principal or interest on a pool of Agency certificates, whole loans or private pass-through RMBS.

"subprime mortgage loans" means mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting conforming loans and Alt-A mortgage loans.

"TBAs" means forward-settling Agency RMBS where the pool is "to-be-announced." In a TBA, a buyer will agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date.

"U.S. Federal Reserve" means the Board of Governors of the Federal Reserve System.

"U.S. Treasury" means the U.S. Department of the Treasury.

"VA" means the U.S. Department of Veterans Affairs.

"VIEs" means variable interest entities.

"whole loans" means original mortgage loans which are sold in their entirety and are not securitized.

ii

PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, references in this prospectus to the terms "company," "we," "us" and "our" refer to Avenue Capital Mortgage REIT Inc., a Maryland corporation, and its subsidiaries. References in this prospectus to "our Manager" refer to Avenue REIT Advisors LLC, a Delaware limited liability company and a wholly owned subsidiary of Avenue Capital Management II, L.P., or Avenue Capital Management. Our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to     % of the total shares of our common stock sold in this offering, excluding shares sold as a result of the underwriters' exercise of their over-allotment option, subject to a maximum aggregate investment of $      million. We refer to this private placement as "our concurrent private placement." Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is to be sold at $       per share, (2) no exercise by the underwriters of their over-allotment option to purchase up to an additional       shares of our common stock and (3) our concurrent private placement is completed.

Our Company

Avenue Capital Mortgage REIT Inc. is a newly organized Maryland corporation formed primarily to invest in, finance and manage residential mortgage assets, including jumbo mortgage loans and RMBS, as well as other mortgage-related assets, which we refer to as our target assets.

We will be externally managed and advised by Avenue REIT Advisors LLC, a wholly owned subsidiary of Avenue Capital Management II, L.P., an investment adviser registered with the Securities and Exchange Commission, or SEC. Avenue Capital Management is a part of Avenue Capital Group, a leading global asset manager with approximately $13.7 billion in assets under management as of April 30, 2011. Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing and managing a diversified portfolio comprised of our target assets that, when financed and hedged according to our business plan, is expected to produce attractive risk-adjusted returns across a variety of economic conditions and market cycles.

Our Manager will seek to acquire assets that it believes appropriately balance the risk and reward opportunities our Manager observes in the marketplace. The senior investment professionals who serve as our officers and the officers of our Manager, including Sarah J. (Sadie) Gurley, our Chief Executive Officer and Portfolio Manager, and Jeffrey (Jay) Lown, our Chief Investment Officer and Portfolio Manager, as well as certain other members of our Manager's Investment Committee, have close relationships with a broad and diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to mortgage originators and servicers, specialty investment dealers and financial sponsors. We expect to benefit from these relationships in sourcing investment opportunities and obtaining financing for our assets on competitive terms. In addition, we expect to benefit from our Manager's access to Avenue Capital Management's infrastructure and analytical and portfolio management expertise.

We believe that the market for jumbo mortgage loans will grow, and we expect our portfolio to become increasingly focused on this asset class over time. Given the current state of the residential mortgage market, which is heavily dominated by the origination and securitization of conforming loans, we expect in the near term following completion of this offering to acquire primarily Agency RMBS and, over time, as the market for the origination and securitization of jumbo mortgage loans gains strength, to diversify our portfolio to include a greater percentage of this asset class.

With short-term borrowing rates at or near historic lows, we believe we will be able to generate an attractive spread between our initial portfolio of Agency RMBS and our borrowing costs. With the federal funds borrowing rate between 0% and 0.25%, we believe financing these assets at current levels provides attractive investment opportunities. As we increase the percentage of our portfolio consisting of jumbo mortgage loans, we intend to use long-term leverage to finance these loans through the issuance of mortgage-backed securities to minimize exposure to interest rate risk and margin calls.

We will commence operations upon the completion of this offering. We intend to elect and qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income tax on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the Investment Company Act.

Our Manager and Avenue Capital Group

We will be externally managed and advised by Avenue REIT Advisors LLC pursuant to the terms of a management agreement. The managing member of our Manager is Avenue Capital Management II, L.P., an SEC-registered investment adviser. Avenue Capital Management, together with three other SEC-registered investment advisers and their affiliates, comprise Avenue Capital Group.

Founded in 1995 by Marc Lasry and Sonia E. Gardner, Avenue Capital Group is a leading global asset management firm that maintains an institutional-quality infrastructure with extensive accounting, operations, legal, investor relations, risk management, compliance and information technology capabilities. As of April 30, 2011, Avenue Capital Group had approximately $13.7 billion in assets under management and invested as follows:

•  approximately $11.7 billion invested in distressed debt and undervalued debt and equity securities of companies located in the United States, Europe and Asia through the Avenue U.S., Europe and Asia strategies;

•  approximately $1.1 billion invested in collateralized loan obligations through the Avenue CLO Strategy;

•  approximately $118.6 million invested in real estate and real estate-related securities through the Avenue Real Estate Strategy;

•  approximately $231.3 million invested in hedge funds focused on distressed, event-driven, special situations and deep value investment strategies through the Avenue Multi-Manager Strategy; and

•  approximately $550.3 million invested in debt securities through SEC-registered closed-end mutual funds through the Avenue Registered Closed-End Fund Strategy.

Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. All of our officers and the officers of our Manager are employees of Avenue Capital Management or one of its affiliates. Our Manager will enter into a services agreement with Avenue Capital Management pursuant to which our Manager will have access to the employees, infrastructure, business relationships, management expertise, information technologies, capital raising capabilities, legal and compliance functions, accounting and investor relations capabilities of Avenue Capital Management and its affiliates, which we anticipate will allow our Manager to fulfill all of its responsibilities under our management agreement.

To implement our strategy and achieve our objective, Avenue Capital Management has assembled an experienced team of senior residential mortgage trading and finance professionals who have significant experience investing in, financing and managing residential mortgage assets. Pursuant to the services agreement between our Manager and Avenue Capital Management, our Manager will have access to this mortgage investing team, which is led by Ms. Gurley, our Chief Executive Officer and Portfolio Manager, and Mr. Lown, our Chief Investment Officer and Portfolio Manager. Ms. Gurley and Mr. Lown will dedicate a substantial amount of their professional time to our business and affairs.

•  Ms. Gurley has more than 17 years of mortgage-related investment experience. Prior to joining Avenue Capital Management as a Portfolio Manager in April 2011, Ms. Gurley co-founded and served as a principal of GreenLake Investment Partners, LLC, or GreenLake, a private investment management firm, with Mr. Lown in the fall of 2010. From June 2006 to June 2010, Ms. Gurley served as a Managing Director and a Senior Portfolio Manager at Marathon Asset Management, L.P., where she was responsible for trading residential mortgage loans and RMBS for the Marathon Public-Private Investment Program Fund, the Marathon Structured Finance Fund and the Marathon Distressed Sub Prime Fund. Prior to joining Marathon Asset Management from January 2005 to January 2006, she served as a portfolio manager for Fortress Investment Group, where she was responsible for managing a portfolio of prime, subprime and manufactured housing whole loans and securities issued by

Newcastle Investment Corp., a publicly traded REIT. From June 1995 to January 2005, Ms. Gurley spent ten years at Goldman, Sachs & Co., where she worked in various roles focused on RMBS and other ABS, including trading and investment analysis. From 2000 to 2005, she served as a Vice President at Goldman Sachs in the firm's Asset Backed Securities Trading and Mortgage Trading desks and had responsibility for the desks' whole mortgage loan trading and hedging strategies, due diligence, contract negotiations and securitization strategy.

•  Mr. Lown has more than 20 years of mortgage-related investment experience. Prior to joining Avenue Capital Management as a Portfolio Manager in April 2011, Mr. Lown co-founded and served as a principal of GreenLake with Ms. Gurley. Mr. Lown served as the head of the residential mortgage loan business and as a member of the bank advisory group at NewOak Capital LLC from October 2009 to August 2010. Prior to joining NewOak Capital, from March 2008 to September 2009, Mr. Lown was a fellow at the Office of Thrift Supervision, or OTS, where he served as an advisor to the Senior Deputy Director's office and focused on residential mortgage loan origination, residential asset valuation and RMBS. Before joining OTS, from April 2002 to March 2008, Mr. Lown spent six years at UBS Securities LLC, where he focused on trading residential mortgage loans. While at UBS Securities, Mr. Lown was responsible for building out a subprime mortgage loan trading desk and supervising a team of 15 investment professionals that executed over $20 billion in RMBS securitizations. He also managed a residential mortgage loan origination platform for UBS Securities, specializing in the origination of Alt-A mortgage loans, and oversaw all units within the platform, including sales, capital markets and operations. Mr. Lown began his career at Salomon Brothers Inc. (now Citigroup Inc.) in 1991, where he spent 11 years working for the mortgage trading desk.

In addition to the mortgage-related investment experience of Ms. Gurley and Mr. Lown, our Manager will draw upon the extensive transactional, financial, managerial and investment skills of Avenue Capital Management's senior investment professionals, including the senior investment professionals responsible for executing the Avenue Real Estate Strategy.

We believe our affiliation with Avenue Capital Management and its affiliates will provide us with a significant competitive advantage in sourcing, evaluating, underwriting, managing and financing investments in our target assets and will allow us to partner with leading industry participants to selectively source our target assets. We also believe that our Manager's access to Avenue Capital Management's mortgage investing team will allow it to model and evaluate prepayment and credit risk associated with our target assets and will allow our Manager to acquire assets that we believe will present attractive risk-adjusted returns and the potential for capital appreciation.

Our Manager's Investment Committee

Our Manager will establish an Investment Committee, which will consist of Ms. Gurley, our Chief Executive Officer and Portfolio Manager, Mr. Lown, our Chief Investment Officer and Portfolio Manager, Randolph S. (Randy) Takian, our President, Thomas M. Larkin, our Chief Financial Officer, and Ty D. Oyer, our Secretary. Each of these individuals is an officer of our Manager and an employee of Avenue Capital Management or one of its affiliates. Edward I. Gellert, a Senior Portfolio Manager responsible for executing the Avenue Real Estate Strategy, will also serve as a member of our Manager's Investment Committee. In addition, one of the principals of Avenue Capital Group is expected to serve on our Manager's Investment Committee.

The role of our Manager's Investment Committee will be to monitor the performance of our Manager with respect to our investment guidelines and investment strategy, to monitor our investment portfolio and to monitor our compliance requirements related to our intention to qualify and maintain our qualification as a REIT and to not become regulated as an investment company under the Investment Company Act. Our Manager's Investment Committee intends to meet on a regular basis, as frequently as it believes is required to maintain prudent oversight of our investment activities. In addition, our Manager's Investment Committee expects to set and monitor operating policies and guidelines and to receive notification in the event that we and our Manager elect to modify or deviate from our operating policies or investment guidelines.

Our Opportunity

In the aftermath of the global financial crisis, the residential mortgage market has been heavily dominated by the origination and securitization of conforming loans and such loans accounted for approximately 90% of new mortgage loans originated in the United States according to the U.S. Treasury and HUD's White Paper titled "Reforming America's Housing Finance Market," or the Housing Report, released in February 2011.

Financing for non-conforming loans, including jumbo mortgage loans, has been and continues to be particularly negatively affected. For example, according to Inside Mortgage Finance, in 2010, excluding Agency super conforming loans, only $87 billion of jumbo mortgage loans were originated, down from a 2003 peak of $650 billion (which includes mortgage loans that are currently classified as Agency super conforming loans).

We believe that the recent market disruptions in the U.S. housing industry, residential mortgage sector and overall credit markets have created an exceptional opportunity for us to implement our business plan as a new company based, in part, upon the following factors:

•  Steep Yield Curve and Attractive Spread Environment. In the aftermath of the global financial crisis, the U.S. Federal Reserve has lowered the target for the federal funds borrowing rate to a current targeted range of 0% to 0.25% which has kept financing for Agency RMBS at historically low levels. The widening of the spread between the cost of funding for and the yield on Agency RMBS assets has created a highly attractive investment opportunity in this asset class. We expect these favorable Agency RMBS return dynamics to continue for the foreseeable future.

•  Opportunistic Non-Agency RMBS and Mortgage Loans Investment Opportunities. Financial institutions were holding an estimated $4.8 trillion in non-conforming mortgage loans on their balance sheets as of December 31, 2010. These loans, which were originated with a view to being sold or financed through the private non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. We anticipate the return of this market, coupled with the new regulatory environment, is going to create an opportunity to source assets and partner with originators and broker/dealers to generate a new supply of non-Agency RMBS.

•  Reduction of Government Support. We believe, and the Housing Report supports this view, that the current level of government involvement in the U.S. residential mortgage market is not sustainable and that over time current Agency dominance of this market must be reduced in favor of significantly more involvement by private capital. We believe that this presents an attractive opportunity for us to acquire Agency RMBS and non-Agency RMBS, as a declining role by the Agencies will increase investment opportunities for private credit providers and increase yields on residential mortgage assets.

•  Supportive Market Trends. Macro housing trends in the current residential housing market, including declining home prices and tightening lending standards, are inhibiting borrowers' ability to refinance their mortgage loans. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively. In addition, we expect the tightening of lending standards to lead to fewer defaults, which will improve our performance both in terms of lower default rates on non-Agency assets, and improve our accuracy in forecasting the duration of our Agency assets.

Our Investment Strategy

Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing a diversified portfolio of our target assets and by efficiently financing those assets primarily through repurchase agreements, warehouse facilities, securitizations, bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing.

Given the current state of the mortgage market, we expect in the near term following completion of this offering to acquire primarily Agency RMBS and, over time, as the market for the origination and securitization of jumbo loans gains strength, to diversify our portfolio to include a greater percentage of this asset class.

We expect to adjust opportunistically our asset allocation across our target asset classes as market conditions change over time. We expect to diversify the characteristics of our portfolio of assets by acquiring various mortgage loan types, including adjustable-rate, hybrid and fixed-rate loans, by acquiring mortgage loans the underlying collateral for which consists of various property types, including single-family residential properties located in differing geographic locations, and by acquiring both purchase and refinance mortgages. We believe that the diversification of our portfolio, the expertise of the mortgage investing team provided to our Manager within our target asset classes and the flexibility of our strategy will position us to generate attractive risk-adjusted returns for our stockholders in a variety of market conditions and economic cycles.

We will rely on the expertise of the senior investment professionals who serve as our officers and the officers of our Manager, and certain other members of our Manager's Investment Committee, to identify and/or review investment opportunities within our target assets and efficiently finance those assets. We expect that our Manager will make decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions, qualifying and maintaining our qualification as a REIT and maintaining our exemption from registration under the Investment Company Act. Subject to market conditions, we intend to follow a predominantly long-term buy and hold strategy with respect to the assets that we acquire.

Our Investment Guidelines

We expect the Investment Committee of our Manager will recommend and our Board of Directors will approve the following investment guidelines:

•  no investment will be made if it will cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•  no investment will be made if it will cause us to be regulated as an investment company under the Investment Company Act;

•  no investment will be made outside our target asset classes unless a majority of our independent directors has pre-approved the parameters under which such investment may be made;

•  no investment will be made in non-U.S. assets; and

•  until appropriate investments can be identified, our Manager may invest the net proceeds of this offering, our concurrent private placement and any future offerings of our securities in interest-bearing, short-term investments, including money market accounts or funds, that are consistent with our intention to qualify and maintain our qualification as a REIT and maintain our exemption from registration under the Investment Company Act.

Our Board of Directors will review our investment portfolio and our Manager's compliance with our investment guidelines at each of its regularly scheduled meetings. The Investment Committee of our Manager may change these investment guidelines at any time with the approval of our Board of Directors, but without the approval of our stockholders.

Our Target Assets

Our target asset classes and the principal assets we expect to acquire in each are as follows:

Asset Class	Principal Assets
Residential Mortgage Loans	• Primarily jumbo mortgage loans, and, to a lesser extent, other non-conforming loans, which may be adjustable-rate, hybrid or fixed-rate and will be first lien mortgages secured by single-family residential properties in the United States

RMBS	• Agency RMBS

• Agency CMOs

• Non-Agency RMBS (primarily subordinated tranches backed by non-conforming loans, including jumbo mortgage loans, and, to a lesser extent, other types of non-conforming loans)

Other Mortgage-Related Assets	• IO strips and PO strips

• MSRs

• Common stock, preferred stock and trust preferred securities issued by REITs

Although our Manager's Investment Committee is expected to recommend and our Board of Directors is expected to approve investment guidelines that set out the criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition, our Manager will make determinations as to the percentage of our assets in each of our target asset classes. Our Manager's decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. We cannot predict the specific percentage of our assets that we will own in any of our target asset classes or whether we will invest in other asset classes. We may change our strategy and policies without a vote of our stockholders and we may elect to invest in other asset types that are not listed above. We believe that the diversification of our portfolio of assets and flexibility of our strategy, combined with our Manager's and its affiliates' expertise among our target assets, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Our Competitive Advantages

We believe that our competitive advantages include the following:

Experienced Management Team with Extensive Relationships

Our Manager will provide us with an experienced team of senior residential mortgage trading and finance professionals who have significant experience investing in, financing and managing residential mortgage assets. We believe our management team's deep understanding of mortgage market fundamentals as well as its ability to analyze, model and set value parameters around the assets we seek to acquire or that collateralize the Agency RMBS and non-Agency RMBS in which we invest, will enable our Manager to selectively acquire assets for us that present attractive risk-adjusted return profiles and have the potential for capital appreciation.

The senior investment professionals who serve as our officers and officers of our Manager, as well certain other members of our Manager's Investment Committee, have deep, long-standing relationships with broker/dealers, mortgage originators, government agencies and other real estate related companies that we believe will enable our Manager to access a steady supply of acquisition opportunities in our target assets. These individuals also have long-standing relationships with major U.S. financial institutions that we believe will enable our Manager to obtain financing on attractive terms for our assets and to hedge our exposure to interest rate risk. We believe these relationships will provide us with a competitive advantage as we seek to deploy our capital, finance our assets, hedge our liabilities and maximize our risk-adjusted returns.

Access to Sophisticated Infrastructure and Asset Management Systems

Avenue Capital Management and its affiliates have invested and continue to invest in the infrastructure, technology, analytics and systems that we believe are required to effectively and comprehensively evaluate and manage our target assets and manage our business. Our Manager will have a services agreement with Avenue Capital Management that will provide our Manager with access to the full range of financial, accounting, compliance, risk management and portfolio management infrastructure and resources utilized by Avenue Capital Management and its affiliates, including but not limited to: (1) proprietary databases, portfolio systems and quantitative models to enhance valuation analytics; (2) proprietary prepayment, default, delinquency roll rate and loss severity models to analyze current mark-to-market home values on a loan-by-loan basis using borrower monthly performance statistics, credit characteristics and home price appreciation (or depreciation) by metropolitan statistical area for most of the RMBS market; (3) established accounting, tax, legal and compliance departments; and (4) technology, client service, disaster recovery and operational infrastructure to support our operations. We believe that Avenue Capital Management and its affiliates have a strong reputation for risk management and compliance.

Access to Robust Asset Level Underwriting Capabilities

Our management team has extensive experience analyzing and managing interest rate risk, maturity risk, prepayment risk and liquidity risk associated with our target assets. This expertise should allow us the ability to effectively finance these assets in order to enhance the returns from our target assets and appropriately hedge our exposure to interest rate risk.

Consistent with Avenue Capital Management's credit-oriented investment approach, the foundation of our investment strategy will be based on a deep understanding of the collateral that we purchase as part of residential mortgage loan pools as well as the collateral underlying any non-Agency RMBS we may purchase. We expect to make each investment based on an asset level evaluation and a risk assessment of each investment opportunity using quantitative and qualitative analysis. Risk assumptions will be driven by detailed proprietary modeling, incorporating proprietary views on house price appreciation or depreciation by region, prepayment speeds and the potential costs and timing of foreclosures. Underwriting will be based on "hold-to-maturity" assumptions and ratings based credit enhancement levels.

We believe that deep industry knowledge and relationships will provide our Manager with an informed perspective when evaluating the fundamental drivers impacting our business. We believe that our investment approach will provide an advantage relative to many of our competitors and enable us to better identify attractive investment opportunities and assess the performance, risk and returns that we should expect from any particular investment.

No Legacy Portfolio Containing Lower-Return or Problem Assets

We believe that we have a competitive advantage over other existing comparable REITs because we will have no legacy assets. Many of our competitors have legacy assets, many of which are not performing as originally expected, are adversely impacting investment returns and are demanding significant amounts of time and attention from management.

Long-Term Alignment of Interests; Minimal Conflicts of Interest

We have structured our relationship with our Manager and its affiliates so that our interests and those of our Manager and its affiliates will be closely aligned. Our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to      % of the total shares of our common stock sold in this offering, excluding shares sold as a result of any exercise by the underwriters of their over-allotment option, up to a maximum of $               . Our Manager and its affiliates that purchase shares of our common stock in our concurrent private placement, together with our executive officers and directors, will each be subject to an agreement with the underwriters in this offering that will restrict their ability to sell or otherwise transfer any shares of our common stock for a period of         days following the closing of this offering.

In addition, we believe our Manager's interests will be closely aligned with our interests, because, under the terms of our management agreement, a substantial portion of the fees our Manager will have the ability to earn will be incentive fees that will be payable only to the extent our Manager exceeds certain performance hurdles that are based on our stockholder returns. Also, not less than       % of any incentive fee payable to our Manager will be paid in restricted shares of our common stock, and these shares will be subject to vesting over a              period, as described under "Our Manager and Our Management Agreement—Management Fees, Expense Reimbursements and Termination Fee."

Finally, no other investment vehicle sponsored by Avenue Capital Management or its affiliates currently focuses on our target asset classes as a core part of its investment strategy. Consequently, we do not anticipate competing in a material way with other investment vehicles sponsored by Avenue Capital Management or its affiliates for our target assets.

Our Acquisition Process

We expect our Manager to take advantage of the broad network of relationships of the senior investment professionals who serve as our officers and officers of our Manager, as well as certain members of our Manager's Investment Committee, to identify opportunities for us to acquire our target assets. These individuals have extensive long-term relationships with financial intermediaries, including primary dealers, investment banks, brokerage firms, repurchase agreement counterparties, leading mortgage originators and commercial banks.

Our Manager will be responsible for sourcing and screening target asset acquisition opportunities, and assessing asset suitability. Our Manager expects to conduct interest rate and prepayment analysis, evaluate cash flows and collateral performance, review legal structure, servicer and originator information and structure acquisitions, as appropriate. Upon identification of an acquisition opportunity, the asset will be screened and monitored by our Manager to determine its impact on qualifying and maintaining our qualification as a REIT and maintaining our exemption from registration under the Investment Company Act. Our Manager intends to perform financial, operational, credit and legal due diligence to assess the risks of the asset. Consideration may also be given to other factors such as price, geographic concentrations and type of product. Our Manager expects to refine its underwriting criteria based upon actual experience and as market conditions and investor requirements evolve. The evaluation process will also include relative value analyses based on yield, credit rating, average life, expected duration, option-adjusted spreads, prepayment assumptions and credit exceptions. Other considerations in our asset acquisition process are also expected to include analysis of fundamental economic trends and relevant regulatory developments.

In evaluating the merits of any particular proposed asset acquisition, our Manager may also evaluate the diversification of our portfolio of assets. If our Manager determines that a proposed asset presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset on our behalf.

Post-purchase, our Manager will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage our investments.

Our Financing Strategy

We expect to use leverage to increase potential returns to our stockholders. Subject to qualifying and maintaining our qualification as a REIT, we expect to use a number of sources to finance our assets, including repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities). The amount of leverage we may employ for particular assets will depend upon the availability of particular types of financing and our Manager's assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Although we are not required to maintain any particular leverage ratio, including the maximum amount of leverage we may use, we expect initially to deploy, on a debt-to-equity basis, up to     :1 leverage on Agency RMBS, up to     :1 leverage on mortgage loans and up to     :1 on non-Agency RMBS. We believe these initial leverage ratios are prudent for these asset classes. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

We may, however, be limited or restricted in the amount of leverage we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future, and we may be subject to margin calls as a result of our financing activity. In addition, we intend to rely on short-term financing such as repurchase transactions under master repurchase agreements, the duration of which is typically 30 to 90 days. Repurchase agreements will generally conform to the terms in the standard master repurchase agreement as published by the Securities Industry and Financial Markets Association, or SIFMA, as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage, including securitizations.

Over time, we intend to acquire jumbo mortgage loans and, to a lesser extent, other non-conforming loans for our portfolio with the intention of securitizing them and retaining the securitized mortgage loans in our portfolio. To facilitate the securitization or financing of these assets, we may create subordinate certificates, providing a specified amount of credit enhancement, which we intend to retain in our portfolio.

Our Hedging Strategy

Subject to qualifying and maintaining our qualification as a REIT, we may utilize hedging instruments, including interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO strips or other financial instruments, including short positions in TBAs, that we deem appropriate. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our assets and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will include locking in, on a long-term basis, a spread between the yield on our assets and the cost of our financing in an effort to improve returns to our stockholders.

Summary Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully read and consider the following risk factors and under "Risk Factors," as well as all other information contained in this prospectus before making a decision to purchase our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and could result in a partial or complete loss of your investment.

•  Our company has no operating history and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•  Our Manager and its affiliates have no prior experience operating a REIT and have limited experience managing a public company; therefore, our Manager may have difficulty in successfully and profitably operating our business or complying with regulatory requirements, which may hinder its ability to achieve our objectives.

•  We may change any of our strategies, policies or procedures without stockholder notice or consent, which could result in our making asset acquisitions or incurring borrowings that are different from, and possibly riskier than, those described in this prospectus.

•  We may not be able to acquire jumbo mortgage loans.

•  Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

•  Difficult conditions in the mortgage and residential real estate markets may cause us to experience market losses related to our asset portfolio and there can be no assurance that we will be successful in implementing our business strategies amidst these conditions.

•  Actions of the U.S. government, including the U.S. Congress, U.S. Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing or reforming the financial markets, or market response to those actions, may not achieve the intended effect or benefit our business, and may adversely affect our business.

•  The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. government, may adversely affect our business.

•  Many of our assets may be illiquid, which may adversely affect our business, including our ability to value and sell our assets.

•  Loss of our Investment Company Act exemption would adversely affect us, the market price of shares of our common stock and our ability to make distributions to our stockholders, and could result in the termination of the management agreement with our Manager.

•  We expect to use leverage in executing our business strategy, which may adversely affect our return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

•  We may depend on repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing.

•  Market conditions and other factors may affect our ability to securitize jumbo mortgage loans.

•  An increase in our borrowing costs relative to the interest we receive on our leveraged assets may adversely affect our profitability and our cash available for distributions to our stockholders.

•  We may enter into hedging transactions that could expose us to contingent liabilities in the future.

•  We are dependent on our Manager and the senior investment professionals who serve as our officers and officers of our Managers, as well as certain members of our Manager's Investment Committee, for our success, and we may not find a suitable replacement for our Manager if our management agreement is terminated, or if key personnel leave the employment of Avenue Capital Management or otherwise become unavailable to us.

•  There are conflicts of interest in our relationship with our Manager, Avenue Capital Management and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.

•  We operate in a highly competitive market and competition may limit our ability to acquire desirable assets and result in reduced risk-adjusted returns.

•  The mortgage loans that we will acquire, and the mortgage loans underlying the non-Agency RMBS that we will acquire, are subject to delinquency, foreclosure and loss, which could result in losses to us.

•  We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

•  Our failure to qualify as a REIT would subject us to U.S. federal income tax, which could adversely affect the value of the shares of our common stock and would substantially reduce the cash available for distribution to our stockholders.

•  Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

Our Formation and Structure

We were formed as a Maryland corporation on May 23, 2011. The following chart shows our anticipated structure after giving effect to this offering and our concurrent private placement:

(1)  Avenue Management HoldCo, L.P. and Avenue Capital Management II GenPar, LLC, its general partner, are controlled by Marc Lasry and Sonia Gardner, who are the principals of Avenue Capital Group.

(2)  Our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to      % of the total shares of our common stock sold in this offering, excluding shares sold as a result of the underwriters' exercise of their over-allotment option, subject to a maximum aggregate investment of $       million.

Our Management Agreement

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to our management agreement, our Manager will provide us with our management team, implement our strategy and perform certain services for us, subject to oversight by our Board of Directors. Our Manager will be responsible for, among other duties:

•  performing all of our day-to-day functions;

•  determining investment criteria in conjunction with, and subject to the supervision of, our Board of Directors;

•  sourcing, analyzing and executing asset acquisitions, sales and securitizations;

•  performing asset and liability management duties, including hedging and financing; and

•  performing financial and accounting management.

The initial term of our management agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. For a detailed description of our management agreement's termination provisions, see "Our Manager and Our Management Agreement—Management Agreement."

The following table summarizes the base management fee, the incentive fee and expense reimbursements that we will pay to our Manager:

Type	Description	Payment
Base management fee	We will pay our Manager a base management fee under our management agreement equal to % per annum of our stockholders' equity.
	For purposes of calculating the base management fee, our "stockholders' equity" means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in generally accepted accounting principles, or GAAP, and certain non-cash items (such as depreciation and amortization) after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders' equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders' equity shown on our financial statements.	Quarterly, paid in cash in arrears.

Type	Description	Payment
Incentive fee	As described in more detail below, we will pay a quarterly incentive fee to our Manager in an amount equal to % of the dollar amount by which Core Earnings (as described below) for the most recently completed fiscal quarter, or the Current Quarter, before the incentive fee received in relation to such fiscal quarter but after the base management fee for such fiscal quarter, exceeds a quarterly hurdle (as described below).
Quarterly Hurdle: The product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the Current Quarter and (2)       %, or the Hurdle, expressed on a quarterly basis.
	Core Earnings: Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Core Earnings is a non-GAAP financial measure. We believe that Core Earnings more appropriately reflects our Manager's performance than GAAP net income and will be utilized by the investment community to assess our Manager's performance and will more closely align our Manager's incentives with the interests of our stockholders.	Quarterly, paid in arrears. Not less than % of any incentive fee will paid to our Manager in restricted common stock.

Reimbursement of expenses	We will pay, or reimburse our Manager or its affiliates for, expenses including expenses incurred for legal and other advisory services, audit fees, securitizations, board of director fees and expenses, taxes, SEC filing fees and expenses, director and officer insurance premiums, transfer agent fees and exchange fees, Bloomberg and other market data information systems' fees, organizational and start-up costs, selected investor relations costs and other services. In addition, our Manager or its affiliates will be entitled to be reimbursed for the costs of the wages, salary and benefits incurred by our Manager or its affiliates to employ the dedicated Chief Financial Officer our Manager will be required to provide to us as soon as reasonably practicable after the completion of this offering and for the costs of the wages, salary and benefits of any dedicated controller or in-house legal counsel our Manager provides (or a pro rata portion of the costs of the wages, salary and benefits of any partially dedicated controller or in-house legal counsel based on the percentage of the working time and efforts spent by these partially dedicated personnel on matters related to our company), subject to annual cap of $ on the amount	Monthly in cash.

Type	Description	Payment
we are required to reimburse for the dedicated or partially dedicated Chief Financial Officer, controller and/or in-house legal counsel our Manager provides. Except for the costs of the wages, salaries and benefits of the dedicated or partially dedicated Chief Financial Officer, controller and/or in-house legal counsel our Manager provides, we will not pay, or reimburse, our Manager or its affiliates for the salaries and other compensation of their personnel or for any portion of their general overhead.

Termination fee	In the event a termination fee is payable, the termination fee will be equal to times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, upon termination of our management agreement, the restricted shares of common stock issued to our Manager in respect of any incentive fee shall vest immediately to the extent such shares have not already vested.	Upon termination of our management agreement if it is terminated (1) without cause, or is not renewed, upon the affirmative vote of at least two-thirds of our independent directors or the holders of a majority of our outstanding common stock (other than those shares held by members of our senior management team and affiliates of our Manager), (2) based upon unsatisfactory performance by our Manager that is materially detrimental to us or (3) based upon a determination that the compensation payable to our Manager under our management agreement is not fair, unless our Manager agrees to compensation that at least two-thirds of our independent directors determine is fair.

See "Our Manager and Our Management Agreement—Management Fees, Expense Reimbursements and Termination Fee."

Services Agreement

Prior to completion of this offering, our Manager will enter into a services agreement with Avenue Capital Management, pursuant to which Avenue Capital Management will provide to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Avenue Capital Management in the event of any material breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any material breach by Avenue Capital Management of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Avenue Capital Management in connection with the services provided.

Conflicts of Interest; Equitable Allocation of Opportunities

We are dependent on our Manager for our day-to-day management, and we do not have any independent officers or employees. Each of our officers and the officers of our Manager is also an employee of Avenue Capital Management or one of its affiliates. Our management agreement with our Manager and the services agreement between our Manager and Avenue Capital Management were negotiated between related parties and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they were negotiated on an arm's-length basis with unaffiliated third parties. In addition, the ability of our Manager, Avenue Capital Management and their respective officers and personnel to engage in other business activities, including the management of other entities, may reduce the time our Manager, Avenue Capital Management and their respective officers and personnel spend managing us. Furthermore, although our independent directors have the ability to terminate our management agreement in the case of a material breach of a term of the agreement by our Manager, our independent directors may be less willing to enforce vigorously the provisions of our management agreement against our Manager because the loss of the key personnel provided to us pursuant to our management agreement would have an adverse effect on our operations. Furthermore, the termination of the services agreement or the loss of any of the key personnel of Avenue Capital Management and its affiliates would have an adverse effect on certain aspects of our business.

Avenue Capital Management and its affiliates manage, and expect to continue to manage, other funds, accounts and vehicles that may have strategies that in some cases are similar to, or that overlap with, our strategy. Our Manager, Avenue Capital Management and their affiliates, will make available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with their investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate in all such opportunities with the other accounts managed or advised by Avenue Capital Management and its affiliates. Avenue Capital Management's investment and risk management group (headed by its chief risk officer) and its compliance group (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, this investment allocation policy.

Because some of the assets we intend to acquire are typically available only in specified quantities and may also be targeted assets for certain other accounts or vehicles managed by Avenue Capital Management and its affiliates, Avenue Capital Management and its affiliates, including our Manager, may not be able to buy as much of these assets as required to satisfy the needs of all their accounts. In these cases, the investment allocation policy described above typically allocates such assets to multiple accounts in proportion to their needs and available capital. The policy permits departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. In addition, accounts in start-up mode may be given priority over and above the proportion of available capital. A departure from this policy would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies that our Manager expects to apply to the management of our company include controls for cross transactions (transactions between accounts managed by our Manager, Avenue Capital Management or any of their affiliates), principal transactions (transactions between our Manager, Avenue Capital Management, or any of their affiliates and an account or vehicle managed by them), investments in other accounts managed by our Manager, Avenue Capital Management or any of their affiliates and split price executions.

Our Manager will be able to follow broad investment guidelines recommended by our Manager's Investment Committee and approved by our Board of Directors and will have significant latitude within those guidelines to determine the assets that are appropriate for us. Our Board of Directors will periodically review our investment guidelines and our portfolio of assets. However, our Board of Directors will not review every decision. Furthermore, in conducting its periodic reviews, our Board of Directors will rely primarily upon information provided to the Board of Directors by our Manager and its affiliates.

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of Core Earnings, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

Avenue Capital Management and its affiliates have a policy that expressly prohibits officers, managers and employees of Avenue Capital Management and its affiliates from engaging for their own account in business activities of the same types conducted by funds and accounts managed by Avenue Capital Management and its affiliates. In addition, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees from engaging in any transaction that involves an actual conflict of interest with us.

Operating and Regulatory Structure

REIT Qualification

We will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2011. Our qualification as a REIT, and the maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we intend to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2011.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any taxable REIT subsidiary, or TRS, that we may form or acquire will be subject to federal, state and local income tax. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify as a REIT in any calendar year and do not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain U.S. federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

Investment Company Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of our total assets on an unconsolidated basis will consist of "investment securities." The securities issued to us by any wholly owned or majority owned subsidiary that we may form in the future that is excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned and majority owned subsidiaries, we will be primarily engaged in the non investment company businesses of these subsidiaries.

If the value of our investments in our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exemptions from the Investment Company Act, we may have to register under the Investment Company Act and could become subject to substantial regulation with respect to our capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We intend to form a wholly owned subsidiary that is expected to qualify for an exemption from registration under the Investment Company Act as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." In addition, certain of our other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally means that at least 55% of each such subsidiary's portfolios must be comprised of qualifying assets and at least 80% of our portfolio must be comprised of qualifying assets and real estate related assets under the Investment Company Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the SEC staff in various no action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate related assets non-Agency RMBS, debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass through entities of which substantially all of the assets consist of qualifying assets and/or real estate related assets. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Restrictions on Ownership and Transfer of Our Common Stock

Due to limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code, effective upon the completion of this offering and subject to certain exceptions, our charter will provide that no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See "Description of Stock—Restrictions on Ownership and Transfer."

Our charter will also prohibit any person from, among other matters:

•  beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•  transferring shares of our capital stock if such transfer would result in our capital stock being owned by less than 100 persons.

Our charter also prohibits certain tax-exempt "disqualified organizations," such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, from owning our stock because a tax could be imposed on us if our shares are held by such entities and we own REMIC residual interests or, although the law is unclear on the matter, an interest in a taxable mortgage pool.

Our Board of Directors may, in its sole discretion, exempt (prospectively or retroactively) a person from the 9.8% ownership limit and other restrictions in our charter and may establish or increase an excepted holder percentage limit for such person if our Board of Directors obtains such representations, covenants and undertakings as it deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the excepted holder percentage limit will not cause us to lose our qualification as a REIT.

Our charter will also provide that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. Additionally, if the transfer to the trust is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Our Corporate Information

Our principal executive offices are located at 399 Park Avenue, New York, New York 10022. Our telephone number is (212) 878-3500. Our website is www.acmreit.com. The contents of our website are not a part of this prospectus. The information on the website is not intended to form a part of or be incorporated by reference into this prospectus.

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares that we may issue and sell upon the exercise of the underwriters' over-allotment option)

Common stock to be outstanding after this offering	shares(1)

Use of proceeds	We plan to use substantially all of the net proceeds of this initial public offering and the concurrent private placement to acquire assets consisting primarily of Agency RMBS and, to a lesser extent, prime jumbo mortgage loans. See "Use of Proceeds."

Proposed NYSE symbol	"AVRE"

Ownership and transfer restrictions	To assist us in qualifying as a REIT, among other purposes, our charter generally limits beneficial and constructive ownership by any person to no more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock. In addition, our charter will contain various other restrictions on the ownership and transfer of our common stock. See "Description of Stock—Restrictions on Ownership and Transfer."

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" and all other information in this prospectus before investing in our common stock.

(1)  The number of shares of our common stock to be outstanding after this offering includes: (i) 100 shares of our common stock issued to Sonia Gardner, a principal of Avenue Capital Group, in connection with our formation; (ii)                   shares of our common stock to be sold to our Manager and its affiliates in our concurrent private placement; and (iii) an aggregate of               restricted shares of our common stock to be granted to our independent directors pursuant to our 2011 Equity Incentive Plan upon completion of this offering which will vest on the first anniversary of the grant date, subject to their continued service on our Board of Directors through such date. The number of shares of our common stock to be outstanding after this offering excludes: (i)                   shares of our common stock that we may issue and sell upon the exercise of the underwriters' over-allotment option; and (ii)                   shares of our common stock available for future issuance under our 2011 Equity Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully read and consider the following risk factors and all other information contained in this prospectus before making a decision to purchase our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and could result in a partial or complete loss of your investment.

Risks Related to Our Business

Our company has no operating history and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were incorporated on May 23, 2011 and have no operating history. As of the date of this prospectus, we have not commenced any operations other than organizing our company. We currently have no assets and will not commence operations until we have completed this offering and the concurrent private placement. We cannot assure you that we will be able to successfully operate our business or implement our operating policies and strategies as described in this prospectus. There can be no assurance that we will be able to generate sufficient returns to pay our operating expenses and make satisfactory distributions to our stockholders or any distributions at all. The results of our operations and our ability to make or sustain distributions to our stockholders depend on several factors, including the availability of opportunities for the attractive acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the real estate market, the financial markets and economic conditions.

Our Manager and its affiliates have no prior experience operating a REIT and have limited experience managing a public company; therefore, our Manager may have difficulty in successfully and profitably operating our business or complying with regulatory requirements, which may hinder its ability to achieve our objectives.

Prior to this offering, our Manager and its affiliates have had no experience operating a public company, other than SEC-registered closed-end mutual funds, or complying with regulatory requirements applicable to public companies. The inexperience of our Manager and its affiliates described above may hinder our Manager's ability to achieve our objectives and we cannot assure you that we will be able to successfully execute our business strategies as a public company, or comply with regulatory requirements applicable to public companies or REITs.

We may change any of our strategies, policies or procedures without stockholder notice or consent, which could result in our making asset acquisitions or incurring borrowings that are different from, and possibly riskier than, those described in this prospectus.

We may change any of our strategies, policies or procedures with respect to asset acquisitions, asset allocation, growth, operations, indebtedness, financing strategy and distributions at any time without giving notice to, or the consent of, our stockholders, which could result in our making asset acquisitions or incurring borrowings that are different from, and possibly riskier than, those types described in this prospectus. A change in our asset acquisition or leverage strategies may increase our exposure to credit risk, interest rate risk, financing risk, margin risk, default risk, counterparty risk and real estate market fluctuations. Decisions to employ additional leverage could increase the risk inherent in our asset acquisition strategy. Furthermore, a change in our asset allocation could result in our making acquisitions in asset categories different from those described in this prospectus. In addition, our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. These changes could adversely affect our financial condition, results of operations, the market value of our common stock and our ability to make distributions to our stockholders.

We may not be able to acquire jumbo mortgage loans.

Our ability to acquire and securitize jumbo mortgage loans will depend upon sourcing a large volume of these types of mortgage loans. We may be unable to do so for many reasons. We may be unable to locate originators that are able to originate jumbo mortgage loans that meet our standards, and those originators may decline to sell us those mortgage loans. Competition for jumbo mortgage loans meeting our standards may drive down supply or drive up prices, making it uneconomical to purchase these types of mortgage loans. General economic factors, such as recession, declining home values, unemployment and high interest rates, may limit the supply of available jumbo mortgage loans meeting our standards. As a result, we may incur additional costs to acquire a sufficient volume of jumbo mortgage loans meeting our standards or be unable to acquire these types of loans at a reasonable price. If we cannot source an adequate volume of desirable jumbo mortgage loans, we may not be able to finance these types of loans on a long-term basis through the issuance of private non-Agency RMBS and we may be required to hold these loans for long periods, increasing our exposure to interest rate and credit risk associated with these loans.

Difficult and volatile conditions in the mortgage and residential real estate markets as well as the broader financial markets may cause us to experience market losses related to our asset portfolio and there can be no assurance that we will be successful in implementing our business strategies amidst these conditions.

Our results of operations may be materially affected by conditions in the market for mortgages and mortgage-related assets, including RMBS, as well as the residential real estate market, the financial markets and the economy generally. Continuing concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues, unemployment and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. In particular, the U.S. residential mortgage market has been severely affected by changes in the lending landscape and has experienced defaults, credit losses and significant liquidity concerns, and there is no assurance that these conditions have stabilized or that they will not worsen. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These factors have impacted investor perception of the risk associated with our target assets. As a result, values for our target assets have experienced volatility which could result in sudden declines in their value. Declines in the value of our asset portfolio, or perceived market uncertainty about the value of our assets, would likely make it difficult for us to obtain financing on favorable terms or at all. Our profitability may be materially adversely affected if we are unable to obtain cost-effective financing. A continuation or increase in the volatility and deterioration in the broader residential mortgage and RMBS markets as well as the broader financial markets may adversely affect the performance and market value of our assets, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Actions of the U.S. government, including the U.S. Congress, U.S. Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing or reforming the financial markets, or market response to those actions, may not achieve the intended effect or benefit our business, and may adversely affect our business.

In response to the financial issues affecting the banking system and financial markets and going concern threats to commercial banks, investment banks and other financial institutions, the Emergency Economic Stabilization Act, or EESA, was enacted by the U.S. Congress in 2008. There can be no assurance that the EESA or any other U.S. government actions will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to any such actions by the U.S. government or such actions do not function as intended, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications.

In July 2010, the U.S. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the RMBS market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. Certain of the new requirements and restrictions exempt Agency RMBS, other government issued or guaranteed securities and other securities. Nonetheless, the Dodd-Frank Act also imposes significant regulatory restrictions on the origination of mortgage loans. While the full impact of the Dodd-Frank Act cannot be assessed until implementing regulations are released, the Dodd-Frank Act's extensive requirements may have a significant effect on the financial markets, and may affect the availability or terms of financing from our lender counterparties and the availability or terms of RMBS, which may require greater retention of the securitization assets than initially anticipated, both of which may have an adverse effect on our business.

In addition, the U.S. government, the U.S. Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what affect, if any, such actions could have on our business, results of operations and financial condition. We expect the U.S. government will gradually withdraw its support of the real estate markets, the overall U.S. economy, capital markets and mortgage markets, although we remain uncertain about the timing, process and implications of withdrawal. Until more information is available, it is difficult to accurately anticipate the timing of that withdrawal or anticipate the implications of that withdrawal. It is possible that our earnings, cash flows, dividends and liquidity will be negatively affected by actions taken to implement this withdrawal.

Mortgage loan modification and refinance programs, future legislative action, changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae and other actions and changes may adversely affect the value of, and the returns on, the assets in which we intend to acquire.

The U.S. government, through the FHA, the Federal Deposit Insurance Corporation, or FDIC, and the U.S. Treasury, has commenced or proposed implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. These loan modification and refinance programs, future U.S. federal, state and/or local legislative or regulatory actions that result in the modification of outstanding mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, mortgage loans, RMBS, real estate-related securities and various other asset classes in which we may invest. In addition to the foregoing, the U.S. Congress and/or various states and local legislators may enact additional legislation or regulatory action designed to address the current economic crisis or for other purposes that could have a material adverse effect on our ability to execute our business strategies.

The conservatorship of Fannie Mae and Freddie Mac, their reliance on the U.S. government for solvency and any changes in laws and regulations affecting Fannie Mae and Freddie Mac and their relationship with the U.S. government may adversely affect our business.

Due to increased market concerns about Fannie Mae and Freddie Mac's ability to withstand future credit losses associated with securities on which they provide guarantees and hold in their investment portfolios without the direct support of the U.S. government, on July 30, 2008, the U.S. Congress passed the Housing and Economic Recovery Act of 2008. On September 7, 2008, the Federal Housing Finance Agency, or the FHFA, placed Fannie Mae and Freddie Mac into conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in Fannie Mae and Freddie Mac by supporting the availability of mortgage financing and protecting taxpayers. The U.S. government program includes contracts between the U.S. Treasury and each Agency to seek to ensure that each enterprise maintains a positive net worth. Each contract provides for the provision of cash by the U.S. Treasury to the applicable Agency if FHFA determines that its liabilities exceed its assets. Both Fannie Mae and Freddie Mac have drawn down on these contracts and indicated that they believe they will need to request additional draws but it is possible that the draw requests will not be granted. Although the U.S. government has described some specific steps that it intends to take as part of the conservatorship process, efforts to stabilize these entities may not be successful and the outcome and impact of these events remain highly uncertain.

The placement of Fannie Mae and Freddie Mac into conservatorship has changed the relationship between Fannie Mae and Freddie Mac and the U.S. government. As a result of their agreements with the U.S. Treasury, Fannie Mae and Freddie Mac were permitted to increase their respective retained portfolios of mortgages and RMBS to $900 billion by December 31, 2009, but then must reduce their respective portfolios by at least 10% annually from the prior year's maximum until each reaches $250 billion. Future legislation could further change the relationship between Fannie Mae and Freddie Mac and the U.S. government, and could also nationalize or eliminate such entities entirely. Several government officials have recommended abolishing Fannie Mae and Freddie Mac in their current form in favor of a whole new system of housing finance.

The problems faced by Fannie Mae and Freddie Mac resulting in their being placed into conservatorship have stirred debate among some U.S. federal policy makers regarding the continued role of the U.S. government in providing liquidity for mortgage loans. On February 11, 2011, the U.S. Treasury and HUD issued the Housing Report to Congress, which lays out, among other things, proposals to limit or potentially wind down the role that Fannie Mae and Freddie Mac play in the mortgage market. Any such proposals, if enacted, may have broad adverse implications for the related mortgage and RMBS market and for our business, operations and financial condition. We expect such proposals to be the subject of significant discussion and it is not yet possible to determine whether or when such proposals may be enacted, what form any final legislation or policies might take and how proposals, legislation or policies emanating from the Housing Report may impact the mortgage and RMBS market and our business, operations and financial condition. We are evaluating, and will continue to evaluate, the potential impact of the proposals set forth in the Housing Report.

Any changes to the nature of their guarantee obligations could redefine what constitutes an Agency mortgage-backed security and could have broad adverse implications for the market and our business, operations and financial condition. If Fannie Mae or Freddie Mac are eliminated, or their structures change radically (e.g., limitation or removal of the guarantee obligation), we may be unable to acquire additional Agency RMBS. A reduction in the supply of Agency RMBS could negatively affect the pricing of Agency RMBS by reducing the spread between the interest we earn on our portfolio of Agency RMBS and our cost of financing that portfolio.

Although the U.S. Treasury previously committed capital to Fannie Mae and Freddie Mac through 2012, and in the Housing Report the U.S. Treasury committed to providing sufficient capital to enable Fannie Mae and Freddie Mac to meet their current and future guarantee obligations, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, Fannie Mae and Freddie Mac could continue to suffer losses and could fail to honor their guarantees and other obligations. Furthermore, the current credit support provided by the U.S. Treasury to Fannie Mae and Freddie Mac, and any additional credit support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from RMBS, and tightening the spread between the interest we earn on our RMBS and the cost of financing those assets.

Future policies that change the relationship between Fannie Mae and Freddie Mac and the U.S. government, including those that result in their winding down, nationalization, privatization or elimination, may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such policies could increase the risk of loss on investments in Agency RMBS guaranteed by Fannie Mae and/or Freddie Mac. It also is possible that such policies could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our business, operations and financial condition.

Many of our assets may be illiquid, which may adversely affect our business, including our ability to value and sell our assets.

We may acquire assets or other instruments that are not liquid, including mortgage loans, securities and other instruments that are not publicly traded. As a result, it may be difficult or impossible to obtain or validate third party pricing on the assets we purchase. Illiquid assets typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. The illiquidity of our assets may make it difficult for us to sell such assets if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. To the extent that we utilize leverage to finance our purchase of assets that are or become illiquid and then need to sell such assets in a short period of time for cash, the negative impact of those sales could be exacerbated. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Loss of our Investment Company Act exemption would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends, and could result in the termination of our management agreement with our Manager.

We intend to conduct our operations so as not to become required to register as an investment company under the Investment Company Act. Certain of our subsidiaries intend to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exemption generally means that at least 55% of each such subsidiary's portfolio must be comprised of qualifying assets and at least 80% of its portfolio must be comprised of qualifying assets and real estate-related assets under the Investment Company Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that are considered the functional equivalent of mortgage loans for the purposes of the Investment Company Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, RMBS that represent the entire ownership in a pool of mortgage loans and other interests in real estate that constitute qualifying assets in accordance with the U.S. Securities and Exchange Commission, or the SEC, staff guidance and approximately an additional 25% of its assets in other types of mortgages, RMBS, securities of REITs and other real estate-related assets. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific or different guidance, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain our exemption from registering as an investment company under the Investment Company Act. If we or one or more of our subsidiaries fail to qualify for an exemption or exception from the Investment Company Act in the future, we could be required to restructure our activities or the activities of our subsidiaries, including effecting sales of assets in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of our common stock, the sustainability of our business model, and our ability to make distributions. The sale could occur during adverse market conditions, and we could be forced to accept a price below that which we believe is appropriate. In addition, if we or one or more of our subsidiaries fail to maintain compliance with the applicable exemptions or exceptions and we do not have another basis available to us on which we may avoid registration, we may have to register under the Investment Company Act. This could subject us to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification, industry concentration and other matters. The loss of our Investment Company Act exemption would also permit our Manager to terminate our management agreement, which could result in a material adverse effect on our business and results of operations.

Rapid changes in the values of our target assets may make it more difficult for us to qualify and maintain our qualification as a REIT or maintain our exemption from the Investment Company Act.

If the market value or income potential of our target assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase our real estate assets and income or liquidate our non-qualifying assets to qualify and maintain our qualification as a REIT or maintain our exemption from the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets we may own. We may have to make decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

We expect to use leverage in executing our business strategy, which may adversely affect our return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

We expect to use leverage to finance our assets through borrowings from a number of sources, including repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities). The level and sources of our leverage may vary based on the particular characteristics of our asset portfolio, the availability of applicable sources and on market conditions. The amount of leverage we may employ for particular assets will depend upon the availability of financing and our Manager's assessment of the credit and other risks of those assets. The percentage of leverage will vary over time depending on our ability to enter into repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities), available credit limits and financing rates, type and/or amount of collateral required to be pledged and our assessment of the appropriate amount of leverage for the particular assets we are funding.

The capital and credit markets have been experiencing volatility and disruption since 2008. Our access to capital depends upon a number of factors over which we have little or no control, including:

•  general market conditions;

•  the market's view of the quality and liquidity of our assets;

•  the market's perception of our growth potential;

•  our current and potential future earnings and cash distributions; and

•  the market price of shares of our common stock.

In addition, volatility and disruption in the financial markets, the residential mortgage markets and the economy generally could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing.

The return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or increase the cost of our financing relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations.

We may depend on repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing.

We expect to use repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) as a strategy to increase the return on our assets. However, we may not be able to use such leverage for a number of reasons, including if our lenders do not make financing available to us at acceptable rates, our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do, certain of our lenders fail or are otherwise unable to or unwilling to provide financing to us or we determine that leverage would expose us to excessive risk.

Our ability to fund our asset acquisitions may be impacted by our ability to secure repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) on acceptable terms. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing. For example, the term of a repurchase transaction under a master repurchase agreement is typically 30 to 90 days. We can provide no assurance that lenders will be willing or able to provide us with sufficient financing. In addition, because repurchase agreements and warehouse facilities are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. During certain periods of the credit cycle, lenders may curtail their willingness to provide financing. If we are not able to renew our then existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition activities and/or dispose of assets.

It is possible that the lenders that will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our portfolio of assets. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing we will receive under our repurchase agreements and warehouse facilities will be directly related to the lenders' valuation of the assets that secure the outstanding borrowings. Typically, repurchase agreements and warehouse facilities grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time.

The current dislocations in the residential mortgage sector have caused many lenders to tighten their lending standards, reduce their lending capacity or exit the market altogether. Further contraction among lenders, insolvency of lenders or other general market disruptions could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing on attractive terms or at all. This could increase our financing costs and reduce our access to liquidity. If one or more major market participants fails or otherwise experiences a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008 and Lehman Brothers Holdings Inc. in September 2008, it could negatively impact the marketability of all fixed income securities, including our target assets, and this could negatively impact the value of the assets we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

The terms of our indebtedness may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We will use repurchase agreements, warehouse facilities, securitizations and bank credit facilities to finance our asset acquisitions. Our repurchase agreements are uncommitted and the counterparty may refuse to advance funds under the agreements to us. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, the lending institution has the right to initiate a margin call in its sole discretion, which would require us to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral will reduce our liquidity and our ability to make distributions to our stockholders and limit our ability to leverage our assets, which could adversely affect our business and could cause the value of our common stock to decline.

We may be forced to sell assets at significantly depressed prices to meet margin calls, post additional collateral and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price. In the event we do not have sufficient liquidity to meet margin calls and post additional collateral, lending institutions can accelerate repayment of our indebtedness, increase our borrowing rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the U.S. Bankruptcy Code.

In the event of our bankruptcy, our borrowings may qualify for special treatment under the U.S. Bankruptcy Code. This special treatment would allow the lenders under these agreements to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to liquidate the collateral under these agreements without delay. See "—Our rights under our repurchase agreements may be subject to the effects of the bankruptcy laws in the event of our or our lenders' bankruptcy or insolvency under the repurchase agreements."

Further, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, then, as described above, our financial condition could deteriorate rapidly.

We expect that certain of our financing facilities may contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

We expect that certain of our financing facilities may contain restrictions, covenants and representations and warranties that, among other things, may require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect that some of our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

•  incur or guarantee additional debt;

•  make certain investments or acquisitions;

•  make distributions on or repurchase or redeem capital stock;

•  engage in mergers or consolidations;

•  finance mortgage loans with certain attributes;

•  reduce liquidity below certain levels;

•  grant liens or incur operating losses for more than a specified period;

•  enter into transactions with affiliates; and

•  hold mortgage loans for longer than established time periods.

These restrictions may interfere with our ability to obtain financing, including the financing needed to acquire assets necessary for our qualification as a REIT, or to engage in other business activities, which may significantly limit or harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail the returns on our assets.

We expect to be subject to the risks inherent in the use of repurchase agreements.

When we enter into repurchase agreements, we sell mortgage loans or securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders are obligated to resell the same assets back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the assets to the lender is less than the value of those assets (this difference is referred to as the haircut), if the lender defaults on its obligation to resell the same assets back to us we could incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the assets). We could also lose money on a repurchase agreement if the value of the underlying assets has declined as of the end of the term of the agreement, as we would have to repurchase the assets for their initial value but would receive assets worth less than that amount. In addition, repurchase agreements generally allow the counterparties, to varying degrees, to determine a new market value of the collateral to reflect current market conditions. If such counterparties determine that the value of the collateral has decreased, it may initiate a margin call and require us to either post additional collateral to cover such decrease or repay a portion of the outstanding borrowing. We may not have the funds available to satisfy any such margin calls and, in order to obtain cash to satisfy a margin call, we may be required to liquidate assets at a disadvantageous time, which could cause us to incur further losses. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. See "—The terms of our indebtedness may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired." Further, if we default on one of our obligations under a repurchase agreement, the lender may be able to terminate the transaction and cease entering into any other repurchase transactions with us. Repurchase agreements may contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Any losses we incur on our repurchase agreements could adversely affect our earnings and thus our cash available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

Our rights under our repurchase agreements may be subject to the effects of the bankruptcy laws in the event of our or our lenders' bankruptcy or insolvency under the repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

An increase in our borrowing costs relative to the interest we receive on our leveraged assets may adversely affect our profitability and our cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our assets. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between the returns on our assets and the cost of our borrowings. This would adversely affect the returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

Our Manager has not previously completed a securitization of mortgage loans.

Our Manager has not previously completed a securitization of mortgage loans. Through the use of existing resources within Avenue Capital Management, including Ms. Gurley, our Chief Executive Officer and Portfolio Manager, and Mr. Lown, our Chief Investment Officer and Portfolio Manager, the addition of new staff and the use of outside advisers, we believe that our Manager will have access to sufficient resources to complete future securitizations of jumbo mortgage loans acquired for our portfolio. There can be no assurance that our Manager will be able to implement our securitization program successfully, or at all.

Market conditions and other factors may affect our ability to securitize jumbo mortgage loans.

Our ability to complete a securitization of jumbo mortgage loans will be affected by a number of factors, including:

•  conditions in the securities markets, generally, and conditions in the ABS market, specifically;

•  yields of the jumbo mortgage loans we acquire;

•  the credit quality of the jumbo mortgage loans we acquire; and

•  our ability to obtain any necessary credit enhancement.

In recent years, the securitization markets have experienced unprecedented disruptions, and securitization volumes have decreased sharply. Recent conditions in the securitization markets include reduced liquidity, increased risk premiums for issuers, reduced investor demand, financial distress among financial guaranty insurance providers, and a general tightening of credit. These conditions, which may increase our cost of funding, and may reduce or even eliminate our access to the securitization market, may continue or worsen in the future. As a result, these conditions may lead us to be unable to sell securities in the securitization market. Further, our repurchase agreements, warehouse facilities and other financing arrangements may not be adequate to fund the acquisition of sufficient amounts of jumbo mortgage loans until such disruptions in the securitization markets subside. Further or continued disruptions in this market or any adverse change or delay in our ability to access the market could have a material adverse effect on our financial position, liquidity and results of operations. Low investor demand for non-Agency RMBS, including any securities we issue through our securitization program, could force us to hold jumbo mortgage loans until investor demand improves, but our capacity to hold such mortgage loans will not be unlimited. Continuing adverse market conditions could also result in increased costs and reduced margins earned in connection with our planned securitization transactions.

Our ability to execute future securitizations of jumbo mortgage loans could be delayed, limited, or precluded by legislative and regulatory reforms applicable to ABS and the institutions that sponsor, service, rate, or otherwise participate in, or contribute to, the successful execution of a securitization transaction. Other factors could also limit, delay, or preclude our ability to execute securitization transactions. These legislative, regulatory, and other factors could also reduce the returns we would otherwise expect to earn in connection with executing securitization transactions.

In July 2010, President Obama signed into law the Dodd-Frank Act. Provisions of the Dodd-Frank Act require, among other things, significant revisions to the legal and regulatory framework within which ABS, including RMBS, are issued through the execution of securitization transactions. Some of the provisions of the Dodd-Frank Act have become effective or been implemented, while others are in the process of being implemented or will become effective soon. In addition, prior to the passage of the Dodd-Frank Act, the SEC and the FDIC had already published proposed regulations relating to the issuance of ABS, including RMBS and the FDIC's proposed regulations have subsequently become effective. In addition to those described above, additional federal or state laws and regulations that could affect our ability to execute future securitization transactions could be proposed, enacted, or implemented.

On March 21, 2011, proposed implementation rules related to securitization were released, as required by the Dodd-Frank Act. The most impactful provisions relate to (1) the definition of a Qualified Residential Mortgage, or QRM, the type of loan that requires no risk retention, and (2) the amount and acceptable methods of risk retention for sponsors of securitizations of non-QRM loans. As currently written, the proposed rules are open to differing interpretations and have left market participants, including us, confused about how various calculations would work, and trying to figure out what the proposed rules really intend.

It is difficult to predict with certainty how the Dodd-Frank Act and the other regulations that have been proposed will affect our future ability to successfully execute securitizations of mortgage loans, due to, among other things, the fact that federal agencies have not yet finalized all of the regulations implementing the

Dodd-Frank Act. These laws and regulations could effectively preclude us from executing securitization transactions, delay our execution of these types of transactions, or reduce the returns we would otherwise expect to earn from executing securitization transactions.

Other factors, such as (i) accounting standards applicable to securitization transactions and (ii) capital and leverage requirements applicable to banks and other regulated financial institutions that traditionally purchase and hold ABS, could result in less investor demand for securities issued through securitization transactions we plan to execute or increased competition from other institutions that execute securitization transactions.

Rating agencies may affect our ability to execute securitization transactions, or may reduce the returns we would otherwise expect to earn from securitization transactions.

In the past, the rating agencies have played a central role in the securitization markets. Many purchasers of ABS require that a security be rated by the agencies at or above a specific grade before they will consider purchasing it. The rating agencies could adversely affect our ability to execute securitization transactions by deciding not to publish ratings for our securitization transaction (or deciding not to consent to the inclusion of those ratings in the prospectuses we may file with the SEC relating to securitization transactions), or by assigning ratings that are below the thresholds investors require. Further, rating agencies could alter their ratings processes or criteria after we have accumulated jumbo mortgage loans for securitization in a manner that reduces the value of these previously acquired loans or that requires us to incur additional costs to comply with their ratings processes and criteria. Moreover, the ratings agencies have come under heavy criticism for their perceived role in the financial crisis that started in 2008, and as a result their role and business model may change in ways that adversely affect our ability to execute securitization transactions.

Our securitizations will expose us to additional risks.

We may securitize certain of our portfolio assets to generate cash for funding new assets. We expect to structure these transactions either as financing transactions or as sales under GAAP. In each such transaction, we expect to convey a pool of assets to a special purpose vehicle, the issuing entity, and the issuing entity will issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes will be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we will receive the cash proceeds from the sale of non-recourse notes and generally will retain a 100% interest in the equity of the issuing entity. The securitization of our portfolio assets might magnify our exposure to losses on those portfolio assets because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, there can be no assurance that we will be able to access the securitization market, including with respect to our jumbo and other non-conforming loans, or be able to do so at favorable rates. The inability to securitize our asset portfolio could hurt our performance and our ability to grow our business.

If we acquire and subsequently re-sell any mortgage loans, we may be required to repurchase such loans or indemnify investors if we breach representations and warranties.

If we acquire and subsequently re-sell any mortgage loans, we would generally be required to make customary representations and warranties about such loans to the loan purchaser. Residential mortgage loan sale agreements and terms of any securitizations into which we may sell loans will generally require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against an originating broker or correspondent. Repurchased loans are typically worth only a fraction of the original price. Significant repurchase activity could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

If we issue senior securities, we will be exposed to additional risks and holders of our senior securities will have more rights than our stockholders.

If we decide to issue senior debt securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior debt securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any preferred stock, convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

We operate in a highly competitive market and competition may result in reduced risk-adjusted returns.

We operate in a highly competitive market. Our profitability depends, in large part, on Avenue's ability to produce, and our ability to acquire, our target assets at favorable prices. In acquiring our target assets, we will compete with other mortgage REITs, institutional investors, real estate finance companies, savings and loan associations, public, private and mutual funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do, giving them competitive advantages over us. Other REITs may raise significant amounts of capital and may have investment objectives that overlap with ours, which may create additional competition for opportunities to acquire assets. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. Many of our competitors are not subject to the operating constraints associated with REIT qualification compliance or maintenance of an exemption from the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Furthermore, competition for assets of the types and classes that we will seek to acquire may lead the price of such assets to increase, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations, resulting in fewer acquisitions of assets, higher prices, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may negatively affect our operating results, which, in turn, could negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on the communications and information systems of Avenue Capital Management and its affiliates. Any failure or interruption of these systems could cause delays or other problems in our asset acquisitions, asset monitoring and securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders. In addition, if we lose access to Avenue's systems because of a termination of our management agreement or otherwise, we would need to replace such systems or gain access to comparable systems, the cost of which may be significant.

We may enter into hedging transactions that could expose us to contingent liabilities in the future.

Subject to qualifying and maintaining our qualification as a REIT, part of our strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may materially adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to qualifying and maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•  the duration of the hedge may not match the duration of the related liability;

•  the amount of income that a REIT may earn from certain hedging transactions (other than through TRSs) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

•  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•  the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, which may be costly and challenging.

After we become a public company, our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management's assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which our registration statement becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent registered public accounting firm that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and incur significant expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Compliance with changing regulations relating to corporate governance and public disclosure will result in increased compliance costs and pose challenges for our management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act, SEC regulations and NYSE listed company rules, have created uncertainty for public companies and significantly increased the compliance requirements, costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Many aspects of the Dodd-Frank Act are subject to rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact on us and, more generally, the financial services and mortgage industries. Additionally, we cannot predict whether there will be additional proposed laws or reforms that would affect us, whether or when such changes may be adopted, how such changes may be interpreted and enforced or how such changes may affect us. However, the costs of complying with any additional laws or regulations could have a material adverse effect on our financial condition and results of operations.

Our risk management efforts may not be effective.

We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk and other market-related risks, as well as operational risks related to our business, assets and liabilities. Our risk management policies, procedures and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks we have identified or to identify additional risks to which we may become subject in the future.

We could be harmed by misconduct or fraud that is difficult to detect.

We are exposed to risks relating to misconduct by employees of Avenue Capital Management and its affiliates, contractors used by our Manager or other third parties with whom we have relationships. For example, employees of Avenue Capital Management and its affiliates could execute unauthorized transactions; use our assets improperly or without authorization; perform improper activities; use confidential information for improper purposes; or mis-record or otherwise try to hide improper activities from us. This type of misconduct can be difficult to detect and if not prevented or detected could result in claims or enforcement actions against us or losses. Accordingly, misconduct by employees, contractors or others could subject us to financial losses or regulatory sanctions and seriously harm our reputation. Our controls may not be effective in detecting this type of activity.

Inadvertent errors could subject us to financial loss, litigation or regulatory action.

Inadvertent errors could subject us to financial losses, claims or enforcement actions. These types of errors could include, but are not limited to, mistakes in executing, recording or reporting transactions we enter into. Inadvertent errors expose us to the risk of material losses until the errors are detected and remedied prior to the incurrence of any loss. The risk of errors may be greater for business activities that are new for us or have non-standardized terms.

Our business may be adversely affected if our reputation, the reputation of our Manager, Avenue Capital Management or their affiliates, or the reputation of counterparties with whom we associate, is harmed.

Our business is subject to significant reputational risks. If we fail, or appear to fail, to address various issues that may affect our reputation, our business could be harmed. We may also be harmed by reputational issues facing our Manager, Avenue Capital Management or their affiliates. Issues could include real or perceived legal or regulatory violations or be the result of a failure in governance, risk-management, technology or operations. Similarly, market rumors and actual or perceived association with counterparties whose own reputation is under question could harm our business. Claims of employee misconduct, wrongful termination, adverse publicity, conflict of interests, ethical issues or failure to protect private information could also cause significant reputational damages. Such reputational damage could result not only in an immediate financial loss, but could also result in a loss of business relationships, the ability to raise capital and the ability to access liquidity through borrowing facilities.

We may be subject to fines or other penalties based upon the conduct of lenders from which we acquire mortgage loans.

The lenders through which we plan to obtain jumbo mortgage loans are subject to strict and evolving consumer protection laws and other legal obligations. While these laws may not explicitly hold us responsible for the legal violations of these third parties, federal and state agencies and private litigants have increasingly sought to impose such liability. In addition, various regulators and plaintiffs' lawyers have sought to hold assignees of mortgage loans liable for the alleged violations of the originating lender under theories of express or implied assignee liability. Accordingly, we may be subject to fines, penalties or civil liability based upon the conduct of independent mortgage brokers or originating lenders from whom we acquire mortgage loans.

The purchase of mortgage loans in the secondary market may, in some circumstances, require us to maintain various state licenses and failure to obtain those licenses may adversely affect our securitization program.

The purchase of mortgage loans in the secondary market may, in some circumstances, require us to maintain various state licenses. We could be delayed in conducting our planned business as a result of these licensure requirements. There is no assurance that we will be able to obtain all of the licenses we need or that we will not experience significant delays in obtaining these licenses. Once licenses are issued, we will be required to comply with various information reporting and other regulatory requirements to maintain those licenses, and there is no assurance that we will be able to satisfy those requirements on an ongoing basis. Our failure to obtain or maintain required licenses may restrict our planned securitization and could harm our business and expose us to penalties or other claims.

Risks Associated with Our Management and
Our Relationship with Our Manager and Avenue Capital Management

We are dependent on our Manager and the senior investment professionals of Avenue Capital Management who serve as our officers and officers of our Manager, as well as certain members of our Manager's Investment Committee, for our success, and we may not find a suitable replacement for our Manager if our management agreement is terminated, or if key personnel leave the employment of Avenue Capital Management or otherwise become unavailable to us.

We have no separate facilities and are completely reliant on our Manager and Avenue Capital Management for our day-to-day management. Our Manager has significant discretion as to the implementation of our acquisition and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager and Avenue Capital Management.

The executive officers of our Manager and certain senior investment professionals of Avenue Capital Management will evaluate, negotiate, structure, close and monitor our acquisitions of assets, and our success will depend on their continued service. The departure of any of these individuals or the failure of our Manager or Avenue Capital Management to attract and retain key personnel could have a material adverse effect on our performance.

In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to Avenue Capital Management's principals and professionals. It is possible that in the future our Manager could be internalized by another entity or by us. In the event of an internalization of our Manager, there can be no assurance that any of Avenue Capital Management's principals or personnel would remain with our Manager or its affiliates or that we would continue to have access to them.

The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. If our management agreement is terminated and no suitable replacement is found to manage us or we are unable to find a suitable replacement on a timely basis, we may not be able to execute our business plan. Initially, we will have no employees.

Each of our officers and non-independent directors is also an employee of Avenue Capital Management or one of its affiliates, and most of them have responsibilities and commitments in addition to their responsibilities to us. Avenue Capital Management is not obligated to dedicate any of its personnel exclusively to our Manager or to us, nor is it or its personnel obligated to dedicate any specific portion of its or their time to our business. Our Manager is not prohibited from serving as the manager or adviser to another entity. Our Manager maintains a contractual as opposed to fiduciary relationship with us. No assurances can be given that our Manager will act in our best interests with respect to the allocation of personnel, services and resources to our business. The failure of any of the key personnel of our Manager or Avenue Capital Management to service our business with the requisite time and dedication could materially and adversely affect our ability to execute our business plan.

In addition, we will rely on the resources of Avenue Capital Management in the implementation and execution of our business strategy. In particular, we and our Manager will depend on Avenue Capital Management's established operational platform to execute our business strategy. Our Manager will also have access to, among other things, Avenue Capital Management's information technology, office space, legal, marketing and other back office functions. We offer no assurance that we and our Manager will continue to have access to Avenue Capital Management's operational platform and if this platform becomes unavailable to us, we may not be able to execute our business plan. All of these factors increase the uncertainty and risk of investing in our common stock.

There are conflicts of interest in our relationship with our Manager, Avenue Capital Management and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.

We are dependent on our Manager for our day-to-day management, and we do not have any independent officers or employees. Each of our officers and the officers of our Manager is also an employee of Avenue Capital Management or one of its affiliates. Our management agreement with our Manager and the services agreement between our Manager and Avenue Capital Management were negotiated between related parties and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they were negotiated on an arm's-length basis with unaffiliated third parties. In addition, the ability of our Manager,

Avenue Capital Management and their respective officers and personnel to engage in other business activities, including the management of other entities, may reduce the time our Manager, Avenue Capital Management and their respective officers and personnel spend managing us. Furthermore, although our independent directors have the ability to terminate our management agreement in the case of a material breach of a term of the agreement by our Manager, our independent directors may be less willing to enforce vigorously the provisions of our management agreement against our Manager because the loss of the key personnel provided to us pursuant to our management agreement would have an adverse effect on our operations. Furthermore, the termination of the services agreement or the loss of any of the key personnel of Avenue Capital Management and its affiliates would have an adverse effect on certain aspects of our business.

Avenue Capital Management and its affiliates manage, and expect to continue to manage, other funds, accounts and vehicles that may have strategies that in some cases are similar to, or that overlap with, our strategy. Our Manager, Avenue Capital Management and their affiliates, will make available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with their investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate in all such opportunities with the other accounts managed or advised by Avenue Capital Management and its affiliates. Avenue Capital Management's investment and risk management group (headed by its chief risk officer) and its compliance group (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, this investment allocation policy.

Because some of the assets we intend to acquire are typically available only in specified quantities and may also be targeted assets for certain other accounts or vehicles managed by Avenue Capital Management and its affiliates, Avenue Capital Management and its affiliates, including our Manager, may not be able to buy as much of these assets as required to satisfy the needs of all their accounts. In these cases, the investment allocation policy described above typically allocates such assets to multiple accounts in proportion to their needs and available capital. The policy permits departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. In addition, accounts in start-up mode may be given priority over and above the proportion of available capital. A departure from this policy would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies that our Manager expects to apply to the management of our company include controls for cross transactions (transactions between accounts managed by our Manager, Avenue Capital Management or any of their affiliates), principal transactions (transactions between our Manager, Avenue Capital Management, or any of their affiliates and an account or vehicle managed by them), investments in other accounts managed by our Manager, Avenue Capital Management or any of their affiliates and split price executions.

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of Core Earnings, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

Our management agreement with our Manager was not negotiated on an arm's-length basis and may not be as favorable to us as if it had been negotiated with unaffiliated third parties. We generally may not terminate or elect not to renew our management agreement, even in the event of our Manager's poor performance, without having to pay substantial termination fees.

Each of our officers and non-independent directors is also an employee of our Manager and/or one of its affiliates. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. We may also choose not to enforce, or to enforce less vigorously, certain of our rights under our management agreement in an effort to maintain our ongoing relationship with our Manager and Avenue, as the case may be.

Termination of our management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager's performance and the management fees annually and, following the initial term, our management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than shares held by our Manager and its affiliates), based upon: (1) our Manager's unsatisfactory performance that is materially detrimental to us, or (2) based upon a determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide our Manager with 180 days' prior notice of any such termination. We generally may not terminate or elect not to renew our management agreement, even in the event of our Manager's poor performance, without having to pay substantial termination fees. Upon a termination without cause or non-renewal of the management agreement by us, our management agreement provides that we will pay our Manager a termination fee equal to            times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our Manager during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. These provisions may increase the cost to us of terminating our management agreement and adversely affect our ability to terminate our Manager without cause.

Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, our management agreement is automatically renewable on an annual basis; provided, however, that our Manager may terminate our management agreement annually upon 180 days' prior notice. If our management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to our management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager also serve as officers of our company, such officers will owe us duties under Maryland law in their capacity as officers of our company). Under the terms of our management agreement, our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders or partners for acts or omissions performed in accordance with and pursuant to our management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under our management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. In addition, we have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to our management agreement.

Our Board of Directors will approve very broad investment guidelines for our Manager and will not approve each acquisition decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our Board of Directors will periodically review our compliance with our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed acquisitions or any type or category of asset, and there are no limits on the amounts that our Manager may invest on our behalf without seeking the prior approval of our Board of Directors. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our Board of Directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper for us, which could result in returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions and acquisitions made by our Manager may not fully reflect the best interests of our stockholders.

Our Manager's failure to make investments on favorable terms that satisfy our asset acquisition strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our asset acquisition objectives depends on our ability to grow, which depends, in turn, on the management team of our Manager and its ability to identify and to make asset acquisitions on favorable terms that meet our asset acquisition criteria as well as on our access to financing on acceptable terms. Our ability to grow is also dependent upon our Manager's ability to successfully hire, train, supervise and manage new personnel. We may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Assets

We may face difficulties in acquiring, financing and selling jumbo mortgage loans.

In the aftermath of the global credit crisis, the market for non-conforming loans, including jumbo mortgage loans, has been and continues to be particularly negatively affected. For example, according to Inside Mortgage Finance, in 2010, excluding Agency super conforming loans, only $87 billion of jumbo mortgage loans were originated, down from a 2003 peak of $650 billion (which includes mortgage loans that are currently classified as Agency super conforming loans). Additionally, given current market conditions, it may be difficult and expensive to obtain financing for jumbo mortgage loans. Furthermore, given the current illiquidity in the market for jumbo mortgage loans, to the extent that we desire or are forced to sell jumbo mortgage loans, we could incur significant losses on our sale of such loans or we may not even be able to sell such loans at any price.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. For example, the economic downturn and the significant government interventions into the financial markets and fiscal stimulus spending over the last several years have contributed to significantly increased U.S. budget deficits. This upward pressure on U.S. budget deficits has the potential to put upward pressure on U.S. interest rates. In addition, while market participants expect the U.S. Federal Reserve to abandon its low interest rate policy at some point, it is very difficult, if not impossible, to predict the timing or implications of the U.S. Federal Reserve's rate hikes. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect our income and the value of our common stock. It is possible that we will not accurately anticipate the future interest rate environment and our business may be harmed by our inability to accurately anticipate the developments on the interest rate front.

Prepayment rates may adversely affect the value of our portfolio of assets.

The value of our assets may be affected by prepayment rates on mortgage loans. If we acquire mortgage loans and mortgage-related securities, we anticipate that the mortgage loans or the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage loans or mortgage-related securities may reduce the expected yield on such loans or securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans more slowly than expected, the decrease in corresponding prepayments on the mortgage loans or mortgage-related securities may reduce the expected yield on such loans or securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates.

Our Manager will compute the projected weighted average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when RMBS secured by hybrid or fixed rate loans are acquired with borrowings, we may, but are not required to, enter into interest rate swap agreements or other hedging instruments that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed rate portion of the RMBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed rate portion of the RMBS. However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed rate portion of the related RMBS could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid or fixed rate RMBS would remain fixed. This situation may also cause the market value of our hybrid or fixed rate RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Interest rate mismatches between our assets and any borrowings used to fund purchases of our assets may reduce our income during periods of changing interest rates.

We expect that some of our assets will be fixed-rate securities or will have a fixed-rate component (such as hybrid mortgage loans and RMBS). This means that the interest we earn on these assets will not vary over time based upon changes in a short-term interest rate index. Although the interest we earn on our adjustable-rate mortgage loans and RMBS generally will adjust for changing interest rates, the interest rate adjustments may not occur as quickly as the interest rate adjustments contained in our borrowings. Therefore, to the extent we finance our assets, the interest rate indices and repricing terms of our assets and their funding sources will create an interest rate mismatch between our assets and liabilities. Additionally, our adjustable-rate RMBS will generally be subject to interest rate caps, which potentially could cause such RMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. This issue will be magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. The use of interest rate hedges also will introduce the risk of other interest rate mismatches and exposures, as will the use of other financing techniques. During periods of changing interest rates, these mismatches could cause our business, financial condition and results of operations and ability to make distributions to our stockholders to be materially adversely affected.

The mortgage loans that we will acquire, and the mortgage loans underlying the non-Agency RMBS that we will acquire, are subject to delinquency, foreclosure and loss.

We plan to acquire prime non-conforming jumbo mortgage loans and, to a lesser extent, other non-conforming loans. These mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of borrowers to repay these mortgage loans is dependent upon the income or assets of each borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to repay their loans. In addition, we intend to acquire non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government.

In addition, rising interest rates may increase the credit risks associated with certain residential real estate loans, such as adjustable-rate and hybrid mortgage loans and RMBS. Accordingly, when short-term interest rates rise, required monthly payments from homeowners will rise under the terms of these mortgages, and this may increase borrowers' delinquencies and defaults.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Our expected acquisition of mortgage loans and non-Agency RMBS also subjects us to the risks of residential real estate and residential real estate-related investments, including, among others:

•  continued declines in the value of residential real estate;

•  risks related to general and local economic conditions;

•  possible lack of availability of mortgage funds for borrowers to refinance or sell their homes;

•  overbuilding;

•  the general deterioration of the borrower's ability to keep a rehabilitated sub-performing or non-performing mortgage loan current;

•  increases in property taxes and operating expenses;

•  changes in zoning laws;

•  costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

•  casualty or condemnation losses;

•  uninsured damages from floods, earthquakes or other natural disasters;

•  limitations on and variations in rents;

•  fluctuations in interest rates;

•  fraud by borrowers, originators and/or sellers of mortgage loans;

•  undetected deficiencies and/or inaccuracies in underlying mortgage loan documentation and calculations; and

•  failure of the borrower to adequately maintain the property, particularly during times of financial difficulty. To the extent that assets underlying our acquisitions are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. Additionally, we may be required to foreclose on a mortgage loan and such actions would subject us to greater concentration of the risks of the residential real estate markets and risks related to the ownership and management of real property.

Our mortgage loans and non-Agency RMBS are subject to risks particular to real property.

We expect to own assets secured by real estate and may own real estate directly in the future upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•  adverse changes in national and local economic and market conditions, such as an oversupply of housing;

•  changes in demographics;

•  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•  the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Our subordinated RMBS assets may be in the "first loss" position, subjecting us to greater risk of losses.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the issuing trust, and then by the "first loss" subordinated security holder and then by the "second loss" mezzanine holder. In the event of default and the exhaustion of any classes of securities junior to those which we may acquire and there is any further loss, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related RMBS, the securities which we may acquire may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying RMBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

We may acquire non-Agency RMBS collateralized by Alt-A and subprime mortgage loans, which are subject to increased risks.

We may acquire non-Agency RMBS backed by collateral pools containing non-conforming loans that have been originated using underwriting standards that are less strict than those used in underwriting conforming mortgage loans. These lower standards permit mortgage loans made to borrowers having impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, Alt-A and subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of higher delinquency rates and losses associated with Alt-A and subprime mortgage loans, the performance of non-Agency RMBS backed by these types of loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our portfolio of assets.

Our success depends on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans, including the mortgage loans that underlie our assets. Changes in interest rates and prepayments affect the market price of the assets that we intend to purchase and any asset that we hold at a given time. As part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio of assets. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (1) assess the market value of our portfolio of assets, (2) implement our hedging strategies and (3) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

We expect to focus primarily on acquiring mortgage-related assets by purchasing mortgage loans, RMBS and other mortgage-related assets. In a normal yield curve environment, some of these types of assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with these assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline, and the duration and weighted-average life of the assets could increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these securities.

Market values of our assets may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, increases or expected increases in voluntary prepayments for those assets that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets, net of credit losses, and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. The severity of any such decrease would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase.

The failure of any servicer to effectively service our portfolio of mortgage loans would materially and adversely affect us.

Should any of our servicers experience financial or operational difficulties, it may not be able to perform these services or these services may be curtailed, including any obligation to advance payments of amounts due from delinquent loan obligors. For example, typically a servicer's obligation to make advances on behalf of a delinquent loan obligor is limited to the extent that it does not expect to recover the advances from the ultimate disposition of the collateral pledged to secure the loan. In addition, as with any external service provider, we are subject to the risks associated with inadequate or untimely services for other reasons such as fraud, negligence, errors, miscalculations or other reasons. The ability of any servicer to effectively service our portfolio of mortgage loans is critical to our success, particularly given our strategy of maximizing the high-quality nature of our assets. The failure of any servicer to effectively service our portfolio of mortgage loans would adversely impact our business, financial condition, liquidity, results of operations and our ability to make distributions to our stockholders.

Some of the assets in our portfolio will be recorded at fair value (as determined in accordance with our pricing policy as approved by our Board of Directors) and, as a result, there will be uncertainty as to the value of these assets.

Some of the assets in our portfolio will be in the form of securities that are not publicly traded. The fair value of securities and other assets that are not publicly traded may not be readily determinable. We will value these assets quarterly at fair value, as determined in accordance with GAAP, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these assets were materially higher than the values that we ultimately realize upon their disposal.

Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Our reported GAAP financial results are likely to differ from the taxable income results that drive our dividend distribution requirements and, therefore, our GAAP results may not be an accurate indicator of future taxable income and dividend distributions.

Our financial results are determined and reported in accordance with GAAP. The amount of dividends we are required to distribute is driven by the determination of our income in accordance with the Internal Revenue Code rather than GAAP. Generally, the cumulative income we report on an asset will be the same for GAAP and tax purposes, although the timing of this recognition over the life of the asset could be materially different. Furthermore, there are certain permanent differences in the recognition of certain expenses under the respective accounting principles applied for GAAP and tax, and these differences could be material. Thus, the amount of GAAP earnings reported in any given period may not be indicative of future dividend distributions.

Our minimum dividend distribution requirements are determined under U.S. federal income tax laws applicable to REITs and are based on our taxable income as calculated for tax purposes pursuant to the Internal Revenue Code. Note that our Board of Directors may also decide to distribute more than is required based on these determinations.

Our Manager will utilize analytical models and data in connection with the valuation of our assets, and any incorrect, misleading or incomplete information used in connection therewith would subject us to potential risks.

Given the complexity of our acquisitions and strategies, our Manager must rely heavily on analytical models (both proprietary models developed by Avenue and those supplied by third parties) and information and data supplied by third parties, or models and data. Models and data will be used to value assets or potential assets and also in connection with hedging our acquisitions. In the event models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on incorrect models and data, especially valuation models, our Manager may be induced to buy certain assets at prices that are too high, to sell certain other assets at prices that are too low or to miss favorable opportunities altogether. Similarly, any hedging based on faulty models and data may prove to be unsuccessful.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our assets and harm our operations.

We believe the risks associated with our business will be more severe during periods of economic slowdown or recession, especially if these periods are accomplished by declining real estate values. Our non-Agency RMBS acquisitions will be particularly sensitive to these risks.

Declining real estate values will likely reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. In addition, adverse changes in the real estate market increase the probability of default, as the incentive of the borrower to retain and protect equity in the property declines. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to acquire, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our stockholders.

We are subject to counterparty risk and may be unable to seek indemnity or require our counterparties to repurchase mortgage loans if they breach representations and warranties, which could cause us to suffer losses.

When we purchase loans, our counterparty will typically make customary representations and warranties about such loans to us. Our residential mortgage loan purchase agreements may entitle us to seek indemnity or demand repurchase or substitution of the loans in the event our counterparty breaches a representation or warranty given to us. However, there can be no assurance that our mortgage loan purchase agreements will contain appropriate representations and warranties, that we will be able to enforce our contractual right to repurchase or substitution, or that our counterparty will remain solvent or otherwise be able to honor its obligations under our mortgage loan purchase agreements. Our inability to obtain indemnity or require repurchase of a significant number of loans could harm our business, financial condition, liquidity, results of operations and our ability to make distributions to our stockholders.

We may be exposed to environmental liabilities with respect to properties to which we take title, which may in turn decrease the value of the underlying properties.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected. In addition, an owner or operator of real property may become liable under various federal, state and local laws, for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage-related assets held by us.

Risks Related to Our Common Stock

There is currently no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Shares of our common stock are newly issued securities for which there is no established trading market. We expect that our common stock will be approved for listing on the NYSE, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering and may fall below the initial public offering price. Some of the factors that could negatively affect our share price include:

•  actual or anticipated variations in our quarterly operating results;

•  changes in our earnings estimates or publication of research reports about us or the real estate industry;

•  increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•  changes in market valuations of similar companies;

•  adverse market reaction to any increased indebtedness we incur in the future;

•  changes in credit markets;

•  additions to or departures of our Manager's or Avenue Capital Management's key personnel;

•  actions by stockholders;

•  any hedging or arbitrage trading activity in shares of our common stock;

•  regulatory changes affecting our industry generally or our business;

•  speculation in the press or investment community; and

•  general market and economic conditions.

Future issuances and sales of shares of our common stock may depress the market price of our common stock or have adverse consequences for our stockholders.

We are offering the shares of our common stock as described in this prospectus. In addition, we expect that we will sell          shares of our common stock to our Manager and its affiliates in a concurrent private placement, at the initial public offering price per share. Our 2011 Equity Incentive Plan provides for the issuance of up to an aggregate of          shares of our common stock. Each independent director will receive          shares of our restricted common stock upon completion of this offering pursuant to our 2011 Equity Incentive Plan.

We, our executive officers and directors, our Manager and the purchasers in the concurrent private placement will enter into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the representative of the underwriters, offer, sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus (subject to extension under certain circumstances). At any time and without public notice, the representative of the underwriters may in its sole discretion release some or all of the securities from these lock-up agreements.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

Also, we may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders' interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We generally intend over time to pay quarterly dividends to our stockholders in an amount equal to our taxable income. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our Board of Directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our Board of Directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•  the profitability of the assets acquired with of the net proceeds of this offering and the concurrent private placement;

•  our ability to make profitable acquisitions;

•  margin calls or other expenses that reduce our cash flow;

•  defaults in our asset portfolio or decreases in the value of our portfolio; and

•  anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. Although we do not intend to do so, we are permitted to pay distributions from borrowings or the sale of assets. In addition, some of our distributions may include a return in capital.

Risks Related to Our Organization and Structure

Certain provisions in our charter and certain provisions of Maryland law could inhibit changes in control.

Certain provisions in our charter and certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares.

We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder" (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of our then outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our Board of Directors and approved by the affirmative vote of at least (1) eighty percent of the votes entitled to be cast by holders of outstanding shares of our voting stock; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if, among other conditions, our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL also do not apply to business combinations that are approved or exempted by the Board of Directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has by resolution exempted (1) business combinations between us and Avenue or our Manager or any of their affiliates or associates and (2) business combinations between us and any person, provided that such business combination is first approved by our Board of Directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, Avenue Capital Management, our Manager or any of their respective affiliates or associates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The "control share" provisions of the MGCL provide that, subject to certain exceptions, holders of "control shares" of a Maryland corporation (defined as shares that, when aggregated with other shares owned or controlled by the stockholder, entitle the stockholder to direct (other than solely by virtue of a revocable proxy) one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of issued and outstanding "control shares") are not entitled to vote with respect to the control shares except to the extent approved by the stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The "unsolicited takeover" provisions of the MGCL permit our Board of Directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not currently have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we elect, upon closing this offering, to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our Board of Directors. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations," "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Control Share Acquisitions" and "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Subtitle 8."

In addition, see "—Risks Related to Our Taxation as a REIT—Our ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their stock" for additional information.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter permits our Board of Directors to authorize us to issue additional shares of our authorized but unissued common or preferred stock. In addition, a majority of our entire Board of Directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any authorized but unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our rights and your rights to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

As permitted by Maryland law, our charter limits the liability of our directors and officers for money damages in suits by us or on behalf of our stockholders, except for liability resulting from:

•  Actual receipt of an improper benefit or profit in money, property or services; or

•  a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to obligate ourselves to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law.

Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, who is made, or threatened to be made, a party to any proceeding because of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See "Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws—Indemnification and Limitation of Liability of Directors and Officers."

Risks Related to Our Taxation as a REIT

Your investment has various U.S. federal income tax risks.

Although the provisions of the Internal Revenue Code relevant to your investment are generally described in "Material U.S. Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

Our failure to qualify as a REIT would subject us to U.S. federal income tax, which could adversely affect the value of the shares of our common stock and would substantially reduce the cash available for distribution to our stockholders.

We believe that we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and we intend to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2011. However, we cannot assure you that we will qualify and remain qualified as a REIT. In connection with this offering, we will receive an opinion from Hunton & Williams LLP that, commencing with our short taxable year ending December 31, 2011, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our intended method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2011 and subsequent taxable years. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP's opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, given the complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the potential tax treatment of investments we make, and the possibility of future changes in our circumstances, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any calendar year, we would be required to pay U.S. federal income tax (and any applicable state and local tax), including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income (although such dividends received by U.S. taxpayers taxed at individual rates generally would be subject to a preferential rate of taxation through December 31, 2012). Further, if we fail to qualify as a REIT, we might need to borrow money or sell assets in order to pay any resulting tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required under U.S. federal tax laws to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT was subject to relief under federal tax laws, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

Complying with REIT requirements may cause us to forego or liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

For example, we must ensure that at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain

RMBS. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, TRS securities, and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more TRSs. Generally, if we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and becoming subject to U.S. federal income tax (and any applicable state and local taxes) on all of our income. As a result, we may be required to liquidate from our portfolio otherwise attractive investments or contribute such investments to a TRS. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•  85% of our REIT ordinary income for that year;

•  95% of our REIT capital gain net income for that year; and

•  any undistributed taxable income from prior years.

We intend to distribute our taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, we are not required to distribute the taxable income of any TRS unless it distributes its income to us.

Our taxable income may substantially exceed our net income as determined based on GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. For example, we may be required to accrue interest and discount income on mortgage loans, RMBS, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Furthermore, we may be required under the terms of the indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize taxable income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow then taxable income in a particular year. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, sell assets, make taxable distributions of our stock or debt securities or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, any TRSs we form will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to stockholders. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through TRSs. Any taxes paid by such TRSs would decrease the cash available for distribution to our stockholders.

The failure of mortgage loans or RMBS subject to a reverse repurchase agreement to qualify as real estate assets would adversely affect our ability to qualify as a REIT.

We intend to enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that for U.S. federal income tax purposes these transactions will be treated as secured debt and we will be treated as the owner of the assets that are the subject of any such agreement notwithstanding that such repurchase agreements may transfer record ownership of such assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we do not own the assets during the term of the reverse repurchase agreement, in which case we could fail to qualify as a REIT.

The "taxable mortgage pool" rules may increase the taxes that we or our stockholders may incur and may limit the manner in which we effect future securitizations.

Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have "excess inclusion income." We may also have excess inclusion income if we own a residual interest in a REMIC. Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In addition, to the extent that our common stock is owned in record name by tax-exempt "disqualified organizations," such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax at the highest rate on a portion of any excess inclusion income. Because this tax generally would be imposed on us, all of our stockholders, including stockholders that are not disqualified organizations, generally would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. Our charter will prohibit disqualified organizations from holding our stock. To the extent that stock owned by "disqualified organizations" is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the stock held by the broker/dealer or other nominee on behalf of the "disqualified organizations." A RIC, common trust fund or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are "disqualified organizations."

We could also face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. Moreover, if we were to fail to qualify as a REIT, any taxable mortgage pool securitizations would be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated U.S. federal corporate income tax return. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Our recognition of "phantom" income may reduce a stockholder's after-tax return on an investment in our common stock.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. For example, we may acquire RMBS or mortgage loans in the secondary market for less than their face amount. The amount of such discount will generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made or when we dispose of the debt instrument, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. Furthermore, if we acquire any RMBS or mortgage loans that are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular RMBS or mortgage loan are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. In addition, if we sell a RMBS or mortgage loan for less than our purchase price plus any market discount or original issue discount we had previously reported as income, we would recognize a capital loss that could not be used to offset the ordinary income we previously recognized.

Similarly, some of the RMBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such RMBS will be made. If such RMBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

As a result, stockholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a stockholder's after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge. Our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

Our ownership of and relationship with any TRSs that we form will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT's total assets may consist of stock or securities of one or more TRSs. A domestic TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's length basis. Any domestic TRS that we may form will pay federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us unless necessary to maintain our REIT qualification.

Our ability to invest in and dispose of TBAs could be limited by the requirements necessary to qualify as a REIT, and we could fail to qualify as a REIT as a result of these investments.

We may agree to purchase or sell TBAs primarily for purposes of managing interest rate and yield spread risks associated with our Agency RMBS. We may also acquire long positions in TBAs because we find them attractive on their own. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we will dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of long positions in TBAs will be qualifying income for the 75% gross income test.

Until we receive a favorable private letter ruling from the IRS or we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBAs and any non-qualifying assets to no more than 25% of our assets at the end of any calendar quarter. Further, until we receive a favorable private letter ruling from the IRS or we are advised by counsel that income and gains from the disposition of long positions in TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of long positions in TBAs and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of long positions in TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of long positions in TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter, (ii) the value of our TBAs issued by any one issuer exceeds 5% of our total assets at the end of any calendar quarter, or (iii) our income and gains from the disposition of long positions in TBAs, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from "qualified dividends" payable to domestic stockholders taxed at individual rates has been reduced by legislation to 15% through the end of 2012. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends treated as qualified dividend income, which could adversely affect the value of the stock of REITs, including our common stock.

We may pay taxable dividends in cash and common stock, in which case stockholders may sell shares of our common stock to pay tax on such dividends, placing downward pressure on the market price of our common stock.

We may distribute taxable dividends that are payable in cash and common stock at the election of each stockholder. Under Internal Revenue Service Revenue Procedure 2010-12, up to 90% of any such taxable dividend paid with respect to our 2011 taxable year could be payable in shares of our common stock. We will not be eligible to utilize Revenue Procedure 2010-12 with respect to our common stock unless and until our common stock becomes publicly traded. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, the applicable withholding agent may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we utilize Revenue Procedure 2010-12 and a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock. Further, although Revenue Procedure 2010-12 applies only to taxable dividends payable in cash and stock with respect to our 2011 taxable year, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and our stock in later years or, with respect to our common stock, unless and until our common stock becomes publicly traded. Moreover, various tax aspects of taxable cash/stock dividends are uncertain and have not yet been addressed by the Internal Revenue Service. No assurance can be given that the Internal Revenue Service will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met. We currently do not intend to pay taxable dividends payable in cash and our stock.

Our ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their stock.

In order for us to qualify as a REIT for each taxable year after 2011, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to assist us in qualifying as a REIT, among other purposes, ownership of our stock by any person is generally limited to 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their common stock over the then-prevailing market price or which holders might believe to be otherwise in their best interests.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, the value of such securities, and also to what extent those securities constitute qualified real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% gross income test. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Risks Related to Accounting

Over time, accounting principles, conventions, rules, and interpretations may change, which could affect our reported GAAP and taxable earnings, and stockholders' equity.

Accounting rules for the various aspects of our business change from time to time. Changes in GAAP, or the accepted interpretation of these accounting principles, can affect our reported income, earnings, and stockholders' equity. In addition, changes in tax accounting rules or the interpretations thereof could affect our taxable income and our dividend distribution requirements.

Certain of our derivative and hedging transactions may fail to qualify for hedge accounting treatment.

We intend to record derivative and hedging transactions in accordance with GAAP. Under GAAP, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the definition of a derivative, we fail to satisfy hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Our financial statements will require the use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates, judgments and assumptions prove to be inaccurate.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on our financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management's judgment include, but will not be limited to assessing the adequacy of the allowance for loan losses and determining the fair value of the mortgage loans, RMBS and other mortgage-related assets we acquire. These estimates, judgments and assumptions are inherently uncertain, and, if they prove to be wrong, we face the risk that charges to income will be required. Any such charges could significantly harm our business, financial condition, results of operations and the price of our common stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Use of Estimates" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," "will" or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•  our business and asset acquisition strategy, including our ability to acquire a sufficient volume of jumbo mortgage loans that meet our standards;

•  our projected financial and operating results;

•  the availability of attractive risk-adjusted assets in mortgage loans and other mortgage-related assets that satisfy our objectives and asset acquisition strategy;

•  our ability to obtain and maintain financing arrangements, including repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) and the terms of such arrangements;

•  our ability to complete securitizations of jumbo mortgage loans;

•  our expected leverage levels;

•  market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

•  actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of those actions, initiatives and changes;

•  general volatility of the securities markets in which we participate;

•  our expected portfolio of high quality assets and changes in the composition of our portfolio of assets;

•  changes in the value of our assets;

•  interest rate mismatches between our target assets and any borrowings used to fund such assets;

•  changes in interest rates and the market value of our target assets;

•  changes in prepayment rates on our target assets;

•  prepayments of our mortgage loans and the mortgage loans underlying our RMBS;

•  the performance, financial condition and liquidity of borrowers;

•  rates of default or decreased recovery rates on our expected portfolio of high credit quality assets;

•  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•  effects of interest rate cap agreements on our adjustable-rate investments;

•  impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•  our ability to qualify and maintain our qualification as a REIT;

•  our ability to maintain our exemption from registration under the Investment Company Act;

•  availability of opportunities to acquire our target assets, including from Avenue and its affiliates;

•  availability of qualified personnel;

•  estimates relating to our ability to make distributions to our stockholders in the future;

•  our understanding of our competition; and

•  use of the proceeds of this offering and the concurrent private placement.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and the estimated offering and organizational expense payable by us, will be approximately $      million (based on the initial public offering price of $      per share set forth on the cover of this prospectus). We estimate that our net proceeds from this offering will be approximately $      million if the underwriters fully exercise their over-allotment option. In addition, we estimate that the net proceeds from our concurrent private placement will be approximately $      million (based on the assumed sale by us of               shares of our common stock to our Manager and certain of its affiliates at a price per share equal to the initial public offering price of $     per share set forth on the cover of this prospectus).

We intend to use substantially all of the net proceeds of this offering and our concurrent private placement to acquire Agency RMBS and, to a lesser extent, jumbo mortgage loans. We expect that at least 85% of the net proceeds of this offering will initially be invested in Agency RMBS. Over time, as the market for the origination and securitization of non-conforming loans gains strength, we intend to diversify our portfolio to include a greater percentage of jumbo mortgage loans and other non-Agency mortgage assets to the extent consistent with qualifying and maintaining our qualification as a REIT. In addition to the net proceeds of this offering and the net proceeds of our concurrent private placement, we may also use what we believe to be prudent amounts of leverage to finance the acquisition of our target assets from a number of financing sources, including repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities). See "Business—Our Financing Strategy."

We may temporarily invest the net proceeds of this offering and our concurrent private placement in interest-bearing short-term investment grade securities or money market accounts consistent with our intention to qualify and maintain our qualification as a REIT, or we may hold cash. These investments are expected to provide a lower net return than we hope to achieve from our intended investments.

DISTRIBUTION POLICY

To qualify as a REIT, we must distribute annually to our stockholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See "Material U.S. Federal Income Tax Considerations." Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

We will make distributions only upon the authorization of our Board of Directors. The amount, timing and frequency of distributions will be authorized by our Board of Directors based upon a variety of factors, including, but not limited to, our actual results of operations, our level of retained cash flows, the timing of the investment of the net proceeds of this offering and the concurrent private placement, restrictions under Maryland law, any debt service requirements, our taxable income, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, and other factors that our Board of Directors may deem relevant.

Our ability to make distributions to our stockholders will depend upon the performance of our investment portfolio, and, in turn, upon our Manager's management of our business. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient net interest income to pay distributions to our stockholders. In addition, our Board of Directors may change our distribution policy in the future. We may not pay an initial distribution until a significant portion of the proceeds of this offering have been invested. See "Risk Factors."

Our charter will allow us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Internal Revenue Code, we may consider various funding sources to cover any shortfall, including selling certain of our assets, borrowing funds or using a portion of the net proceeds we receive in this offering and the concurrent private placement or future offerings (and thus all or a portion of such distributions may constitute a return of capital for U.S. federal income tax purposes). We also may elect to pay all or a portion of any distribution in the form of a taxable distribution of our stock or debt securities.

We anticipate that, for U.S. federal income tax purposes, our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital or excess inclusion income for such purposes. In addition, a portion of such distributions may be taxable stock dividends payable in our debt or equity securities. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income, capital gain or excess inclusion income. For more information, see "Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders."

CAPITALIZATION

The following table sets forth (1) our actual capitalization at , 2011 and (2) our capitalization as adjusted to reflect the effects of (A) the sale of    shares of our common stock in this offering at the initial public offering price of $    per share set forth on the cover of this prospectus, after deducting the underwriting discounts and commissions and the estimated organizational and offering expenses payable by us, and (B) the sale of    shares of our common stock to our Manager and certain of its affiliates in our concurrent private placement at a price per share equal to the initial public offering price set forth on the cover of this prospectus, for additional net proceeds of $     million. You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

As of , 2011
	Actual	As Adjusted(1)
Stockholder's equity:
Common stock, par value $0.01 per share; 100 shares authorized and outstanding, actual; and 450,000,000 shares authorized and shares outstanding, as adjusted	$	$
Preferred stock, par value $0.01 per share; no shares authorized and outstanding, actual; and 50,000,000 shares authorized and no shares outstanding as adjusted
Additional paid-in capital
Total stockholders' equity	$	$

(1)  Does not include shares of our common stock that would be issuable upon any exercise by the underwriters of their over-allotment option to purchase up to     additional shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly organized Maryland corporation formed primarily to invest in, finance and manage residential mortgage assets, including jumbo mortgage loans and RMBS, as well as other mortgage-related assets, which we refer to as our target assets.

We will be externally managed and advised by Avenue REIT Advisors LLC, a wholly owned subsidiary of Avenue Capital Management II, L.P., an investment adviser registered with the Securities and Exchange Commission, or SEC. Avenue Capital Management is a part of Avenue Capital Group, a leading global asset manager with approximately $13.7 billion in assets under management as of April 30, 2011. Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing and managing a diversified portfolio comprised of our target assets that, when financed and hedged according to our business plan, is expected to produce attractive risk-adjusted returns across a variety of economic conditions and market cycles.

Our Manager will seek to acquire assets that it believes appropriately balance the risk and reward opportunities our Manager observes in the marketplace. The senior investment professionals who serve as our officers and the officers of our Manager, including Ms. Gurley, our Chief Executive Officer and Portfolio Manager, and Mr. Lown, our Chief Investment Officer and Portfolio Manager, as well as certain other members of our Manager's Investment Committee, have close relationships with a broad and diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to mortgage originators and servicers, specialty investment dealers and financial sponsors. We expect to benefit from these relationships in sourcing investment opportunities and obtaining financing for our assets on competitive terms. In addition, we expect to benefit from our Manager's access to Avenue Capital Management's infrastructure and analytical and portfolio management expertise.

We believe that the market for jumbo mortgage loans will grow, and we expect our portfolio to become increasingly focused on this asset class over time. Given the current state of the residential mortgage market, which is heavily dominated by the origination and securitization of conforming loans, we expect in the near term following completion of this offering to acquire primarily Agency RMBS and, over time, as the market for the origination and securitization of jumbo mortgage loans gains strength, to diversify our portfolio to include a greater percentage of this asset class.

As discussed below, we intend to use short-term leverage to increase potential returns to our stockholders. Subject to qualifying and maintaining our qualification as a REIT, we intend to hedge the interest rate risk associated with this short-term leverage by entering into hedging instruments, including interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO strips or other financial instruments that we deem appropriate.

With short-term borrowing rates at or near historic lows, we believe we will be able to generate an attractive spread between our initial portfolio of Agency RMBS and our borrowing costs. With the federal funds borrowing rate between 0% and 0.25%, we believe financing these assets at current levels provides attractive investment opportunities. As we increase the percentage of our portfolio consisting of jumbo mortgage loans, we intend to use long-term leverage to finance these loans through the issuance of mortgage backed securities to minimize exposure to interest rate risk and margin calls.

Upon completion of this offering and our concurrent private placement, we will apply substantially all of the net proceeds of this offering and our concurrent private placement to acquire an initial portfolio of assets consisting primarily of Agency RMBS and, to a lesser extent, prime jumbo mortgage loans. These assets are expected to generate positive earnings immediately following the closing of this offering and our concurrent private placement.

We will commence operations upon completion of this offering and our concurrent private placement. We are a Maryland corporation, incorporated on May 23, 2011, and we intend to elect and qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income tax on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

Factors Impacting Our Operating Results

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the supply of, and demand for, Agency RMBS, non-Agency RMBS, jumbo mortgage loans, non-conforming loans and other mortgage-related assets in the marketplace, the level of our net interest income and the market value of our assets. Additionally, our operations will be impacted by the financing we obtain, the terms of such financing and the effectiveness of our hedges. Our asset portfolio may grow at an uneven pace as opportunities to acquire Agency RMBS and jumbo mortgage loans may be irregularly timed, and the timing and extent of our Manager's success in identifying such loans and RMBS, and our success in acquiring such loans and RMBS, cannot be predicted. Therefore, our net income may become depressed if our capital is not fully deployed. Additionally, our net interest income, which reflects the amortization of purchase premiums and accretion of purchase discounts on our mortgage loans and mortgage-related assets, will vary primarily as a result of changes in the market value of our assets, the size of our asset portfolio, market interest rates, prepayment rates on our mortgage loans, prepayment speeds, on any RMBS assets we may have acquired, the payment performance of borrowers, market conditions, RMBS spreads and extension risks. Interest rates and prepayment rates vary according to the type of asset, conditions in the financial markets, competition, the size of our asset portfolio and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipated or unanticipated credit events experienced by borrowers whose mortgage loans we may acquire or which may be included in our non-Agency RMBS. Many of these factors are beyond our control.

Changes in Market Value of Our Assets

It is our business strategy to hold the mortgage loans, RMBS and other mortgage-related assets we acquire as long-term investments. However, since we may sell the mortgage loans we acquire from time to time, we expect that our mortgage loans will be carried at fair value. Accordingly, changes in the fair value of our mortgage loans will impact the results of our operations for the period in which such change in value occurs. We also expect to carry our RMBS and other mortgage-related assets as long-term investments at their fair value. This means that any RMBS we may hold will be carried as available-for-sale, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity, rather than through earnings. As a result, and unlike mortgage loans, we do not expect that changes in the market value of this asset type will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our assets could result in our recognizing an impairment charge or realizing losses upon the sale of such assets.

Changes in Market Interest Rates

With respect to our proposed business operations, general increases in interest rates over time may cause:

•  the interest expense associated with our borrowings to increase;

•  the value of our mortgage loans to decline;

•  the value of any RMBS we may hold to decrease;

•  coupons on any adjustable-rate and hybrid mortgage loans and RMBS to reset, although on a delayed basis, to higher interest rates;

•  prepayments on our mortgage loan portfolio and any RMBS to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and

•  to the extent we enter into hedging instruments, including interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO strips or other financial instruments that we deem appropriate, as part of our hedging strategy, the value of these agreements to increase.

Conversely, general decreases in interest rates over time may cause:

•  the interest expense associated with our borrowings to decrease;

•  the value of our mortgage loans to increase;

•  the value of any RMBS we may hold to increase;

•  coupons on any adjustable-rate and hybrid mortgage loans and RMBS to reset, although on a delayed basis, to lower interest rates;

•  prepayments on our mortgage loan portfolio and any RMBS to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts, and

•  to the extent we enter into hedging instruments, including interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO strips or other financial instruments that we deem appropriate, as part of our hedging strategy, the value of these agreements to decrease.

Since changes in interest rates may significantly affect our activities, our operating results will depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while qualifying and maintaining our qualification as a REIT and our exclusion from the Investment Company Act.

Size of Portfolio

The size of our portfolio of assets, as measured by the aggregate unpaid principal balance of our mortgage loans and the aggregate principal balance of any mortgage-related securities and other assets we may acquire will also be a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we receive will increase. A larger portfolio, however, may result in increased expenses as we may incur additional interest expense to finance the purchase of our assets.

Prepayment Speeds

Prepayment speeds may be affected by a number of factors including, but not limited to, the type of investment, interest rates, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors, none of which can be predicted with any certainty. Generally, when interest rates rise, borrowers find it relatively less attractive to refinance their mortgage loans and, as a result, prepayment speeds tend to decrease. This may extend the period over which we earn interest income, while conversely, the period over which we earn interest income may decrease when interest rates fall and prepayment speeds tend to increase. We also expect that over time any adjustable-rate and hybrid mortgage loans and RMBS we may acquire will experience higher prepayment rates than do fixed-rate mortgage loans and RMBS, as we believe that homeowners with adjustable-rate and hybrid mortgage loans exhibit more rapid housing turnover levels or refinancing activity compared to fixed-rate borrowers. In addition, we anticipate that prepayments on adjustable-rate mortgage loans will tend to significantly accelerate as the coupon reset date approaches.

One of our strategic focuses is acquiring assets which we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low. Although we do not expect to encounter credit risk in our Agency RMBS, we do expect to encounter credit risk related to jumbo and other non-conforming mortgage loans we may acquire. Additionally, we do expect to be subject to varying degrees of credit risk in connection with our other target assets. Our Manager will seek to mitigate this risk by selectively acquiring higher quality assets at appropriate prices given anticipated and unanticipated losses, by deploying a comprehensive review and asset selection process and by careful ongoing monitoring of acquired assets. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Market Conditions

We believe that we will be presented with significant opportunities to acquire mortgage assets and grow our business over the next several years. Beginning in 2007, significant adverse changes in financial markets' conditions resulted in a deleveraging of the entire global financial system and the failure or impairment of several major mortgage market participants. As a result of these adverse changes, the availability of credit to finance real estate-related assets became particularly constrained and there has been severe contraction in the secondary market for mortgage loans. While the availability of credit became constrained for all types of mortgage assets, financing for non-conforming loans, including loans in the jumbo category, was and continues to be particularly negatively affected. According to the U.S. Treasury and HUD's Housing Report, in the aftermath of the global financial crisis, loans conforming to Agency guidelines have accounted for more than nine out of every ten new mortgages originated in the United States. We believe, and this view is supported by the Housing Report, that this level of government involvement in the mortgage market is not sustainable. Instead, private capital sources will emerge as the primary source of mortgage credit in the United States. We therefore anticipate an opportunity to acquire a growing volume of attractively priced residential mortgage assets over the next several years as the

Agencies retreat from the primary role they have played in the U.S. mortgage market. We believe that market conditions will continue to impact our operating results and will cause us to adjust our acquisition and financing strategies over time as new opportunities emerge and risk profiles of our business change.

Spreads on RMBS versus U.S. Treasuries and Our Funding Costs

The spread between U.S. Treasuries and RMBS has recently been volatile. Over the past several years spreads on non-treasury, fixed income assets including RMBS moved sharply wider due to the difficult credit conditions. The poor collateral performance of the subprime mortgage sector coupled with declining home prices had a negative impact on investor confidence. As the prices of securitized assets declined, a number of investors and a number of structured investment vehicles faced margin calls from dealers and were forced to sell assets in order to reduce leverage. The price volatility of these assets also impacted lending terms in the repurchase market as counterparties raised margin requirements to reflect the more difficult environment.

The spread between the yield on our assets and our funding costs will affect the performance of our business. Wider spreads imply greater income on new asset purchases, but may have a negative impact on our stated book value. Wider spreads may also negatively impact asset prices. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require us to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases, but may have a positive impact on our stated book value. Tighter spreads may have a positive impact on asset prices. In this case, we may be able to reduce the amount of collateral required to secure borrowings.

Extension Risk

Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, if we acquire an adjustable-rate, hybrid or fixed-rate RMBS, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the adjustable-rate or hybrid RMBS would remain fixed. This situation may also cause the market value of adjustable-rate or hybrid RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Critical Accounting Policies and Use of Estimates

Our financial statements will be prepared in accordance with GAAP, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we will utilize, based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our business and operating strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor's understanding of our financial results and condition, as well as those that require complex judgment decisions by our management, are discussed below.

Fair Value Option

FASB ASC Topic 825, Financial Instruments, or FASB ASC 825, permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. We have selected the fair value option for the mortgage loans we intend to acquire and the MSRs we may acquire. FASB ASC 825 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. At certain allowed election dates, we may irrevocably elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Mortgage Loans. We have selected the fair value option for our mortgage loans. Mortgage loans that are not committed to be sold will be recorded at fair value, which will be approximated using a discounted cash flow valuation model. Inputs to the model will be classified into directly and non-directly observable inputs. Directly observable inputs are inputs that can be taken directly from observable data or market sources such as current interest rates, loan amount, payment status and property type. Non-directly observable inputs are inputs that cannot be taken directly from observable data or market sources such as forecasts of future interest rates, home prices, prepayment speeds, defaults and loss severities. Loans which are committed to be sold will be valued at their quoted market price or market price equivalent.

MSRs. We will measure any MSRs we may acquire at fair value. Valuation changes in MSRs will be recognized in our statements of operations. To determine the fair value of MSRs, we will stratify our portfolio based on interest rate and product types, using a valuation model to calculate the present value of estimated future net servicing income. In using this valuation model, we will incorporate assumptions that market participants would use in estimating future net servicing income, which will include estimates of the cost to service, the discount rate, inflation rate, ancillary income, prepayment speeds and default rates and losses.

Investments in Debt Securities

FASB ASC 320-10, Investments Debt and Equity Securities, requires that at the time of purchase, we designate a security as held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. Our RMBS investments are expected to initially consist of Agency RMBS that we will classify as available-for-sale. We will classify our investments in other mortgage-related debt securities as held-to-maturity, available-for-sale or trading depending on the nature and purpose of the investment. We will evaluate the terms of our debt securities, and those securities that can be contractually prepaid or settled in a way that we would not recover substantially all of our recorded investment would not be classified as held-to-maturity. As such, with the exception of non-Agency RMBS accounted for as a component of our Linked Transactions, which are discussed in "—Linked Transactions" below, we expect that most of our Agency RMBS and non-Agency RMBS classified as available-for-sale will be carried at their fair value in accordance with FASB ASC 320-10, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. If our securities were classified as trading securities or if the fair value option has been elected, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading securities or for which the fair value option has been elected are recorded through net income.

Any RMBS we may acquire will likely initially consist primarily of Agency RMBS and non-Agency RMBS, as well as IO strips that we will classify as available-for-sale. In addition to acquiring issued pools of Agency RMBS, we may also acquire forward-settling Agency RMBS where the pool is "to-be-announced," subject to qualifying and maintaining our qualification as a REIT. Pursuant to these TBAs, we will agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date. We expect to classify our TBA Agency RMBS as available-for-sale as well. As such, we expect that our RMBS and IO strips classified as available-for-sale will be carried at their fair value, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent and ability to retain our investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Valuation of Financial Instruments

FASB ASC Topic 820, Fair Value Measurements and Disclosure, or FASB ASC 820, establishes a new framework for measuring fair value and expands related disclosures. FASB ASC 820 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. FASB ASC 820 establishes market based or observable inputs as the preferred source of values, followed by valuation models using observable inputs in the absence of observable market inputs. The three levels of the hierarchy under FASB ASC 820 are described below:

•  Level I—Quoted prices in active markets for identical assets or liabilities.

•  Level II—Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

•  Level III—Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that most of our CMBS, mortgage loans, our non-Agency RMBS and our other mortgage-related assets will fall in Level III in the valuation hierarchy.

When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we will consult independent pricing services or third party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market. If there is such an ongoing event, or if quoted market prices are not available, our pricing officer will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

Valuation techniques for RMBS may be based on models that consider the estimated cash flows of each debt tranche of the issuer, establish a benchmark yield, and develop an estimated tranche-specific spread to the benchmark yield based on the unique attributes of the tranche including, but not limited to, the prepayment speed assumptions and attributes of the collateral underlying such securities. To the extent the inputs are observable and timely, the values would be categorized in Level II of the fair value hierarchy; otherwise they would be categorized as Level III.

We expect that most of the Agency RMBS that we intend to acquire upon consummation of this offering and the concurrent private placement, along with any related derivative and hedging instruments, will be valued based on the similar-asset valuation approach using Level II inputs.

Fair value under GAAP represents an exit price in the normal course of business, not a forced liquidation price. If we were forced to sell assets in a short period to meet liquidity needs, the prices we receive could be substantially less than their recorded fair values. Furthermore, the analysis of whether it is more likely than not that we will be required to sell securities in an unrealized loss position prior to an expected recovery in value, if any, the amount of such expected required sales, and the projected identification of which securities would be sold is also subject to significant judgment, particularly in times of market illiquidity.

Valuations and any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Assessment of Other-Than-Temporary Impairment for Debt Securities

We will perform an ongoing assessment to determine if available-for-sale debt securities in an unrealized loss position are other-than-temporarily impaired. Debt securities would be considered other-than-temporarily impaired when we do not expect to recover the entire amortized cost basis of the security or when there is an adverse change in cash flows for a beneficial interest in securitized financial assets that is not of high credit quality at its acquisition or that can be contractually prepaid or settled in such a way that the we would not recover substantially all of our recorded investment.

According to current guidance for assessing other-than-temporary impairment for debt securities, when the fair value of an individual debt security is less than the amortized cost basis of that security, the security is considered impaired. In these circumstances, we are required to further evaluate whether that impairment is other-than-temporary because it is probable that cash flows expected to be collected are less than the amortized cost basis of the security.

For debt securities that are not classified as trading or the fair value election has not been made, an other-than-temporary impairment must be recognized in earnings for a debt security in an unrealized loss position when an entity either (a) has the intent to sell the debt security or (b) it is more likely than not that the entity will be required to sell the debt security before its anticipated recovery. For debt securities in unrealized loss positions that do not meet either of these two criteria, the guidance requires that we determine if a credit loss exists by comparing the net present value of expected future cash flows to the amortized cost basis of the security. If the net present value of expected future cash flows is less than the amortized cost basis of the security, a credit loss must be recognized in income for this shortfall with the remainder of the change in fair value for the debt security recognized in other-comprehensive income.

Estimating cash flows and determining whether there is other-than-temporary impairment requires management to consider all available information, exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated prepayments, loss assumptions, and assumptions regarding changes in interest rates. As a result, impairment losses, and the timing of income recognized on these securities, could differ from reported amounts.

For debt securities that are not classified as trading or the fair value election has not been made, the split between the amount of an other-than-temporary impairment recognized in other comprehensive income and the net amount recognized in earnings is driven principally by assumptions regarding the amount and timing of projected cash flows. For mortgage-backed securities, cash flow estimates consider the payment terms of the underlying assets backing a particular security, including prepayment assumptions, and are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates include assumptions regarding the underlying collateral including default rates and recoveries, which vary based on the asset type and geographic location, as well as the vintage year of the security. For structured securities, the payment priority within the tranche structure is also considered. For all other debt securities, cash flow estimates are driven by assumptions regarding probability of default and estimates regarding timing and amount of recoveries associated with a default. We will develop these estimates using information based on historical experience as well as using market observable data, such as industry analyst reports and forecasts, sector credit ratings and other data relevant to the collectability of a security, such as the general payment terms of the security and the security's position within the capital structure of the issuer.

Embedded Derivatives

We will also review the terms of all loans and debt securities acquired to determine whether these instruments contain embedded derivatives that must be accounted for separately. In particular, debt securities and loans may contain embedded derivatives that require separate accounting treatment if the debt securities and loans can be contractually settled in such a way that we would not recover all of our initial recorded investment. In addition, debt securities and loans purchased at a substantial discount, where the assets underlying the debt security or the loans themselves are prepayable, may introduce possible interest rate scenarios where we could double our initial rate of return on the investment and this enhanced return could at the same time result in a rate of return that is at least twice what otherwise would be the then-current market rate for a contract with the same contractual terms and credit profile absent the prepayment feature. In these circumstances, the prepayment feature on these debt securities and loans could be considered an embedded derivative which requires separate accounting treatment. To the extent that such embedded derivatives exist, we may elect the fair value option on the contract in its entirety and therefore would not be required to separately account for the embedded feature.

Mortgage Loan Sales and Securitizations

We will periodically enter into transactions in which we sell financial assets, such as mortgage loans, RMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using GAAP, which is based on an approach that focuses on control. Under this approach, after a transfer of financial assets that meet the criteria for treatment as a sale—legal and effective transferred control—an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. If control is not transferred pursuant to GAAP, the transfer will be accounted for as a borrowing on our financial statements.

From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with GAAP and will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction.

Interest Income Recognition

Interest income, as well as the related amortization of premium and accretion of discount, will be recognized under the effective yield method. Income recognition will be suspended for loans when, in our opinion, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and future payments are reasonably assured.

Interest income on any Agency RMBS, IO strips or non-Agency RMBS we may acquire will be accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts will be amortized or accreted into interest income over the lives of the securities using the retrospective income method. This method requires that prepayment rates be reviewed and re-estimated as necessary.

With respect to securities we may acquire that are not of high credit quality, including unrated securities, interest income will be recognized in accordance with GAAP. GAAP requires that cash flows from a security be estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

Hedging Instruments and Hedging Activities

FASB ASC 815 requires an entity to recognize all derivatives, including certain embedded derivatives that must be separately accounted for, as either assets or liabilities on the balance sheet and to measure those instruments at fair value with changes in fair value recognized currently in income. In the normal course of our business, we may use a variety of derivative financial instruments to manage or hedge, interest rate risk on our borrowings. These derivative financial instruments must be highly effective in offsetting our interest rate risk exposure in order to qualify for hedge accounting. We may apply the provisions of FASB ASC Topic 815, Disclosures about Derivative Instruments and Hedging, to designate certain hedging relationships to achieve hedge accounting. For a derivative designated as a hedging instrument in a cash flow hedge, the fair value adjustments will affect other comprehensive income in stockholders' equity until the hedged item impacts earnings or is no longer probable of occurring.

We will determine their fair value in accordance with FASB ASC 820 and we will obtain quotations from a third party to facilitate the process in determining these fair values. We will also assess the potential for a credit valuation adjustment to incorporate non-performance risk into the valuation. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Repurchase Agreements

We may finance the acquisition of securities for our portfolio through repurchase transactions under master repurchase agreements. Repurchase transactions not involving parties who originally sold us the securities, will generally be treated as collateralized financing transactions and will be carried at their contractual amounts, including accrued interest, as specified in the respective transactions. Although the economic terms of our borrowings under these master repurchase agreements will not be determined until we engage in a repurchase transaction under such agreements, we expect the terms of our repurchase agreements will generally conform to the terms in the standard master repurchase agreement as published by SIFMA as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. We will not engage in any repurchase transactions until after the completion of this offering and the concurrent private placement.

Securities sold under the repurchase agreements will be treated as collateralized financing transactions, unless they meet sales treatment. Collateralized financing transactions generally represent a forward contract and are recorded at fair value. Securities financed through a repurchase agreement will remain on our consolidated balance sheet as an asset and cash received from the purchaser will be recorded on our consolidated balance sheet as a liability. Interest paid in accordance with repurchase agreements will be recorded in interest expense.

Linked Transactions

We may finance non-Agency RMBS acquisitions with the same counterparty we purchased them from, and these transactions will be considered linked for financial statement reporting purposes and will be reported at fair value on a combined basis. Such transactions are referred to as "Linked Transactions." The non-Agency RMBS underlying our Linked Transactions will be valued using similar techniques to those used for our other non-Agency RMBS. The value of the underlying RMBS will then be netted against the carrying amount of the repurchase agreement borrowing, at the valuation date. The fair value of Linked Transactions will also include accrued interest receivable on the RMBS and accrued interest payable on the underlying repurchase agreement borrowings. Our Linked Transactions will be classified as Level II in the fair value hierarchy.

Manager Compensation

Our management agreement provides for the payment of base management fees and incentive fee to our Manager. The base management fee is accrued and expensed during the period for which it is calculated and earned. Our Manager may be entitled to an incentive fee with respect to each calendar quarter, or portion thereof, that our management agreement is in effect based on our core earnings. The incentive fee will be paid in cash and restricted shares of our common stock. At least     % of the incentive fee payable will be paid in restricted shares of our common stock. For a more detailed discussion on the base management fees and incentive fee payable under the management agreement, see "Our Manager and Our Management Agreement—Management Fees, Expense Reimbursements and Termination Fee."

Investment Consolidation

Depending on the circumstances, we may co-invest in a particular asset with one or any combination of other affiliates of Avenue Capital Management. Accordingly, some of our investments may be interests in joint ventures. For each of our joint venture arrangements, we will evaluate the design of the underlying entity to determine whether it is VIE, and, if so, whether we have a controlling financial interest in the entity and therefore should consolidate it. A similar analysis will be performed for entities that issued securities we have acquired, entities with which we have provided a guarantee or entered into a lending relationship, or may involve certain derivative arrangements and entities with which we enter into an agreement for management, servicing, or related services.

In performing our analysis, we will consider the guidance in FASB ASC Topic 810, Consolidation. Generally, a VIE is an entity with one or more of the following characteristics: (i) it lacks sufficient equity to permit the entity to finance its activities without additional subordinated financial support from other parties, or (ii) equity investors do not have the ability to make significant decisions relating to the entity's operations through voting rights, or do not have the obligation to absorb the expected losses, or do not have the right to receive the residual returns of the entity. FASB ASC Topic 810 requires the assets, liabilities and equity of VIE to be consolidated in the financial statements of the enterprise that is determined to be the primary beneficiary of the VIE. The primary beneficiary is the party that has both (i) the power to direct the activities of an entity that most significantly impact the VIEs economic performance; and (ii) through its interests in the VIE, the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE.

To assess whether we have the power to direct the activities that most significantly impact a VIEs economic performance, we will consider all facts and circumstances, including our role in establishing the entity and our ongoing rights and responsibilities. To determine whether we have the obligation to absorb losses that could be potentially significant to the VIE, we will consider all contractual and implicit economic interests held by us and our related parties that are deemed to be variable interests in the VIE.

Significant judgments related to these determinations may be required. In addition, we will perform ongoing re-assessments of the entities previously evaluated to determine whether their status as a VIE has changed, whether non-VIE entities we have relationships with have become VIEs and to identify circumstances when changes in facts and circumstances regarding our involvement with VIEs has changed such that our consolidation conclusion changes.

For investments in joint ventures which are not VIEs, or for which we are not the primary beneficiary, we will account for our investments using the equity method. Accordingly, we will reflect our investments in unconsolidated joint ventures at cost, as adjusted by capital contributions, distributions, and our proportionate share of net income or loss of the respective joint venture. We will periodically evaluate our investments in unconsolidated joint ventures to determine whether the fair value of the interest is less than the carrying value, and, if so, whether such loss in value is other-than-temporary.

Income Taxes

We will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2011. Our qualification as a REIT, and the maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we intend to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2011.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any TRS that we may form or acquire will be subject to federal, state and local income tax. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify as a REIT in any calendar year and do not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain U.S. federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non real estate related business. A TRS is subject to U.S. federal, income tax, as well as state and local income tax where applicable.

Income generated by a TRS generally will not be included in our income, except to the extent the TRS makes a dividend distribution to us. If we receive a dividend from our TRS, such amount will be included in our income and taken into account in determining whether we have met the REIT distribution requirements. If our TRS retains its earnings, we will not be required to distribute such income to our stockholders and can increase book equity of the consolidated entity.

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We intend to operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay U.S. federal or state and local corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal, state and local income and franchise taxes.

Stock-Based Compensation

We will apply the provisions of FASB ASC 718 with regard to our 2011 Equity Incentive Plan and any other equity incentive plan that we might adopt. FASB ASC 718 covers a wide range of stock-based compensation arrangements including stock options, restricted stock plans, performance-based awards and stock appreciation rights that might be granted to our independent directors and other participants in our 2011 Equity Incentive Plan. FASB ASC 718 requires that compensation cost relating to stock-based payment transactions be recognized in financial statements based on the fair value of the equity or liability instruments issued. Any equity-based awards that might be granted to our independent directors and other participants in our 2011 Equity Incentive Plan will be accrued and recorded as liabilities.

Recent Accounting Pronouncements

Valuation of Financial Instruments

In January 2010, the FASB issued ASU 2010-06 to the Fair Value Measurements and Disclosure of the Accounting Standards Codification. The ASU requires additional disclosures about the transfers of classifications among the fair value classification levels and the reasons for those changes and separate presentation of purchases, sales, issuances and settlements in the presentation of the roll forward of Level 3 assets and liabilities. The ASU also clarifies disclosure requirements relating to the level of disaggregation of disclosures relating to classes of assets and liabilities and disclosures about inputs and valuation techniques used to measure fair value for both recurring and nonrecurring fair value estimates for Level 2 or Level 3 assets and liabilities. The requirements of the ASU are effective for interim and annual disclosures for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value estimates. Those disclosures are effective for interim and annual reporting periods for fiscal years beginning after December 15, 2010. We will adopt this ASU beginning with our first interim financial statements.

In May 2011, the FASB issued an update to requirements relating to "Fair Value Measurement which represents amendments to achieve common fair value measurement and disclosure requirements in US GAAP and IFRS." The amendments are of two types: (i) those that clarify the FASB's intent about the application of existing fair value measurement and disclosure requirements and (ii) those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments that change a particular principle or requirement for measuring fair value or disclosing information about fair value measurements relate to (i) measuring the fair value of the financial instruments that are managed within a portfolio; (ii) application of premium and discount in a fair value measurement; and (iii) additional disclosures about fair value measurements. The update is effective for annual periods beginning after December 15, 2011 with early adoption prohibited. We do not believe the adoption of this update will have a material impact on our financial statements.

Repurchase Agreements

On April 29, 2011, the FASB issued Accounting Standards Update No. 2011-03, Transfers and Servicing (Topic 860), Reconsideration of Effective Control for Repurchase Agreements. This modifies the criteria for determining when repurchase agreements and other similar transactions would be accounted for as financings (secured borrowings/lending agreements) as opposed to sales (purchases) with commitments to repurchase (resell). The ASU is effective prospectively for new transfers and existing transactions that are modified in the first interim or annual period beginning on or after December 15, 2011. We do not expect the adoption of the ASU 2011-03 to have a material impact on our consolidated financial statements.

Hedging Instruments and Hedging Activities

ASU 2010-11 was issued in March 2010 and defined a scope exception for embedded derivative features which involve only the transfer of credit risk that is only in the form of subordination of one financial instrument to another. Such instruments would not be subject to bifurcation under ASC 815. This guidance is effective for the first quarter beginning after June 15, 2010. We will adopt this ASU beginning with our first interim financial statements.

Presentation of Comprehensive Income

On June 16, 2011, the FASB issued Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income. This standard eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. An entity can elect to present items of net income and other comprehensive income in one continuous statement—referred to as the statement of comprehensive income—or in two separate, but consecutive, statements. Each component of net income and each component of other comprehensive income, together with totals for comprehensive income and its two parts—net income and other comprehensive income, would need to be displayed under either alternative. The requirements are effective for public entities as of the beginning of a fiscal year that begins after December 15, 2011 and interim and annual periods thereafter. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. We do not expect the adoption of ASU 2011-05 to have a material impact on its consolidated financial statements.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results and unused borrowing capacity under our financing sources. We expect that our primary sources of financing will be through repurchase agreements, warehouse facilities, securitizations, bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing. We plan to finance our assets with what we believe to be a prudent amount of leverage, the level of which may vary based upon the particular characteristics of our portfolio, any restrictions placed upon us by our lenders and on market conditions. Although we are not required to maintain any particular leverage ratio, including the maximum amount of leverage we may use, we expect initially to deploy, on a debt-to-equity basis, up to    :1 leverage on Agency RMBS, up to    :1 leverage on mortgage loans and up to    :1 leverage on non-Agency RMBS. We may, however, be limited or restricted in the amount of leverage we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future, and we may be subject to margin calls as a result of our financing activity. In addition, we intend to rely on short-term financing such as repurchase transactions under master repurchase agreements, the duration of which is typically 30 to 90 days.

While we generally intend to hold our target assets as long-term investments, certain of our assets may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of our assets, if any, cannot be predicted with any certainty. Since we expect that our assets will generally be financed with repurchase agreements, warehouse facilities, securitizations, bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing, we expect that a significant portion of the proceeds from sales of our assets (if any), prepayments and scheduled amortization will be used to repay balances under these financing sources.

We generally need to distribute at least 90% of our REIT taxable income each year (subject to certain adjustments) to our stockholders in order to qualify as a REIT under the Internal Revenue Code. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for our business.

Contractual Obligations and Commitments

We had no contractual obligations as of                , 2011. Prior to the completion of this offering, we will enter into a management agreement with our Manager. Pursuant to our management agreement, our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses. See "Our Manager and Our Management Agreement—Management Fees, Expense Reimbursements and Termination Fee."

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we do not have off-balance sheet arrangements. We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intend to provide additional funding to any such entities.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our Board of Directors after considering, among other factors, the requirement that we distribute to our stockholders at least 90% of our REIT taxable income (without regard to deductions for dividends paid and excluding net capital gains) on an annual basis in order to qualify and maintain our qualification as a REIT; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices, real estate values and other market-based risks. We anticipate that our primary market risks will be interest rate risk, real estate risk, market value risk, prepayment risk and risks related to the credit quality of our assets. We will seek to manage these risks while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock.

Interest Rate Risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance the acquisition of our target assets through financings in the form of repurchase agreements, warehouse facilities, securitizations, bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing. We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements, interest rate cap agreements, IO strips and interest rate floor or collar agreements and by entering into short positions in TBAs. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings.

Interest Rate Effect on Net Interest Income

Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on any leveraged adjustable-rate and hybrid mortgage assets we may have acquired, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Real Estate Risk

Mortgage assets and property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the loans or underlying loans, as the case may be, which could also cause us to suffer losses.

Market Value Risk

Our mortgage loans, any available-for-sale securities, our MSRs and IO strips will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income. The estimated fair value of our mortgage loans, our RMBS portfolio, MSRs and IO strips fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of our mortgage loans and our RMBS portfolio would be expected to decrease and our MSRs and IO strips would be expected to increase. Conversely, in a decreasing interest rate environment, the estimated fair value of our mortgage loans and our RMBS portfolio would be expected to increase and our MSRs and IO strips would be expected to decrease. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of our mortgage loans, RMBS, MSRs and IO strips in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Prepayment Risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Credit Risk

We expect to be subject to varying degrees of credit risk in connection with our assets. Although we do not expect to encounter credit risk in our Agency RMBS, we do expect to encounter credit risk related to jumbo and other non-conforming mortgage loans we may acquire. We will also have exposure to credit risk on the underlying mortgage loans in any RMBS we may acquire, as well as other mortgage-related assets, we may acquire.

Our Manager will seek to manage any credit risk relating to RMBS, conforming mortgage loans or jumbo and other non-conforming mortgage loans we may acquire by focusing on higher-quality mortgage loans and by conducting due diligence that allows us to remove loans that do not meet our credit standards based on loan-to-value ratios, borrower's credit scores, debt-to-income ratio, income and asset documentation, property valuation and other criteria that we believe to be important indications of credit risk. Our Manager's analysis of mortgage loans will include borrower profiles, as well as valuation and appraisal data. Our Manager will seek to obtain representations and warranties from each seller stating that each loan was underwritten to our requirements or, in the event underwriting exceptions were made, informing us of the exceptions so that we may evaluate whether to accept or reject the loans. Credit risk on our residential mortgage loan portfolio will also be addressed through our Manager's active asset surveillance.

Our Manager will seek to manage credit risk relating to any non-Agency RMBS or other assets we may acquire by performing a credit analysis of potential assets. Our Manager will evaluate the credit characteristics of potential RMBS assets based on their underlying collateral profiles, including, but not limited to, loan balance distribution, documentation, geographic concentration, property type, periodic and lifetime interest rate caps, weighted-average loan-to-value and weighted-average credit score. Qualifying assets will then be analyzed based on expectations of prepayments, defaults, losses, vintage, as well as structural nuances. Base case scenarios will be stressed utilizing credit risk-based models. Credit risk will also be addressed through our Manager's on-going surveillance, as securities will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a periodic basis.

Interest Rate Cap Risk

We may acquire adjustable-rate and hybrid mortgage assets. These are assets in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security's interest yield may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate and hybrid mortgage assets would effectively be limited. This issue will be magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

We may fund a portion of our acquisition of adjustable-rate and hybrid mortgages and RMBS assets with borrowings that are based on the London Interbank Offered Rate, or LIBOR, while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury, or CMT, index, the Monthly Treasury Average, or MTA, index or the 11th District Cost of Funds Index, or COFI. Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in our borrowing costs that is not matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our Manager's experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Extension Risk

Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when RMBS secured by hybrid or fixed-rate loans are acquired with borrowings, we may, but are not required to, enter into interest rate swap agreements or other hedging instruments that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the RMBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the RMBS.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related RMBS could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid or fixed-rate RMBS would remain fixed. This situation may also cause the market value of our hybrid or fixed-rate RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

BUSINESS

Our Company

We are a newly organized Maryland corporation formed primarily to invest in, finance and manage residential mortgage assets, including jumbo mortgage loans and RMBS, as well as other mortgage-related assets, which we refer to as our target assets.

We will be externally managed and advised by Avenue REIT Advisors LLC, a wholly owned subsidiary of Avenue Capital Management II, L.P., an investment adviser registered with the SEC. Avenue Capital Management is a part of Avenue Capital Group, a leading global asset manager with approximately $13.7 billion in assets under management as of April 30, 2011. Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing and managing a diversified portfolio comprised of our target assets that, when financed and hedged according to our business plan, is expected to produce attractive risk-adjusted returns across a variety of economic conditions and market cycles.

Our Manager will seek to acquire assets that it believes appropriately balance the risk and reward opportunities our Manager observes in the marketplace. The senior investment professionals who serve as our officers and the officers of our Manager, including Ms. Gurley, our Chief Executive Officer and Portfolio Manager, and Mr. Lown, our Chief Investment Officer and Portfolio Manager, as well as certain other members of our Manager's Investment Committee, have close relationships with a broad and diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to mortgage originators and servicers, specialty investment dealers and financial sponsors. We expect to benefit from these relationships in sourcing investment opportunities and obtaining financing for our assets on competitive terms. In addition, we expect to benefit from our Manager's access to Avenue Capital Management's infrastructure and analytical and portfolio management expertise.

We believe that the market for jumbo mortgage loans will grow, and we expect our portfolio to become increasingly focused on this asset class over time. Given the current state of the residential mortgage market, which is heavily dominated by the origination and securitization of conforming loans, we expect in the near term following completion of this offering to acquire primarily Agency RMBS and, over time, as the market for the origination and securitization of jumbo mortgage loans gains strength, to diversify our portfolio to include a greater percentage of this asset class.

With short-term borrowing rates at or near historic lows, we believe we will be able to generate an attractive spread between our initial portfolio of Agency RMBS and our borrowing costs. With the federal funds borrowing rate between 0% and 0.25%, we believe financing these assets at current levels provides attractive investment opportunities. As we increase the percentage of our portfolio consisting of jumbo mortgage loans, we intend to use long-term leverage to finance these loans through the issuance of mortgage backed securities to minimize exposure to interest rate risk and margin calls.

We will commence operations upon the completion of this offering. We intend to elect and qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2011. We generally will not be subject to U.S. federal income tax on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, or the Investment Company Act.

Our Manager and Avenue Capital Group

We will be externally managed and advised by Avenue REIT Advisors LLC pursuant to the terms of a management agreement. The managing member of our Manager is Avenue Capital Management II, L.P., an SEC-registered investment adviser. Avenue Capital Management, together with three other SEC-registered investment advisers and their affiliates, comprise Avenue Capital Group.

Avenue Capital Group was founded in 1995 by Mr. Lasry (Chairman, Chief Executive Officer and Co-Founder of Avenue Capital Group) and Ms. Gardner (President, Managing Partner and Co-Founder of Avenue Capital Group). Avenue Capital Group's primary focus is investing in distressed debt and other special situations investments in the United States, Europe and Asia. Headquartered in New York, Avenue Capital Group has offices in London, Munich, Luxembourg and seven offices throughout Asia. The firm has approximately 300 employees worldwide, including 100 investment professionals, as of April 30, 2011, and maintains an institutional infrastructure with extensive accounting, operations, legal, business development, risk management, compliance and information technology departments.

We believe Avenue Capital Group has the unique ability to look at an outwardly difficult situation and see value for the future. The firm seeks to perform rigorous analysis of both the industry and the individual company before making an investment. Industries in transition, whether through secular or cyclical forces, often represent opportunities. The firm follows well-developed investment themes and continually reevaluates its macro views and strategies.

Our Manager will be responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. All of our officers and the officers of our Manager are employees of Avenue Capital Management or one of its affiliates. Our Manager will enter into a services agreement with Avenue Capital Management pursuant to which our Manager will have access to the employees, infrastructure, business relationships, management expertise, information technologies, capital raising capabilities, legal and compliance functions, accounting and investor relations capabilities of Avenue Capital Management and its affiliates, which we anticipate will allow our Manager to fulfill all of its responsibilities under our management agreement.

To implement our strategy and achieve our objective, Avenue Capital Management has assembled an experienced team of senior residential mortgage trading and finance professionals who have significant experience investing in, financing and managing residential mortgage assets. Pursuant to the services agreement between our Manager and Avenue Capital Management, our Manager will have access to this mortgage investing team, which is led by Ms. Gurley, our Chief Executive Officer and Portfolio Manager, and Mr. Lown, our Chief Investment Officer and Portfolio Manager. Ms. Gurley and Mr. Lown will dedicate a substantial amount of their professional time to our business and affairs.

•  Ms. Gurley has more than 17 years of mortgage-related investment experience. Prior to joining Avenue Capital Management as a Portfolio Manager in April 2011, Ms. Gurley co-founded and served as a principal of GreenLake Investment Partners, LLC, a private investment management firm, with Mr. Lown in the fall of 2010. From June 2006 to June 2010, Ms. Gurley served as a Managing Director and a Senior Portfolio Manager at Marathon Asset Management, L.P., where she was responsible for trading residential mortgage loans and RMBS for the Marathon Public-Private Investment Program Fund, the Marathon Structured Finance Fund and the Marathon Distressed Sub Prime Fund. Prior to joining Marathon Asset Management from January 2005 to January 2006, she served as a portfolio manager for Fortress Investment Group, where she was responsible for managing a portfolio of prime, subprime and manufactured housing whole loans and securities issued by Newcastle Investment Corp., a publicly traded REIT. From June 1995 to January 2005, Ms. Gurley spent ten years at Goldman, Sachs & Co., where she worked in various roles focused on RMBS and other ABS, including trading and investment analysis. From 2000 to 2005, she served as a Vice President at Goldman Sachs in the firm's Asset Backed Securities Trading and Mortgage Trading desks and had responsibility for the desks' whole mortgage loan trading and hedging strategies, due diligence, contract negotiations and securitization strategy.

•  Mr. Lown has more than 20 years of mortgage-related investment experience. Prior to joining Avenue Capital Management as a Portfolio Manager in April 2011, Mr. Lown co-founded and served as a principal of GreenLake with Ms. Gurley. Mr. Lown served as the head of the residential mortgage loan business and as a member of the bank advisory group at NewOak Capital LLC from October 2009 to August 2010. Prior to joining NewOak Capital, from March 2008 to September 2009, Mr. Lown was a fellow at the Office of Thrift Supervision, or OTS, where he served as an advisor to the Senior Deputy Director's office and focused on mortgage loan origination, residential asset valuation and RMBS. Before joining OTS, from April 2002 to March 2008, Mr. Lown spent six years at UBS Securities LLC, where he focused on trading residential mortgage loans. While at UBS Securities, Mr. Lown was responsible for building out a subprime mortgage loan trading desk and supervising a team of 15 investment professionals that executed over $20 billion in RMBS securitizations. He also managed a residential mortgage loan origination platform for UBS Securities, specializing in the origination of Alt-A mortgage loans, and oversaw all units within the platform, including sales, capital markets and operations. Mr. Lown began his career at Salomon Brothers Inc. (now Citigroup Inc.) in 1991, where he spent 11 years working for the mortgage trading desk.

In addition to the extensive mortgage-related investment experience of Ms. Gurley and Mr. Lown, our Manager will draw upon the extensive transactional, financial, managerial and investment skills of Avenue Capital Management's senior investment professionals, including the senior investment professionals responsible for executing the Avenue Real Estate Strategy.

We believe our affiliation with Avenue Capital Management and its affiliates will provide us with a significant competitive advantage in sourcing, evaluating, underwriting, managing and financing investments in our target assets and will allow us to partner with leading industry participants to selectively source our target assets. We also believe that our Manager's access to Avenue Capital Management's mortgage investing team will allow it to model and evaluate prepayment and credit risk associated with our target assets and will allow our Manager to acquire assets that we believe will present attractive risk-adjusted returns and the potential for capital appreciation.

Our Manager's Investment Committee

Our Manager will establish an Investment Committee, which will advise and consult with our management team with respect to our investment strategy, investment portfolio holdings, sourcing, financing and leverage strategies and investment guidelines and will consist of Ms. Gurley, our Chief Executive Officer and Portfolio Manager, Mr. Lown, our Chief Investment Officer and Portfolio Manager, Mr. Takian, our President, Mr. Larkin, our Chief Financial Officer, and Mr. Oyer, our Secretary. Each of these individuals is an officer of our Manager and an employee of Avenue Capital Management or one of its affiliates. Mr. Gellert, a Senior Portfolio Manager responsible for executing the Avenue Real Estate Strategy, will also serve as a member of our Manager's Investment Committee. In addition, one of the principals of Avenue Capital Group is expected to serve on our Manager's Investment Committee.

The role of our Manager's Investment Committee will be to monitor the performance of our Manager with respect to our investment guidelines and investment strategy, to monitor our investment portfolio and to monitor our compliance requirements related to our intention to qualify and maintain our qualification as a REIT and to not become regulated as an investment company under the Investment Company Act. Our Manager's Investment Committee intends to meet on a regular basis, as frequently as it believes is required to maintain prudent oversight of our investment activities. In addition, our Manager's Investment Committee expects to set and monitor operating policies and guidelines and to receive notification in the event that we and our Manager elect to modify or deviate from our operating policies or investment guidelines.

Industry Overview and Market Opportunity

According to the U.S. Federal Reserve, the residential mortgage loan market is the largest consumer finance market in the United States. This market, the majority of which consists of conforming, Agency-eligible borrowers, has experienced significant long-term growth. According to the U.S. Federal Reserve, mortgage debt outstanding has grown from $1.5 trillion in 1980 to over $14.4 trillion in 2009. According to the Mortgage Bankers Association, or the MBA, there were over $1.5 trillion in mortgage loans originated in 2010 and $2.0 trillion in 2009. These levels are down from an industry high of over $3.9 trillion in 2003. The MBA estimates that residential mortgage loan volume will decrease to approximately $966 billion in 2011 and approximately $976 billion in 2012. Within these figures, Agency-eligible product, purchased both by the Agencies themselves and the private sector secondary market, represents the largest component of this total volume. According to the National Association of Realtors, as recently as 2007, non-conforming loans comprised 10% of all mortgage loans for home purchases and 30% of residential mortgage originations in dollar volume.

The U.S. mortgage industry comprises four major participants: loan originators, loan servicers, portfolio lenders and investors. Originators generally take loan applications and process the required documentation for loan closings, regardless of whether they will have an ongoing relationship with the borrower. Loan servicers manage the collection and payment of principal and interest on behalf of investors in exchange for a service fee which is a component of the coupon rate of the underlying mortgage note. Portfolio lenders represent originators that retain the loan on their balance sheet for the duration of the asset. Investors purchase loans or securities backed by mortgage loans in the secondary market, seeking the principal and interest stream generated by individual loans or pools of loans.

Companies organized as mortgage REITs are one of the primary investors in the secondary market. Mortgage REITs primarily invest in mortgage debt (both residential and commercial) and earn a spread between the yield on their assets and the cost of their liabilities. The majority of these REITs are focused on Agency RMBS, but others are focused on non-Agency RMBS, as well as commercial mortgage-backed securities and other real estate holdings. Mortgage REITs have played different roles in the mortgage sector over time.

Historically, there were a number of mortgage REITs that were primarily mortgage banks structured as REITs, meaning that they operated as licensed originators and then they securitized the mortgages they originated.

Beginning in 2007, significant adverse changes in financial markets resulted in a deleveraging of the entire global financial system and the failure or impairment of several major mortgage market participants. As a result of these adverse changes, the availability of credit to finance real estate-related assets became particularly constrained and there has been severe contraction in the secondary market for mortgage loans. Many companies that chose a structure where they were mortgage banks structured as REITs eventually went out of business during the financial crisis, as did many other standalone mortgage banks. Recently, a new class of mortgage REITs, focused on Agency RMBS, non-Agency RMBS and distressed mortgage assets, has entered the market.

In the aftermath of the global financial crisis, the residential mortgage market has been heavily dominated by the origination and securitization of conforming loans and such loans accounted for approximately 90% of new mortgage loans originated in the United States according to the U.S. Treasury and HUD's Housing Report released in February 2011. Financing for non-conforming loans, including jumbo mortgage loans, has been and continues to be particularly negatively affected. For example, according to Inside Mortgage Finance, in 2010, excluding Agency super conforming loans, only $87 billion of jumbo mortgage loans were originated, down from a 2003 peak of $650 billion (which includes mortgage loans that are currently classified as Agency super conforming loans). Given the current state of the mortgage market, we expect in the near term following completion of this offering to acquire primarily Agency RMBS and, over time, as the market for the origination and securitization of jumbo loans gains strength, to diversify our portfolio to include a greater percentage of this asset class.

Generally, mortgage REITs are considered to be well suited to be long-term investors of mortgage assets. We believe that differentiating factors in our success will be the alignment of interest with our stockholders, the expertise of our management team and the services agreement with Avenue Capital Management, which will open up a strong pipeline of selectively chosen mortgage assets to us without our needing to become a mortgage lender and incurring the related costs. We believe that we will be presented with significant opportunities to acquire attractive mortgage assets and grow our business.

We believe that the recent market disruptions in the U.S. housing industry, residential mortgage sector and overall credit markets have created an exceptional opportunity for us to implement our business plan as a new company based, in part, upon the following factors:

•  Steep Yield Curve and Attractive Spread Environment. In the aftermath of the global financial crisis, the U.S. Federal Reserve has lowered the target for the federal funds borrowing rate to a current targeted range of 0% to 0.25% which has kept financing for Agency RMBS at historically low levels. The widening of the spread between the cost of funding for and the yield on Agency RMBS assets has created a highly attractive investment opportunity in this asset class. We expect these favorable Agency RMBS return dynamics to continue for the foreseeable future.

•  Opportunistic Non-Agency RMBS and Mortgage Loans Investment Opportunities. Financial institutions were holding an estimated $4.8 trillion in non-conforming mortgage loans on their balance sheets as of December 31, 2010. These loans, which were originated with a view to being sold or financed through the private non-Agency RMBS securitization market, are being held on-balance sheet by these financial institutions due to the virtual shut down of this market since 2007. We anticipate the return of this market, coupled with the new regulatory environment, is going to create an opportunity to source assets and partner with originators and broker/dealers to generate a new supply of non-Agency RMBS.

•  Reduction of Government Support. We believe, and the Housing Report supports this view, that the current level of government involvement in the U.S. mortgage market is not sustainable and that over time current Agency dominance of this market must be reduced in favor of significantly more involvement by private capital. We believe that this presents an attractive opportunity for us to acquire Agency RMBS and non-Agency RMBS, as a declining role by the Agencies will increase investment opportunities for private credit providers and increase yields on residential mortgage assets.

•  Supportive Market Trends. Macro housing trends in the current residential housing market, including declining home prices and tightening lending standards, are inhibiting borrowers' ability to refinance their mortgage loans. We believe that declining home prices and tightening lending standards reduce the volatility of prepayment risk and will allow us to hedge our interest rate exposure more effectively. In addition, we expect the tightening of lending standards to lead to fewer defaults, which will improve our performance both in terms of lower default rates on non-Agency assets, and improve our accuracy in forecasting the duration of our Agency assets.

Our Competitive Advantages

We believe that our competitive advantages include the following:

Experienced Management Team with Extensive Relationships

Our Manager will provide us with an experienced team of senior residential mortgage trading and finance professionals who have significant experience investing in, financing and managing residential mortgage assets. We believe our management team's deep understanding of mortgage market fundamentals as well as its ability to analyze, model and set value parameters around the assets we seek to acquire or that collateralize the Agency RMBS and non-Agency RMBS in which we invest, will enable our Manager to selectively acquire assets for us that present attractive risk-adjusted return profiles and have the potential for capital appreciation.

The senior investment professionals who serve as our officers and officers of our Manager, as well certain other members of our Manager's Investment Committee, have deep, long-standing relationships with broker/dealers, mortgage originators, government agencies and other real estate related companies that we believe will enable our Manager to access a steady supply of acquisition opportunities in our target assets. These individuals also have long-standing relationships with major U.S. financial institutions that we believe will enable our Manager to obtain financing on attractive terms for our assets and to hedge our exposure to interest rate risk. We believe these relationships will provide us with a competitive advantage as we seek to deploy our capital, finance our assets, hedge our liabilities and maximize our risk-adjusted returns.

Access to Sophisticated Infrastructure and Asset Management Systems

Avenue Capital Management and its affiliates have invested and continue to invest in the infrastructure, technology, analytics and systems that we believe are required to effectively and comprehensively evaluate and manage our target assets and manage our business. Our Manager will have a services agreement with Avenue Capital Management that will provide our Manager with access to the full range of financial, accounting, compliance, risk management and portfolio management infrastructure and resources utilized by Avenue Capital Management and its affiliates, including but not limited to: (1) proprietary databases, portfolio systems and quantitative models to enhance valuation analytics; (2) proprietary prepayment, default, delinquency roll rate and loss severity models to analyze current mark-to-market home values on a loan-by-loan basis using borrower monthly performance statistics, credit characteristics and home price appreciation (or depreciation) by metropolitan statistical area for most of the RMBS market; (3) established accounting, tax, legal and compliance departments; and (4) technology, client service, disaster recovery and operational infrastructure to support our operations. We believe that Avenue Capital Management and its affiliates have a strong reputation for risk management and compliance.

Access to Robust Asset Level Underwriting Capabilities

Our management team has extensive experience analyzing and managing interest rate risk, maturity risk, prepayment risk and liquidity risk associated with our target assets. This expertise should allow us the ability to effectively finance these assets in order to enhance the returns from our target assets and appropriately hedge our exposure to interest rate risk.

Consistent with Avenue Capital Management's credit-oriented investment approach, the foundation of our investment strategy will be based on a deep understanding of the collateral that we purchase as part of residential mortgage loan pools as well as the collateral underlying any non-Agency RMBS we may purchase. We expect to make each investment based on an asset level evaluation and a risk assessment of each investment opportunity using quantitative and qualitative analysis. Risk assumptions will be driven by detailed proprietary modeling, incorporating proprietary views on house price appreciation or depreciation by region, prepayment speeds and the potential costs and timing of foreclosures. Underwriting will be based on "hold-to-maturity" assumptions and ratings based credit enhancement levels.

We believe that deep industry knowledge and relationships will provide our Manager with an informed perspective when evaluating the fundamental drivers impacting our business. We believe that our investment approach will provide an advantage relative to many of our competitors and enable us to better identify attractive investment opportunities and assess the performance, risk and returns that we should expect from any particular investment.

No Legacy Portfolio Containing Lower-Return or Problem Assets

We believe that we have a competitive advantage over other existing comparable REITs because we will have no legacy assets. Many of our competitors have legacy assets, many of which are not performing as originally expected, are adversely impacting investment returns and are demanding significant amounts of time and attention from management.

Long-Term Alignment of Interests; Minimal Conflicts of Interest

We have structured our relationship with our Manager and its affiliates so that our interests and those of our Manager and its affiliates will be closely aligned. Our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to     % of the total shares of our common stock sold in this offering, excluding shares sold as a result of any exercise by the underwriters of their over-allotment option, up to a maximum of $                  . Our Manager and its affiliates that purchase shares of our common stock in our concurrent private placement, together with our executive officers and directors, will each be subject to an agreement with the underwriters in this offering that will restrict their ability to sell or otherwise transfer any shares of our common stock for a period of        days following the closing of this offering.

In addition, we believe our Manager's interests will be closely aligned with our interests, because, under the terms of our management agreement, a substantial portion of the fees our Manager will have the ability to earn will be incentive fees that will be payable only to the extent our Manager exceeds certain performance hurdles that are based on our stockholder returns. Also, not less than        % of any incentive fee payable to our Manager will be paid in restricted shares of our common stock, and these shares will be subject to vesting over a              period, as described under "Our Manager and Our Management Agreement—Management Fees, Expense Reimbursements and Termination Fee."

Finally, no other investment vehicle sponsored by Avenue Capital Management or its affiliates currently focuses on our target asset classes as a core part of its investment strategy. Consequently, we do not anticipate competing in a material way with other investment vehicles sponsored by Avenue Capital Management or its affiliates for our target assets.

Our Investment Strategy

Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing a diversified portfolio of high quality mortgage assets and by efficiently financing those assets primarily through repurchase agreements, warehouse facilities, securitizations, bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing.

Given the current state of the mortgage market, we expect in the near term following completion of this offering to acquire primarily Agency RMBS and, over time, as the market for the origination and securitization of non-conforming loans gains strength, to diversify our portfolio to include a greater percentage of prime jumbo mortgage loans and other non-Agency mortgage assets. Given our long-term view that the market for non-conforming loans including, in particular, prime jumbo mortgage loans, will grow, we expect our portfolio to become increasingly focused on this asset class over time. We intend to opportunistically supplement our portfolio of Agency RMBS and jumbo mortgage loans with non-Agency RMBS, other non-conforming mortgage loans and other mortgage-related assets. As market conditions change over time, we expect to adjust opportunistically our asset allocation across our target asset classes. We expect to diversify the characteristics of our portfolio of assets by acquiring various mortgage loan types, including adjustable-rate, hybrid and fixed-rate loans, by acquiring mortgage loans the underlying collateral for which consists of various single-family residential property types, including properties located in differing geographic locations, and by acquiring both purchase and refinance mortgages. We believe that the diversification of our portfolio, the expertise of the mortgage team provided to our Manager within our target asset classes and the flexibility of our strategy will position us to generate attractive risk-adjusted returns for our stockholders in a variety of market conditions and economic cycles.

We will rely on the expertise of the senior investment professionals of Avenue Capital Management who serve as our officers, and a number of the other members of our Manager's Investment Committee, to identify investment opportunities within our target assets and efficiently finance those assets. We expect that our Manager will make decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions, qualifying and maintaining our qualification as a REIT and our maintaining exemption from registration under the Investment Company Act. We intend, subject to market conditions, to follow a predominantly long-term buy and hold strategy with respect to the assets that we acquire.

Our Investment Guidelines

We expect our Manager's Investment Committee will recommend and our Board of Directors will adopt a set of investment guidelines that set out the criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. However, our Manager will make determinations as to the percentage of our assets that will be owned in each of our target asset classes. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. We cannot predict the specific percentage of our assets that will be owned in any of our target asset classes or whether we will invest in other asset classes. We may change our strategy and policies without a vote of our stockholders. We believe that the diversification of our portfolio of assets and flexibility of our strategy, combined with our Manager's and its affiliates' expertise among our target assets, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

As we grow our business, our Manager will make determinations as to the percentage of our assets in each of our target asset classes. Our Manager's Investment Committee will review our compliance with our investment guidelines periodically and our Board of Directors will receive a report at the end of each quarter in conjunction with its review of our quarterly results. Our Board of Directors also will review our portfolio of assets and related compliance with our policies and procedures and investment guidelines at each regularly scheduled Board of Directors meeting.

We expect the Investment Committee of our Manager will recommend and our Board of Directors to approve the following investment guidelines:

•  no investment will be made if it will cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

•  no investment will be made if it will cause us to be regulated as an investment company under the Investment Company Act;

•  no investment will be made outside our target asset classes unless a majority of our independent directors has pre-approved the parameters under which such investment may be made;

•  no investment will be made in non-U.S. assets; and

•  until appropriate investments can be identified, our Manager may invest the net proceeds of this offering, our concurrent private placement and any future offerings of our securities in interest-bearing, short-term investments, including money market accounts or funds, that are consistent with our intention to qualify and maintain our qualification as a REIT and maintain our exemption from registration under the Investment Company Act.

Our Board of Directors will review our investment portfolio and our Manager's compliance with our investment guidelines at each of its regularly scheduled meetings. The Investment Committee of our Manager may change these investment guidelines at any time with the approval of our Board of Directors, but without the approval of our stockholders.

Our Board of Directors will adopt a separate set of policies and procedures to govern our relationships with our Manager and its affiliates. Additionally, our Board of Directors will adopt compliance policies to govern our interaction with our Manager when our Manager is in receipt of material non-public information.

Our Target Assets

Residential Mortgage Loans

We expect to acquire primarily prime jumbo mortgage loans, as well as other non-conforming mortgage loans, which may be adjustable-rate, hybrid and/or fixed-rate mortgage loans.

We believe that if additional limitations are imposed on an Agency's ability to purchase mortgages in the future, then conforming loan limits could be reduced. This would create an opportunity for us to capture loans that would no longer be Agency eligible due to their size. We expect that our jumbo and other non-conforming loans will be comprised of loans to prime borrowers that meet similar underwriting guidelines as those established by the Agencies, as well as additional underwriting restrictions that may be imposed by our Manager, except that they will exceed the maximum loan size allowed by the Agencies for one to four unit properties.

We expect that the mortgage loans that we will acquire will be first lien mortgages secured primarily by residential single family 1 to 4 unit homes in the United States, that can be owner occupied primary residences, second homes, or investment properties, and that can be detached homes, attached homes, townhouses, cooperatives, condominiums or planned-unit-development properties. We expect that the mortgage loans we acquire will be adjustable-rate, hybrid and/or fixed-rate loans with original terms to maturity of not more than 30 years (although we expect our portfolio to be primarily of shorter duration) and will be either fully amortizing or interest-only for up to ten years, and fully amortizing thereafter. Fixed-rate mortgage loans bear an interest rate that is fixed for the term of the loan and do not adjust. The interest rates on adjustable-rate mortgage loans generally adjust monthly (although some may adjust less frequently) to an increment over a specified interest rate index. Hybrid mortgage loans have interest rates that are fixed for a specified period of time (typically three to ten years) and, thereafter, adjust to an increment over a specified interest rate index. Adjustable-rate and hybrid mortgage loans generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. We further believe that as the government reduces the loan balance threshold for conforming mortgage loans, which was raised during the recent financial crisis, there will be an even greater need for lenders to provide credit in the non-conforming mortgage loan market.

We currently do not intend to originate mortgage loans or provide other types of financing directly to the owners of residential real estate. We intend to acquire mortgage loans that are underwritten to our specifications. To the extent that we purchase a residential mortgage loan, our Manager will perform financial, operational and legal due diligence to assess the risks of acquisition. Our Manager will analyze the loan pool and conduct follow-up due diligence. For pool purchases, our Manager will review documentation, debt-to-income ratio, loan-to-value ratios and property valuations. Consideration will also be given to other factors such as the price of the pool, geographic concentration and type of product. In addition, before purchasing a residential mortgage loan, we expect to obtain representations and warranties from each seller covering customary matters, including the following: compliance with our eligibility standards and with our underwriting guidelines; characteristics of the mortgage loans in each pool; compliance with applicable federal and state laws and regulations in the origination of the loans, including consumer protection laws and anti-predatory lending laws; compliance with all applicable laws and regulations related to authority to do business in the jurisdiction where a mortgaged property is located; our acquisition of loans free and clear of any liens other than the security instrument which secures the mortgage against the property; the validity and enforceability of the loan documents; and the lien position of the mortgage. A seller who breaches these representations and warranties in making a loan that we purchase may be obligated to repurchase the loan from us.

We may acquire mortgage loans for our portfolio with the intention of either holding them in our residential mortgage loan portfolio or securitizing them and retaining them in our portfolio as securitized mortgage loans. See "—Financing Strategy" below.

RMBS

We intend to acquire shorter duration RMBS, which are typically certificates created by the securitization of adjustable-rate, hybrid and/or fixed-rate mortgage loans that are collateralized by residential real estate properties. We expect that the majority of our RMBS acquisitions will be Agency RMBS, but we intend to opportunistically supplement our portfolio with other RMBS, including non-Agency RMBS and Agency CMOs.

We expect our Manager to evaluate the credit characteristics of these types of securities based on their underlying collateral profiles, including, but not limited to, loan balance distribution, documentation, geographic concentration, property type, periodic and lifetime interest rate caps, weighted-average loan-to-value and weighted-average credit score. Qualifying securities will then be analyzed based on expectations of prepayments, defaults, losses, vintage, as well as structural nuances. Base case scenarios will be stressed utilizing credit risk-based models. Securities will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

•  Agency RMBS. We will acquire Agency RMBS, which are guaranteed as to the payment of principal and/or interest by an Agency. Whole pool Agency RMBS are considered qualifying assets for any of our subsidiaries that intend to qualify for an exemption from registration under the Investment Company Act pursuant to Section 3(c)(5)(C). See "—Operating and Regulatory Structure—Investment Company Act Exemption." In addition to acquiring issued pools of Agency RMBS, we may also acquire forward-settling Agency RMBS where the pool is TBA. Pursuant to these TBAs, we will agree to purchase, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date.

•  Agency CMOs. Our Agency RMBS assets may include CMOs which are securities that are structured from U.S. government agency, or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities, and can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.

•  Non-Agency RMBS. Non-Agency RMBS may be AAA rated through unrated. We expect to acquire primarily subordinated tranches backed by jumbo mortgage loans and non-conforming loans, although we may also retain subordinated tranches backed by Alt-A mortgage loans and subprime mortgage loans, where we purchase loans and then securitize such loans. The collateral backing these subordinated tranches may be adjustable-rate, hybrid and/or fixed-rate loans. The rating, as determined by one or more of the rating agencies, including Dominion Bond Rating Service, or DBRS, Fitch, Inc., or Fitch, Moody's Investors Service, Inc., or Moody's, and Standard & Poor's Corporation, or S&P, and collectively, the Rating Agencies, indicates the creditworthiness of the investment (which is the obligor's ability to meet its financial commitment on the obligation). The mortgage loan collateral for non-Agency RMBS generally consists of mortgage loans that do not conform to the Agency underwriting guidelines due to certain factors including, but not limited to, mortgage balance in excess of such guidelines, and level of documentation.

Other Mortgage-Related Assets

Subject to qualifying and maintaining our qualification as a REIT and maintaining our exemption from regulation under the Investment Company Act, over time, we may acquire on an opportunistic basis IO strips and PO strips, MSRs and common stock, preferred stock and trust preferred securities issued by REITs.

Our Acquisition Process—Residential Mortgage Loans

We expect our Manager to take advantage of the broad network of relationships of the mortgage investment team provided by our Manager and the other senior investment professionals of Avenue Capital Management who serve as our officers and officers of our Manager and as members of our Manager's Investment Committee to identify opportunities for us to acquire our target assets. These individuals have extensive long-term relationships with financial intermediaries, including primary dealers, investment banks, brokerage firms, repurchase agreement counterparties, leading mortgage originators and commercial banks.

Set forth below is a detailed description of our residential mortgage loan acquisition process.

Step 1—Sourcing

Our Manager expects to identify investment opportunities through its extensive network of relationships within the banking, finance, mortgage servicing and origination industries. Our Manager's senior investment professionals have deep, longstanding management relationships across the residential mortgage market and have developed a reputation for integrity. We also expect our Manager's relationship with Avenue Capital Management to provide us with access to Avenue Capital Management's deep, longstanding relationships with major U.S. financial institutions and we expect to be able to access mortgage loans and securitization opportunities from these relationships. We believe these relationships will enable our Manager to identify new investment opportunities as we seek to deploy our capital and maximize our risk-adjusted returns.

As our Manager identifies originators, banks, investment banks and broker-dealers with whom it expects to enter into strategic origination and sourcing arrangements, each prospective partner will be vetted through a thorough financial and background analysis including a review of their operations, transaction history, financial statements and business model. In addition, our Manager will review each prospective partner's facilities and processes.

In addition, we initially expect to retain highly rated third-party servicers to service our mortgage loan portfolio. We will also conduct a due diligence review of each servicer before executing a servicing agreement.

We may also purchase certain mortgage loans on a servicing-retained basis. We may elect to add a special servicer to service any mortgage loans that become 60 days or more delinquent.

Step 2—Screening/Risk Management

In general, our Manager also expects to evaluate each investment opportunity based on its expected risk adjusted return relative to other comparable investment opportunities available to us. Each investment will be screened by our Manager to determine its impact on our REIT qualification and our exemption from registration under the Investment Company Act. Prior to making an investment decision, our Manager expects to determine whether an investment will cause the portfolio to be too heavily weighted to any specific asset class or geographic location. The terms of any leverage available to us for use in funding an investment purchase will also be taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio.

As part of the risk management process our Manager intends to use detailed proprietary models to evaluate each individual asset for factors such as house price appreciation and depreciation by region, prepayment speeds and foreclosure frequency, cost, and timing. Our Manager expects to perform an initial credit review of potential non-Agency RMBS and residential mortgage assets to determine whether it is beneficial to pursue the potential investment. If our Manager determines that the proposed investment can meet the appropriate risk and return criteria as well as complement our existing investment portfolio, the investment will undergo a more thorough due diligence analysis and underwriting.

Step 3—Initial Due Diligence/Underwriting

We believe that access to Avenue Capital Management's deep industry knowledge and relationships will provide our Manager with an informed perspective when evaluating the fundamental drivers impacting our business. Avenue Capital Management is a broad participant in the capital markets through its capital markets businesses and strategies. Our Manager will evaluate each one of our opportunities based on their expected risk-adjusted return relative to the returns available from other comparable assets.

The senior team has a long history investing across a number of industries in the residential mortgage space, including mortgage origination and servicing, mortgage trading from REO assets through prime jumbo mortgages, financing and banking.

Once a potential residential loan package investment has been identified, our Manager will analyze the loan pool and conduct follow-up due diligence as part of the underwriting process. With respect to our mortgage loans, we will seek assets that meet our stringent underwriting requirements and we will seek to obtain representations and warranties from each seller stating that each loan was underwritten to these requirements. On any loan that breaches representations and warranties, the seller may be obligated to repurchase the loan from us. Our Manager expects to enhance its due diligence and underwriting efforts by accessing third-party specialists with extensive knowledge and industry expertise. Prior to purchasing any such loan, we will perform certain due diligence procedures to verify that each asset meets our criteria, including:

•  Custodial File Review. We will employ the services of a national third-party document custodian to insure the quality and accuracy of all individual mortgage loan closing documents and to hold the documents in safekeeping. As a result, to the extent available, all of the original loan collateral documents that are signed by the borrower, other than the original credit verification documents, are examined, verified and held by the third-party document custodian.

•  Credit and Compliance Review. We will employ the services of third-party underwriting specialists, who will work closely with our Manager to review the key factors for each asset, including, but not limited to, documentation, income and asset verification, compliance with state and national regulations, fraud checks, debt-to-income ratio, and loan-to-value ratios.

•  Property Valuation. We will employ the services of third-party valuation specialists, who will review the value of each asset based on current market factors, and property characteristics such as square feet, lot size, year built, number of bedrooms and bathrooms, and local neighborhood information, among other data points, to provide our Manager with an expected value or sales price for each asset.

•  Continuous Refinement of Underwriting Criteria. The diligence findings will then be measured along with other key factors such as price of the pool, geographic concentrations and type of product to determine the pools relative attractiveness. Our Manager will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

Step 4—Investment Committee

All investments made by our company will either require approval by our Manager's Investment Committee or must comply with a set of investment parameters defined by our Manager's Investment Committee. Our Manager's Investment Committee will be comprised of senior professionals from Avenue Capital Management and executive officers of our Manager. Our Manager's Investment Committee expects to meet regularly or as otherwise needed to evaluate potential investments and review our investment portfolio. Additionally, the members of our Manager's Investment Committee are anticipated to be available to guide our Manager's investment professionals throughout their evaluation, underwriting and structuring of prospective investments. Generally, our Manager's investment team will be responsible for presenting to our Manager's Investment Committee a memorandum on the investment opportunities that provides an in-depth overview of the collateral, due diligence conducted, key financial metrics and analyses, as well as investment considerations and risk mitigants.

Step 5—Asset Management and Portfolio Monitoring

Our Manager will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage positions consistent with qualifying and maintaining our qualification as a REIT. Our Manager will have access to an industry leading technology platform, including advanced software which provides real time status and loan level reporting.

We expect to retain servicers to service our mortgage loan portfolio. While our target asset class primarily consists of prime quality jumbo mortgage loans, and the risk of credit losses should be low, our Manager will manage the relationships with our loan servicers and special servicers to work successfully with the borrowers to avoid foreclosure where possible, cure loan defaults and prevent future defaults. Our Manager will seek to resolve payment issues with non-performing borrowers and, with appropriate consideration of the borrowers' specific economic situation and our objectives, modify loans to enable the borrowers to continue to make payments and otherwise perform on the modified mortgage loan terms.

When securities are acquired or created, in the form of RMBS, our Manager will be responsible for interacting with the servicer or trustee and reviewing in detail the monthly reports. Moreover, we will proactively monitor currently non-delinquent borrowers who our Manager determines, through its proprietary analysis, to be "at risk" of future stress in order to mitigate loss before delinquency occurs. Any material modification or amendment to a mortgage loan will require the approval of our Manager.

Our Acquisition Process—RMBS and Other Mortgage-Related Assets

In addition to mortgage loans, our Manager will be responsible for sourcing and screening other acquisition opportunities including Agency RMBS, non-Agency RMBS and other mortgage-related assets. Our Manager will be responsible for sourcing and screening target asset acquisition opportunities, and assessing asset suitability. Our Manager expects to conduct interest rate and prepayment analysis, evaluate cash flows and collateral performance, review legal structure, servicer and originator information and structure acquisitions, as appropriate. Upon identification of an acquisition opportunity, the asset will be screened and monitored by our Manager to determine its impact on qualifying and maintaining our qualification as a REIT and maintaining our exemption from registration under the Investment Company Act. Our Manager will perform financial, operational, credit and legal due diligence to assess the risks of the asset. Consideration may also be given to other factors such as price, geographic concentrations and type of product. Our Manager expects to refine its underwriting criteria based upon actual experience and as market conditions and investor requirements evolve. The evaluation process will also include relative value analyses based on yield, credit rating, average life, expected duration, option-adjusted spreads, prepayment assumptions and credit exceptions. Other considerations in our asset acquisition process may include analysis of fundamental economic trends and relevant regulatory developments.

When evaluating Agency RMBS, our Manager will analyze various factors affecting the rate at which mortgage prepayments occur, including changes in the level and directional trends in housing prices, interest rates, general economic conditions, the age of the mortgage loan, the location of the property and other social and demographic conditions.

The evaluation process with respect to non-Agency RMBS will include relative value analyses based on yield, credit rating, average life, effective duration, option-adjusted spreads, prepayment assumptions, credit exceptions and credit loss cushions built into the individual bonds.

In addition to Agency RMBS, non-Agency RMBS, and mortgage loans, we expect our Manager to take advantage of our Manager's and Avenue Capital Management's broad network of relationships to identify opportunities for us to acquire our other target assets. Our Manager, Avenue Capital Management and their affiliates have extensive long-term relationships with financial intermediaries, including primary dealers, investment banks, brokerage firms, repurchase agreement counterparties, leading mortgage originators and commercial banks.

In evaluating the merits of any particular proposed asset acquisition, our Manager will also evaluate the diversification of our portfolio of assets. If our Manager determines that a proposed asset presents excessive concentration risk, it may determine not to acquire an otherwise attractive asset on our behalf.

Post-purchase, our Manager will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage our positions.

Our Financing Strategy

We expect to use leverage to increase potential returns to our stockholders. Subject to qualifying and maintaining our qualification as a REIT, we expect to use a number of sources to finance our assets, including repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities). The amount of leverage we may employ for particular assets will depend upon the availability of particular types of financing and our Manager's assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Although we are not required to maintain any particular leverage ratio, including the maximum amount of leverage we may use, we expect initially to deploy, on a debt-to-equity basis, up to      :1 leverage on Agency RMBS, up to      :1 leverage on mortgage loans and up to      :1 on non-Agency RMBS. We believe these initial leverage ratios are prudent for these asset classes. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. We may, however, be limited or restricted in the amount of leverage we may employ by the terms and provisions of any financing or other agreements that we may enter into in the future, and we may be subject to margin calls as a result of our financing activity. In addition, we intend to rely on short-term financing such as repurchase transactions under master repurchase agreements, the duration of which is typically 30 to 90 days.

Subject to our qualifying and maintaining our qualification as a REIT, over time we may use a number of sources to finance our assets, including the following:

•  Repurchase Agreements. We may use repurchase agreements to finance our assets. We currently do not have commitments from any lenders for any repurchase agreements. Repurchase agreements effectively allow us to borrow against loans and securities that we own. Under these agreements, we will sell our loans and securities to counterparties and agree to repurchase the same loans and securities from our counterparties at a price equal to the original sale prices plus an interest factor. During the term of the repurchase agreement, we earn the principal and interest on the related loans and securities and pay interest to the counterparty. We intend to maintain formal relationships with multiple counterparties to obtain repurchase agreement financing on favorable terms. For a description of risks related to repurchase agreements, see "Risk Factors—Risks Related to Our Business—We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable" and "—We may depend on repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing."

•  Warehouse Facilities. We may use temporary financing mechanisms, such as warehouse facilities, to finance assets. We currently do not have commitments for any warehouse facilities. We may use warehouse facilities in connection with the structuring of securitization transactions. Prior to an expected securitization issuance, there is a period during which securities and assets are identified and acquired for potential inclusion in the securitization, known as a warehouse accumulation period. The warehouse provider purchases these securities and assets and holds them on its balance sheet. We would direct the acquisition of securities and assets by the warehouse provider during this period and would contribute cash and other collateral to be held in escrow by the warehouse provider to cover our share of losses should securities or assets need to be liquidated. Typically, we would share gains, including the net interest income earned during the warehouse period, and losses, if any, with the warehouse provider. For a description of risks related to warehouse facilities, see "Risk Factors—Risks Related to Our Business—We may depend on repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing."

•  Securitizations. Based on management's assessment of market conditions, we expect to acquire mortgage loans for our portfolio with the intention of securitizing them and retaining all or a part of the securitized assets in our portfolio. In the aftermath of the global financial crisis, the non-Agency RMBS securitization market has come to a virtual halt. The return of an active private RMBS market, which we believe is an essential factor in long term housing industry recovery, is going to take some time to develop as rating agencies forge ahead with recalibrating risk metrics and sort through the evolving regulatory landscape for the private RMBS market. We expect to be a player in the reemergence of this important market as the new private RMBS market takes shape. We anticipate that as this market redevelops, the securitizations we will sponsor will involve our transfer of our mortgage loans we purchase to a single-purpose, bankruptcy-remote subsidiary which is established solely for the purpose of holding loans. This subsidiary will complete the borrowing through the issuance of notes or certificates secured by the loans. The notes or certificates may be issued in the capital markets to a variety of investors, including banks, non-bank financial institutions and other investors. Normally, the notes or certificates issued in a securitization are tranched into a series of notes or certificates with the most senior notes or certificates enjoying the first priority lien position in the collateral and the most junior or subordinated notes or certificates holding only a residual interest in the collateral after the more senior notes or certificates are paid in full.

  Securitizations offer us the opportunity to fund the mortgage loan assets we hold with long term debt in the form of the notes or certificates issued by the subsidiary. We expect that in the securitizations we create we will sell the most senior notes or certificates and retain the junior notes or certificates associated with a securitization. As a holder of the junior notes or certificates, we will be more exposed to losses on the portfolio investments because the equity interest we retain in the subsidiary would be subordinate to the more senior notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the more senior notes or certificates experience any losses. For a description of risks related to securitization, see "Risk Factors—Risks Related to Our Business—We may depend on repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing."

•  Bank Credit Facilities. We may use bank credit facilities (including term loans and revolving facilities) to finance our assets. These financings may be collateralized or non-collateralized and may involve one or more lenders. Credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates. For a description of risks related to bank credit facilities, see "Risk Factors—Risks Related to Our Business—We may depend on repurchase agreements, warehouse facilities, securitization and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business. We intend to rely on short-term financing and thus are especially exposed to changes in the availability of financing."

Our Hedging and Risk Management Strategy

We may, from time to time, utilize hedging instruments to hedge the interest rate risk associated with our borrowings. Under the federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying sources must generally not exceed 5% of our gross income each year.

We also may engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The federal income tax rules applicable to REITs may require us to implement certain of these techniques through a TRS that is subject to U.S. federal, state and local corporate income taxation. Our interest rate management techniques may include:

•  hedging instruments, including interest rate swap agreements, interest rate cap agreements, interest rate floor and collar agreements and IO strips;

•  Eurodollar futures contracts and options on such contracts; and

•  other similar transactions.

In addition to investing in specific Agency RMBS, we may utilize forward-settling purchases and sales of Agency RMBS where the underlying pools of mortgage loans are TBAs. Pursuant to these TBA transactions, we will agree to purchase or sell, for future delivery, Agency RMBS with certain principal and interest terms and certain types of underlying collateral, but the particular Agency RMBS to be delivered is not identified until shortly before the TBA settlement date. We will primarily engage in TBA transactions for purposes of managing certain risks associated with the Agency RMBS we will own. The principal risks that we will use TBAs to mitigate are interest rate and yield spread risks. For example, we may hedge the interest rate and/or yield spread risk inherent in our Agency RMBS we will own by taking short positions in TBAs that are similar in character. Alternatively, we may engage in long positions in TBA transactions because we find them attractive on their own, from a relative value perspective or otherwise. Our ability to engage in TBA transactions may be limited by our intention to qualify and maintain our qualification as a REIT.

We expect to attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we may seek (1) to match the maturities of our debt obligations with the maturities of our assets and (2) to match the interest rates on our assets with like-kind debt (i.e., we may finance floating rate assets with floating rate debt and fixed-rate assets with fixed-rate debt), directly or through the use of hedging instruments, including interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, IO strips or other financial instruments that we deem appropriate, or through a combination of these strategies. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Risk management is a component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Because we intend to acquire primarily fixed income securities, losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we expect to employ financial leverage in funding a portion of our portfolio, mismatches in the maturities of our assets and liabilities creates risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins are dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. In order to minimize the risks to us, we expect to employ security-specific risk measurement and management processes. Our risk management tools include software and services licensed or purchased from third parties, in addition to proprietary analytical methods developed by our Manager. There can be no guarantee that these tools will protect us from market risks.

Policies With Respect to Certain Other Activities

If our Board of Directors determines that additional funding is required, we may raise such funds through additional public and private offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our Board of Directors determines to raise additional equity capital, it has the authority, without stockholder approval, to authorize us to issue additional shares of common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities to repurchase or otherwise reacquire our shares of common stock. We may also make loans to third parties, including, to joint ventures in which we participate, subject to qualifying and maintaining our qualification as a REIT. We may, but do not intend to, underwrite securities of other issuers or invest in the securities of other issuers for the purpose of exercising control.

In addition, we may borrow money to finance the acquisition of assets. If and to the extent available at the relevant time, we expect to use traditional forms of financing, such as repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities). Our investment guidelines and our portfolio and leverage will be periodically reviewed by our Board of Directors as part of its oversight of our Manager.

We may, but do not intend to, acquire common stock, preferred stock and trust preferred securities issued by REITs, subject to gross income and asset tests necessary for REIT qualification; however, we will not acquire these securities if the issuer of such securities is in financial distress or undergoing a turnaround or is in bankruptcy, reorganization or liquidation.

Our Board of Directors may change any of these policies at any time without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We will elect and intend to qualify to be taxed as a REIT commencing with our short taxable year ending December 31, 2011. Our qualification as a REIT, and the maintenance of such qualification, will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we intend to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ending December 31, 2011.

As a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any TRS that we may form or acquire will be subject to federal, state and local income tax. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute annually at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify as a REIT in any calendar year and do not qualify for certain statutory relief provisions, our income would be subject to U.S. federal income tax, and we would likely be precluded from qualifying for treatment as a REIT until the fifth calendar year following the year in which we failed to qualify. Even if we qualify as a REIT, we may still be subject to certain U.S. federal, state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income.

Investment Company Act Exemption

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term "investment securities," among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We intend to conduct our operations so that we do not come within the definition of an investment company because less than 40% of our total assets on an unconsolidated basis will consist of "investment securities." The securities issued to us by any wholly owned or majority owned subsidiary that we may form in the future that is excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our wholly owned and majority owned subsidiaries, we will be primarily engaged in the non investment company businesses of these subsidiaries.

If the value of our investments in our subsidiaries that are excepted from the definition of "investment company" by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we own, exceeds 40% of our total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exemptions from the Investment Company Act, we may have to register under the Investment Company Act and could become subject to substantial regulation with respect to our capital structure (including the ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect that a wholly-owned qualified REIT subsidiary formed to hold mortgage loans, whole pool Agency RMBS and certain other mortgage assets will qualify for an exemption from registration under the Investment Company Act as an investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." In addition, certain of our other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally means that at least 55% of each such subsidiary's portfolios must be comprised of qualifying assets and at least 80% of our portfolio must be comprised of qualifying assets and real estate related assets under the Investment Company Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the SEC staff in various no action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate related assets non-Agency RMBS, debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass through entities of which substantially all of the assets consist of qualifying assets and/or real estate related assets. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Competition

In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, public and private funds, commercial and investment banks, money managers, hedge funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. A number of other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for opportunities to acquire assets. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding under programs established by the U.S. government to the extent that we are not eligible to participate in such programs. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Furthermore, competition for assets of the types and classes which we will seek to acquire may lead to the price of such assets increasing, which may further limit our ability to generate desired risk-adjusted returns for our stockholders. We may also compete for opportunities to acquire assets with other clients of our Manager and its affiliates. See "Our Management—Conflicts of Interest."

In the face of this competition, we expect to have access to our Manager's and its affiliates' professionals and their industry expertise, which may provide us with a competitive advantage and help us assess acquisition risks and determine appropriate pricing for certain potential assets. We expect that these relationships will enable us to compete more effectively for attractive opportunities to acquire our target assets.

Staffing

We will be managed by our Manager pursuant to our management agreement between our Manager and us. All of our officers are employees of our Manager and/or its affiliates. We will have no employees upon completion of this offering. See "Our Manager and Our Management Agreement—Management Agreement."

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings which we or our Manager consider to be material.

OUR MANAGER AND OUR MANAGEMENT AGREEMENT

General

We will be externally advised and managed by Avenue REIT Advisors LLC, or our Manager, a wholly owned subsidiary of Avenue Capital Management II, L.P., and SEC-registered investment advisor. All of our officers are officers of our Manager and employees of Avenue Capital Management or one of its affiliates. The executive offices of our Manager are located at 399 Park Avenue, New York, New York 10022, and the telephone number of our Manager's executive offices is (212) 878-3500.

Officers of Our Manager

The following table sets forth certain information with respect to each of the officers of our Manager:

Officer	Age	Position held with our Manager
Sadie Gurley	40	Chief Executive Officer and Portfolio Manager

Randy Takian	36	President

Jay Lown	47	Chief Investment Officer and Portfolio Manager

Thomas Larkin	47	Chief Financial Officer

Ty Oyer	39	Secretary

Biographical information for each of our Manager's officers is as follows:

Sadie Gurley. Ms. Gurley has served as our Manager's Chief Executive Officer and Portfolio Manager since its inception in May 2011 and will serve as a member of its Investment Committee. She has also served as our Chief Executive Officer and Portfolio Manager since our inception in May 2011 and as a Portfolio Manager of Avenue Capital Management since April 2011. Prior to joining Avenue Capital Group, she co-founded and served as a principal of GreenLake Investment Partners, LLC, a private investment management firm, with Mr. Lown, our Chief Investment Officer, in October 2010. From June 2006 to June 2010, Ms. Gurley was a Managing Director and a Senior Portfolio Manager at Marathon Asset Management where she was responsible for trading mortgage loans and securities for the Marathon Structured Finance Fund, a private fund selected by the U.S. Treasury to participate in the Legacy Securities Public-Private Investment Program, and for the Marathon Distressed Sub Prime Fund. Ms. Gurley led the development of and served as Chairman of the Board for Matrix Servicing LLC, a residential mortgage special servicer, from April 2007 to November 2010. From January 2005 to January 2006, Ms. Gurley was employed by Fortress Investment Group where she was a portfolio manager of a prime, subprime and manufactured housing whole loan and securities portfolio focused on Newcastle Investment Corp, a publicly traded REIT. Previously, Ms. Gurley was employed by Goldman, Sachs & Co. from June 1995 to January 2005, where she worked in various roles focused on RMBS and other ABS, including trading and investment analysis. From 2000 to 2005, Ms. Gurley was a Vice President in the Asset Backed Securities Trading and Mortgage Trading desks where she was responsible for trading whole loans, hedging strategies, due diligence, contract negotiation, creation of structured solutions and securitizations. From 1998 to 1999, Ms. Gurley worked in the Principal Finance Group advising clients on acquisitions and divestitures of consumer finance businesses and asset portfolios. From 1995 to 1998, Mrs. Gurley was a member of the mortgage research team and provided analysis of mortgage and asset backed collateral portfolios for structured transactions, securitizations and valuation. Ms. Gurley has a B.A. in Economics from Washington State University (1991) and received her MBA from the New York University (2000).

Randy Takian. Mr. Takian has served as our Manager's President since its inception in May 2011 and will serve as a member of its Investment Committee. He has also served as our President and as a member of our Board of Directors since our inception in May 2011. Since October 2010, Mr. Takian has served as President and Chief Executive Officer and as a member of the Board of Trustees of Avenue Income Credit Strategies Fund (NYSE: ACP), a registered closed-end fund sponsored by Avenue Capital Group and advised by Avenue Capital Management, and as Senior Managing Director and Head of Traditional Asset Management of Avenue Capital Group. Prior to joining Avenue Capital Group in October 2010, Mr. Takian held various positions within Morgan Stanley Investment Management Inc., most recently having served as Managing Director and Head of Americas for distribution, product and marketing, as well as Head of Morgan Stanley Investment Management's Corporate Development team. Prior roles at Morgan Stanley Investment Management included heading the strategy and product development group and the $10 billion senior loan business for the Alternatives Group. Prior to joining Morgan Stanley Investment Management in March 2006, Mr. Takian led the strategy and mergers and acquisitions group for the Global Wealth and Investment Management businesses at Bank of America from July 1996 to March 2006. Mr. Takian received a B.A. in Economics and International Relations from Brown University (1996).

Jay Lown. Mr. Lown has served as our Manager's Chief Investment Officer and Portfolio Manager since its inception in May 2011 and will serve as a member of its Investment Committee. He has also served as our Chief Investment Officer and Portfolio Manager since our inception in May 2011. Mr. Lown has served as a Portfolio Manager of Avenue Capital Management since April 2011. Prior to co-founding and serving as a principal of GreenLake with Ms. Gurley in the fall of 2010, Mr. Lown spent 11 months at NewOak Capital as head of the residential mortgage loan business and as a member of the bank advisory group. Prior to joining NewOak, Mr. Lown was a fellow at the Office of Thrift Supervision, or OTS, from March 2008 through September 2009. At OTS, he served as an advisor to the Senior Deputy Director's office, and focused on residential mortgage loan origination and residential asset valuation and RMBS. Noteworthy assignments included participating in the creation of the Obama administration's "Making Home Affordable" modification program, the review of TARP Capital Purchase Program applications for OTS thrifts and working with the Acting Deputy Director of Examinations, Supervision, and Consumer Protection and regional staff on troubled institutions. Before OTS, Mr. Lown spent six years at UBS Securities LLC in mortgage trading. Initially hired in April 2002 to build out a subprime mortgage whole loan trading desk, he built the platform into a team of 15 professionals which executed over $20 billion in RMBS securitizations. While at UBS Securities, Mr. Lown later managed an internal mortgage origination platform specializing in Alt-A mortgage loans, overseeing all units within the organization, including sales, capital markets and operations. The platform originated over $500 million in loans over the course of 12 months and completed three securitizations. Mr. Lown began his career at Salomon Brothers (now Citigroup) in 1991, where he spent 11 years working for the mortgage trading desk. The last six years at Citigroup were in the Mortgage Finance Group where Mr. Lown held several positions both in investment banking and mortgage finance roles. While serving in these positions, he developed strong credit, contract finance and securitization skills. Mr. Lown has a B.S. from Lehigh University (1985) and an MBA from Northeastern University (1991) and holds Series 7, 24, 63 and 79 licenses.

Thomas Larkin. Mr. Larkin has served as our Manager's Chief Financial Officer since its inception in May 2011 and will serve as a member of its Investment Committee. He has also served as our Chief Financial Officer since our inception in May 2011. Mr. Larkin is the Chief Financial Officer of Avenue Capital Group and is responsible for the accounting and financial operations of the firm. Prior to joining Avenue Capital Group in April 2011, Mr. Larkin was the Chief Operating Officer of Ellington Management Group L.L.C. from February 2004 to April 2011, where he was responsible for the firm's accounting, operational and financial activities. Prior to that, Mr. Larkin served from 1997 to 2004 as Chief Financial Officer of Resurgence Asset Management, an investment management firm specializing in securities of financially distressed companies. At Resurgence, Mr. Larkin was responsible for all accounting and financial operations. Prior to joining Resurgence in 1997, he was the Controller of Concord International Investments Group, a multinational investment management firm from 1992 to 1997. Mr. Larkin started his career and worked at Ernst & Young from 1986 until 1990, where he provided auditing and consulting services to companies in a variety of industries, including hedge funds, mutual funds, and oil and gas concerns. Mr. Larkin received a B.S. in Accounting from Boston College (1986). He is also a Certified Public Accountant.

Ty Oyer. Mr. Oyer has served as the Secretary of our Manager since its inception in May 2011 and will serve as a member of its Investment Committee. Mr. Oyer has also served as our Secretary since our inception in May 2011. Mr. Oyer joined Avenue Capital Group as a Compliance Manager in July 2008. Mr. Oyer also serves as the Secretary of Avenue Income Credit Strategies Fund, a position he has held since December 2010, and as the Deputy Chief Compliance Officer of Avenue Capital Group, a position he has held since January 2011, where he is responsible for assisting in the management of compliance-related matters across the Avenue Capital Group investment strategies. Prior to joining Avenue Capital Group, Mr. Oyer was a Compliance Officer at D.B. Zwirn & Co., an investment management firm, from June 2007 to June 2008, where he developed and implemented controls and procedures in accordance with securities laws, industry best practices and internal mandates. Prior to joining D.B. Zwirn & Co., Mr. Oyer was a Vice President at Vastardis Capital Services LLC, a financial services firm, from August 2004 to June 2007, where he developed compliance programs for investment advisers and conducted due diligence assessments of domestic and off-shore hedge and private equity fund managers and related service providers. Prior to joining Vastardis Capital Services, Mr. Oyer was an Associate Attorney at Littlefield & Peterson where he represented international corporations, universities, and elite athletes before the U.S. Departments of Justice, Labor, and Homeland Security. Mr. Oyer received a B.A. in

English Literature from Brigham Young University (1998) and a J.D. from the University of Utah College of Law (2002).

Investment Committee

Our Manager will have an Investment Committee that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines. In addition to Ms. Gurley and Messrs. Takian, Lown, Larkin and Oyer, Mr. Gellert, a Senior Portfolio Manager responsible for directing the investment activities of the Avenue Real Estate Strategy, will serve on the Investment Committee. We also expect one of Avenue Capital Group's principals to serve on the Investment Committee. The Investment Committee will meet as frequently as it believes is necessary.

Biographical information for each of Ms. Gurley and Messrs. Takian, Lown, Larkin and Oyer is set forth above in the section entitled "—Officers of Our Manager." Biographical information for the other members of our Manager's Investment Committee is set forth below:

Edward Gellert. Mr. Gellert joined Avenue Capital Group in 2004 and is a Senior Portfolio Manager of Avenue Capital Management. Real estate investing has been the exclusive focus of his professional career over the last 23 years. Mr. Gellert is responsible for directing the investment activities of the Avenue Real Estate Strategy. Prior to joining Avenue Capital Group, Mr. Gellert founded EDGE Partners LLC, or EDGE Partners, a real estate firm specializing in the acquisition of mortgages, commercial property assets, new construction and re-development projects in all asset classes. Through affiliates of EDGE Partners, Mr. Gellert has served as co-managing member of various joint venture entities that have developed, repositioned and own or have divested over 1.2 million square feet of properties. Prior to founding EDGE Partners in 2001, Mr. Gellert sourced in excess of $1 billion of distressed debt and property purchases while associated with Argent Ventures LLC, or Argent, where he was also a member of limited liability companies formed by Argent in connection with its deals. From 1993-1996, Mr. Gellert worked at Amroc where he was responsible for closing in excess of $500 million of distressed debt purchases and property acquisitions. Prior to joining Amroc, he served as an analyst and asset manager at BRT Realty Trust, a publicly-traded mortgage REIT. Mr. Gellert is also the founder of EDGE Management LLC, a property management firm, and is the co-founder of Shares of New York Marketing LLC, a residential real estate brokerage firm. Mr. Gellert received a B.S.M. from the Freeman School of Business at Tulane University (1988).

Management Agreement

We will enter into a management agreement with our Manager, pursuant to which our Manager will manage our business affairs, including the day-to-day management of our operations. Our management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our management agreement will become effective upon completion of this offering.

Our Manager's role as manager will be under the supervision and direction of our Board of Directors, subject to the terms and conditions of our management agreement and such other further limitations or parameters that our Board of Directors may impose on our Manager from time to time. Our Manager will be responsible for, among other duties:

•  performing all of our day-to-day functions;

•  determining investment criteria in conjunction with, and subject to the supervision of, our Board of Directors;

•  sourcing, analyzing and executing asset acquisitions, sales and securitizations;

•  performing asset and liability management duties, including hedging and financing; and

•  performing financial and accounting management.

In conjunction with those duties, our Manager will perform (or cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

•  serving as our consultant with respect to the periodic review of the investment guidelines and other policies for our acquisitions of assets, financing activities and operations, any modification to which must be approved by a majority of our independent directors;

•  investigating, identifying, analyzing, evaluating and selecting possible opportunities and negotiating, acquiring, financing, retaining, monitoring, selling, restructuring or disposing of assets consistent with our investment guidelines;

•  with respect to prospective purchases, sales or exchanges of assets, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

•  advising us on, negotiating and entering into, on our behalf, repurchase agreements, warehouse facilities, securitizations, bank credit facilities (including term loans and revolving facilities), credit finance agreements, commercial papers, interest rate swap agreements and other hedging instruments, and all other agreements and engagements required for us to conduct our business;

•  assisting us in developing criteria for asset purchase commitments that are specifically tailored to our objectives and strategies and making available to us its knowledge and experience with respect to RMBS, mortgage loans, real estate, real estate-related securities and other real estate-related assets;

•  serving as our consultant with respect to arranging for the issuance of RMBS from pools of mortgage loans or RMBS owned by us;

•  representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, RMBS, mortgage loans (including on a portfolio basis), real estate, real estate-related securities and other real estate-related assets, and the sale and commitment to sell such assets;

•  coordinating and managing operations of any co-investment interests or joint venture held by us and conducting all matters with the co-investment partners or joint venture;

•  providing executive and administrative personnel, office space and office services required in rendering services to us;

•  administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our Board of Directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

•  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders, including maintenance of our website, logo design, analyst presentations, annual meeting arrangements and investor conferences;

•  evaluating and recommending to our Board of Directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with our investment guidelines;

•  counseling us regarding qualifying and maintaining our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and U.S. Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

•  counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

•  engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate, investment banking, mortgage brokerage, appraisal, securities brokerage, underwriting review services, due diligence services, insurance services, legal and accounting services, other financial services, and all other services as may be required relating to our operations and assets, including potential asset acquisition;

•  furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

•  monitoring the operating performance of our assets and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•  deploying and redeploying any moneys and securities of ours (including acquiring in short-term investments pending the acquisition of other assets, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

•  assisting us in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

•  assisting us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

•  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act of 1933, as amended, or the Securities Act, or by the stock exchange requirements;

•  assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

•  placing, or facilitating the placement of, all orders pursuant to our Manager's investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

•  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on our behalf in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

•  using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

•  counseling us in connection with policy decisions to be made by our Board of Directors;

•  performing such other services as may be required from time to time for management and other activities relating to our assets and business as our Board of Directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

•  using commercially reasonable efforts to cause us to comply with all applicable laws.

Our Manager maintains a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager or its affiliates also serve as officers or directors of our company, such officers will owe us duties under Maryland law in their capacity as officers or directors of our company). Pursuant to our management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders or partners for acts or omissions performed in accordance with and pursuant to our management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under our management agreement, as determined by a final non-appealable order of a court of competent jurisdiction.

We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to our management agreement.

Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under our management agreement or any claims by our Manager's personnel relating to the terms and conditions of their employment by our Manager.

Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (for example, a transaction was effected in violation of our investment guidelines) or in the trade process (for example, a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Pursuant to the terms of the management agreement, our Manager is required through Avenue Capital Management and its affiliates to provide a management team (including, without limitation, a Chief Executive Officer and Portfolio Manager, a President, a Chief Financial Officer, a Chief Investment Officer and Portfolio Manager and a Secretary) along with appropriate support personnel, to deliver the management services to us, with the members of such management team, other than those that are dedicated or partially dedicated to us, devoting such portion of their time to the management of us as our Manager deems reasonably necessary and appropriate for the proper performance of all of our Manager's duties, commensurate with the level of our activity from time to time.

Our Manager will, as soon as reasonably practicable following the completion of this offering, provide us with a dedicated Chief Financial Officer, who will devote all or substantially all of his or her working time to the performance of his or her duties as our Chief Financial Officer. We will be responsible for the costs of the wages, salary and benefits of the dedicated Chief Financial Officer and will reimburse our Manager or its affiliates for such costs. Our management agreement also permits our Manager to appoint a dedicated or partially dedicated controller and a dedicated or partially dedicated in-house legal counsel to our company. Any dedicated controller or in-house legal counsel, if one is provided, will be required by our Manager to dedicate all or substantially all of his or her business time and efforts to us. We will be responsible for the costs of the wages, salary and benefits incurred by our Manager or its affiliates to employ any dedicated controller or in-house legal counsel (or a pro rata portion of such costs based on the working time and effort spent on matters related to our company by any partially dedicated controller or in-house legal counsel). The annual amount of the wages, salaries and benefits we will be required to reimburse to our Manager or its affiliates for any dedicated or partially dedicated Chief Financial Officer, controller and in-house legal counsel our Manager provides will not exceed $       .

Our management agreement may be amended or modified by agreement between us and our Manager. The initial term of our management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager's performance and the management fees annually and, following the initial term, our management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock (other than shares held by our Managers and its affiliates), based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager's right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days' prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to      times the sum of (1) the average annual base management fee and (2) the annual average incentive fee earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate our management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days' prior written notice from our Board of Directors for cause, which is defined as:

•  our Manager's continued material breach of any provision of our management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such material breach if our Manager, under certain circumstances, has taken steps to cure such material breach within 30 days of the written notice);

•  our Manager's fraud, misappropriation of funds, or embezzlement against us;

•  our Manager's gross negligence of duties under our management agreement;

•  the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•  our Manager is convicted (including a plea of nolo contendere) of a felony; and

•  the dissolution of our Manager.

Our Manager may generally only assign our management agreement or any of its duties thereunder with the written approval of a majority of our independent directors. Our Manager, however, may assign our management agreement or any of its duties thereunder to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

Our Manager may terminate our management agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew our management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate our management agreement upon 60 days' written notice. If our management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

Management Fees, Expense Reimbursements and Termination Fee

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager and Avenue Capital Management to conduct our day-to-day operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base Management Fee

We will pay our Manager a base management fee under our management agreement, calculated and payable quarterly in arrears, equal to       % per annum of our stockholders' equity.

For purposes of calculating the base management fee, our "stockholders' equity" means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items (such as depreciation and amortization) after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders' equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders' equity shown on our financial statements.

The base management fee of our Manager will be calculated within 30 days after the end of each fiscal quarter and such calculation will be promptly delivered to us.

Incentive Fee

Our Manager will be entitled to an incentive fee at the end of each quarter in an amount equal to    % of the dollar amount by which Core Earnings (as described below) for the most recently completed fiscal quarter, or the Current Quarter, before the incentive fee received in relation to such fiscal quarter, exceeds a quarterly hurdle (as described below).

Quarterly Hurdle. The product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the Current Quarter and (2)       %, or the Hurdle, expressed on a quarterly basis.

Core Earnings for the initial fiscal quarter following this offering will be calculated from the settlement date of this offering through the end of such fiscal quarter to the extent that such period is not a full fiscal quarter, and the Hurdle for the initial fiscal quarter following this offering will be calculated from the settlement date of this offering (allocated on a pro rata daily basis for such fiscal quarter).

The incentive fee will be calculated within 30 days after the end of each quarter and such calculation will promptly be delivered to us. Our management agreement provides that a minimum of    % of each incentive fee payable to our Manager is to be paid in restricted shares of our common stock, with the balance paid in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of any incentive fee in the form of restricted shares of our common stock. Our management agreement further provides that our Manager may not elect to receive restricted shares of our common stock as payment of its incentive fee, other than in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading). The number of shares of restricted common stock payable to our Manager as part of its incentive fee, if any, for a fiscal quarter, will equal the aggregate dollar amount of the incentive that is payable as restricted common stock for such quarter, divided by the average closing price of our common stock on the NYSE during the 30 days prior to the end of such quarter. If in the future our common stock is no longer listed on a national securities exchange or otherwise publicly traded, each incentive payable to our Manager will be paid in cash until such time as our shares are listed or otherwise publicly traded. We intend to grant our Manager registration rights to have the shares of restricted common stock issuable to our Manager in payment of its incentive fee paid to our Manager in respect of its incentive fee registered for resale.

The shares of restricted common stock payable to our Manager as part of its incentive fee for a current quarter, will vest over a              period following the quarter in which such fee was earned.

To the extent that payment of the incentive fee to our Manager in shares of our common stock would result in a violation of the stock ownership limits set forth in our charter, all or a portion of the incentive fee payable to our Manager will be paid in cash to the extent necessary to avoid such violation. In such a situation, our Manager will not receive the cash payment until such time as the shares of common stock that would have been issued would have vested as described above.

Reimbursement of Expenses

Because the personnel of our Manager and its affiliates will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager and its affiliates will be paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis.

We will also pay all operating expenses, except those specifically required to be borne by our Manager and its affiliates under our management agreement. The expenses required to be paid by us include, but are not limited to:

•  expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

•  costs of the year-end audit and quarterly reviews, including the costs associated with compliance with the Sarbanes-Oxley Act, tax preparation and legal counsel;

•  the compensation and expenses of our directors and the cost of directors' and officers' liability insurance premiums, and any non-covered indemnification expense;

•  costs of the wages, salaries and benefits incurred by our Manager or its affiliates to employ the dedicated Chief Financial Officer our Manager will provide and any controller or in-house legal counsel our Manager may provide (or a pro rata portion of the costs of the wages, salaries and benefits associated with a partially dedicated controller and/or in-house legal counsel based on the portion of their working time and efforts spent on our matters);

•  costs associated with the establishment and maintenance of any of our repurchase agreements, warehouse facilities, securitizations and bank credit facilities (including term loans and revolving facilities) or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•  direct expenses connected with communications to holders of our securities or of our subsidiaries, all direct costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, and the costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

•  costs and expenses incurred with respect to Bloomberg and other market data information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

•  compensation and expenses of our custodian and transfer agent, if any;

•  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•  all taxes and license fees;

•  all insurance costs incurred in connection with the operation of our business except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

•  expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our assets separate from the office or offices of our Manager;

•  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

•  expenses incurred in connection with obtaining and maintaining "errors and omissions" insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of our Manager in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets; and

•  all other expenses actually incurred by our Manager, which are reasonably necessary for the performance by our Manager of its duties and functions under our management agreement.

Except as described above for the costs (or the pro rata portion of the costs) of the wages, salaries and benefits incurred by the Manager or its affiliates to employ the dedicated Chief Financial Officer our Manager will provide and any dedicated or partially dedicated controller or in-house legal counsel our Manager may provide, we will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel. The management agreement provides that the annual amount of the wages, salaries and benefits paid or reimbursed to our Manager or its affiliates with respect to the dedicated or partially dedicated Chief Financial Officer, controller and/or in-house legal counsel our Manager provides will not exceed $                  .

Termination Fee

A termination fee will be payable in the event that our management agreement is terminated without cause, or is not renewed, upon the affirmative vote of at least two-thirds of our independent directors or the holders of a majority of our outstanding common stock (other than those shares held by members of our senior management team and affiliates of our Manager), based upon unsatisfactory performance by our Manager that is materially detrimental to us or based upon a determination that the compensation payable to our Manager under our management agreement is not fair, unless our Manager agrees to compensation that at least two-thirds of our independent directors determine is fair. The termination fee will be equal to           times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, upon termination of our management agreement, the restricted shares of common stock issued to our Manager in respect any incentive fee shall vest immediately to the extent such shares have not already vested.

Grants of Equity Compensation to Personnel and Affiliates of Our Manager

Under our 2011 Equity Incentive Plan, the personnel of our Manager and affiliates are eligible to receive equity awards. To date, our Board of Directors has not approved any initial equity awards to our officers and our Manager's personnel, but it may do so prior to the commencement of this offering. See "Our Management—Equity Incentive Plan."

Services Agreement

Prior to completion of this offering, our Manager will enter into a services agreement with Avenue Capital Management, pursuant to which Avenue Capital Management will provide to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Avenue Capital Management in the event of any material breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any material breach by Avenue Capital Management of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Avenue Capital Management in connection with the services provided. Our Manager and Avenue Capital Management are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees paid by our Manager to Avenue Capital Management accrue to the common benefit of the owners of our Manager and Avenue Capital Management, namely Marc Lasry and Sonia Gardner.

OUR MANAGEMENT

Our Directors and Executive Officers

Shortly before the completion of this offering, our Board of Directors will consist of five directors, a majority of which we expect to have been determined by our Board of Directors to be independent in accordance with the applicable standards of the NYSE. Mr. Takian, our President, is currently the only member of our Board of Directors. Marc Lasry, a principal and co-founder of Avenue Capital Group, will be elected as a director prior to the completion of this offering and will serve as our non-executive Chairman of the Board. In addition,            ,            and              will be elected as directors shortly before the completion of this offering, and we except each of them to be an "independent" director with independence determined in accordance with the applicable standards of the NYSE. Our directors' initial term will expire at our annual meeting of stockholders in 2012. Our bylaws provide that a majority of the Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one, or more than nine. All of our executive officers serve at the discretion of our Board of Directors. Our Manager will, as soon as reasonably practicable following the completion of this offering, provide a dedicated Chief Financial Officer, who will devote all or substantially all of his or her working time to the performance of his or her duties as our Chief Financial Officer. The table below sets forth certain information with respect to our directors and executive officers.

Officer	Age	Position held with our company
Marc Lasry	51	Director Nominee (Non-Executive Chairman of the Board)

Sadie Gurley	40	Chief Executive Officer and Portfolio Manager

Randy Takian	36	President; Director

Jay Lown	47	Chief Investment Officer and Portfolio Manager

Thomas Larkin	47	Chief Financial Officer

		Director Nominee*

		Director Nominee*

		Director Nominee*

*  Independent in accordance with the applicable standards of the NYSE.

Biographical Information of our Directors, Director Nominees and Executive Officers

Biographical information for each of our executive officers, each of whom serves as an officer of our Manager, is set forth in the section entitled "Our Manager and Our Management Agreement—Officers of Our Manager." Biographical information for our directors and director nominees who do not serve as officers of our Manager is set forth below.

Marc Lasry. Mr. Lasry is a nominee to our Board of Directors. Upon his election to our Board of Directors shortly before the completion of this offering, Mr. Lasry will serve as our non-executive Chairman of the Board. Mr. Lasry is one of the pioneers of the distressed debt market, which has been the exclusive focus of his professional career. He has served continuously as the Chairman of the Board and Chief Executive Officer of Avenue Capital Group since the firm's founding in 1995 and as President of Amroc Investments, LLC since its founding in 1990. From 1988 to 1990, Mr. Lasry was Co-Director of the Bankruptcy and Corporate Reorganization Department at Cowen & Company. Prior to that time, he served as Director of the Private Debt Department at Smith Vasiliou Management Company. Mr. Lasry also clerked for the Honorable Edward Ryan, former Chief Bankruptcy Judge of the Southern District of New York. Mr. Lasry has served and will continue to serve on the board of advisors/directors of both for-profit and not-for-profit public and private companies that are not affiliated with Avenue Capital Group. Mr. Lasry received a B.A. in History from Clark University (1981) and a J.D. from New York Law School (1984). From 2004 to 2006, Mr. Lasry served on the board of directors of The Dress Barn, Inc., or Dress Barn (NASDAQ: DBRN), which merged into a subsidiary of Ascena Retail Group, Inc. (NASDAQ: ASNA) in January 2011. Mr. Lasry has served as the non-executive Chairman of the Board of Trump Entertainment and Resorts, Inc., or Trump Entertainment, an SEC reporting company, since July 2010. Mr. Lasry's executive management experience as the Chairman of the Board and Chief Executive Officer of Avenue Capital Group, his investment management responsibilities for the Avenue U.S. Strategy funds and his experience serving as a director of Dress Barn and Trump Entertainment qualify him to serve on our

Board of Directors. Mr. Lasry is the brother of Sonia Gardner, the President and Managing Partner of Avenue Capital Group, and together they control Avenue Capital Group.

Compensation of Directors

We have not paid any cash compensation or granted any equity-based awards to any of the members of our Board of Directors since our inception. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Messrs. Lasry and Takian, and any other member of our Board of Directors who is also an officer of our Manager or an employee of Avenue Capital Management or any of its affiliates, will not receive any compensation from us for serving on our Board of Directors.

Each independent director is expected to receive an annual retainer of $         in quarterly cash payments in advance and $         in cash per Board of Director or committee meeting attended. We also intend to reimburse our independent directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, we anticipate the chair of our audit committee will be paid an annual retainer of $         in cash and the chair of our compensation committee will be paid an annual retainer of $         in cash. Following the completion of this offering and our concurrent private placement, we will grant each of our independent directors              restricted shares of our common stock, which will vest ratably on the first anniversary of the grant date, subject to their continued service on our Board of Directors through such date. We expect to adopt the Avenue Capital Mortgage REIT Inc. 2011 Equity Incentive Plan for the purpose of making grants of equity-based compensation awards to our independent directors, including these restricted common stock awards. See "—Equity Incentive Plan" below for a description of this plan and the circumstances in which the vesting of these awards may be accelerated.

Executive Compensation

Each of our executive officers is an officer of our Manager and an employee of Avenue Capital Management or one of its affiliates. We will not pay any annual cash compensation to our executive officers. Our management agreement requires our Manager to provide us a dedicated Chief Financial Officer as soon as reasonably practicable after the completion of this offering and permits our Manager to provide us a dedicated or partially dedicated controller and/or in-house legal counsel. Our Manager or its affiliates will be entitled to be reimbursed for the costs of the wages, salaries and benefits incurred by our Manager with respect to such dedicated or partially dedicated personnel, provided that if our Manager elects to provided a partially dedicated controller and/or in-house legal counsel, we will be required to reimburse only a pro rata portion of the costs of the wages, salaries and benefits incurred by our Manager or its affiliates with respect to such partially dedicated personnel based on the percentage of their working time and efforts spent on matters related to our company. Our management agreement provides that the annual amount of any wages, salaries and benefits paid or reimbursed with respect to any dedicated or partially dedicated Chief Financial Officer, controller and/or in-house legal counsel our Manager provides will not exceed $             .

Our 2011 Equity Incentive Plan provides for incentive compensation to our officers, our non-employee directors, our Manager's personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See "—Equity Incentive Plan" for a description of the material terms of our 2011 Equity Incentive Plan.

Corporate Governance—Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our Board of Directors, which will approve investment guidelines for our Manager to follow in its day-to-day management of our business. Upon completion of this offering, a majority of our Board of Directors will be "independent," as determined by the requirements of the NYSE. Our directors keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of this offering, our Board of Directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

The audit committee will comprise         ,         and         , each of whom will be an independent director and "financially literate" under the rules of the NYSE.            will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC. The audit committee will be responsible for engaging independent registered public accounting firms, preparing audit committee reports, reviewing with the independent registered public accounting firms the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firms, reviewing the independence of the independent registered public accounting firms, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

The compensation committee will comprise         ,         and         , each of whom will be an independent director.         will chair our compensation committee. The compensation committee will be responsible for evaluating the performance of our officers, reviewing the compensation payable to our officers, evaluating the performance of our Manager, reviewing the compensation and fees payable to our Manager under our management agreement, preparing compensation committee reports and administering our 2011 Equity Incentive Plan.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will comprise         ,         and         , each of whom will be an independent director.         will chair our nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as directors and will approve and recommend to the full Board of Directors the appointment of each of our officers.

It also will periodically prepare and submit to the Board of Directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance and will annually recommend to the Board of Directors nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the Board of Directors' performance as a whole and of the individual directors and report thereon to the board.

Code of Business Conduct and Ethics

Our Board of Directors will establish a code of business conduct and ethics that will apply to our officers and directors and to our Manager's officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•  compliance with applicable governmental laws, rules and regulations;

•  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•  accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our Board of Directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Conflicts of Interest; Equitable Allocation of Opportunities

We are dependent on our Manager for our day-to-day management, and we do not have any independent officers or employees. Each of our officers and the officers of our Manager is also an employee of Avenue Capital Management or one of its affiliates. Our management agreement with our Manager and the services agreement between our Manager and Avenue Capital Management were negotiated between related parties and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they were negotiated on an arm's-length basis with unaffiliated third parties. In addition, the ability of our Manager, Avenue Capital Management and their respective officers and personnel to engage in other business activities, including the management of other entities, may reduce the time our Manager, Avenue Capital Management and their respective officers and personnel spend managing us. Furthermore, although our independent directors have the ability to terminate our management agreement in the case of a material breach of a term of the agreement by our Manager, our independent directors may be less willing to enforce vigorously the provisions of our management agreement against our Manager because the loss of the key personnel provided to us pursuant to our management agreement would have an adverse effect on our operations. Furthermore, the termination of the services agreement or the loss of any of the key personnel of Avenue Capital Management and its affiliates would have an adverse effect on certain aspects of our business.

Avenue Capital Management and its affiliates manage, and expect to continue to manage, other funds, accounts and vehicles that may have strategies that in some cases are similar to, or that overlap with, our strategy. Our Manager, Avenue Capital Management and their affiliates, will make available to us all opportunities to acquire assets that it determines, in its reasonable and good faith judgment, based on our objectives, policies and strategies, and other relevant factors, to be appropriate for us in accordance with their investment allocation policy, subject to the exception that we might not participate in each such opportunity, but will on an overall basis equitably participate in all such opportunities with the other accounts managed or advised by Avenue Capital Management and its affiliates. Avenue Capital Management's investment and risk management group (headed by its chief risk officer) and its compliance group (headed by its chief compliance officer) are responsible for monitoring the administration of, and facilitating compliance with, this investment allocation policy.

Because some of the assets we intend to acquire are typically available only in specified quantities and may also be targeted assets for certain other accounts or vehicles managed by Avenue Capital Management and its affiliates, Avenue Capital Management and its affiliates, including our Manager, may not be able to buy as much of these assets as required to satisfy the needs of all their accounts. In these cases, the investment allocation policy described above typically allocates such assets to multiple accounts in proportion to their needs and available capital. The policy permits departure from such proportional allocation when such allocation would result in an inefficiently small amount of the security being purchased for an account. In that case, the policy allows for a protocol of allocating assets so that, on an overall basis, each account is treated equitably. In addition, accounts in start-up mode may be given priority over and above the proportion of available capital. A departure from this policy would be permitted to allow us to maintain our exclusion from regulation as an investment company under the Investment Company Act, or to maintain compliance with other applicable regulations, guidelines or restrictions.

Other policies that our Manager expects to apply to the management of our company include controls for cross transactions (transactions between accounts managed by our Manager, Avenue Capital Management or any of their affiliates), principal transactions (transactions between our Manager, Avenue Capital Management, or any of their affiliates and an account or vehicle managed by them), investments in other accounts managed by our Manager, Avenue Capital Management or any of their affiliates and split price executions. See "Business—Conflicts of Interest; Equitable Allocation of Opportunities" for a more detailed description of these types of transactions and the policies of Avenue Capital Management and our Manager that govern these types of transactions.

We, our Manager and its affiliates have established certain policies and procedures that are designed to manage potential conflicts of interest between us, our Manager and its affiliates and their respective affiliates. There can be no assurance that the policies and procedures that have been established by us, our Manager and its affiliates will be effective in managing potential conflicts of interest. In addition, it is possible in the future that Avenue Capital Management, our Manager and its affiliates may have clients that compete directly with us for opportunities.

Our Manager will be able to follow broad investment guidelines recommended by our Manager's Investment Committee and approved by our Board of Directors and will have significant latitude within those guidelines to determine the assets that are appropriate for us. Our Board of Directors will periodically review our investment guidelines and our portfolio of assets. However, our Board of Directors will not review every decision. Furthermore, in conducting its periodic reviews, our Board of Directors will rely primarily upon information provided to the Board of Directors by our Manager and its affiliates.

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of Core Earnings, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

Avenue Capital Management and its affiliates have a policy that expressly prohibits officers, managers and employees of Avenue Capital Management and its affiliates from engaging for their own account in business activities of the same types conducted by funds and accounts managed by Avenue Capital Management and its affiliates. In addition, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees from engaging in any transaction that involves an actual conflict of interest with us.

Equity Incentive Plan

Our Board of Directors will adopt, and our sole stockholder will approve, the Avenue Capital Mortgage REIT Inc. 2011 Equity Incentive Plan, or the 2011 Equity Incentive Plan, to attract and retain independent directors and service providers, including officers and employees of our Manager and its affiliates. The 2011 Equity Incentive Plan provides for the grant of options to purchase shares of common stock, stock awards, stock appreciation rights, performance units, dividend equivalents, other equity-based awards and incentive awards.

Administration of the 2011 Equity Incentive Plan

The 2011 Equity Incentive Plan will be administered by the compensation committee of our Board of Directors, except that the 2011 Equity Incentive Plan will be administered by our full Board of Directors with respect to awards made to directors who are not employees. This summary uses the term "administrator" to refer to the compensation committee or our Board of Directors, as applicable. The administrator will approve all terms of awards under the 2011 Equity Incentive Plan. The administrator also will approve who will receive grants under the 2011 Equity Incentive Plan and the number of shares of common stock subject to each grant.

Eligibility

Our independent directors and individuals who perform services for us and our subsidiaries and affiliates by virtue of their employment with our Manager, Avenue Capital Management or one of their respective affiliates may receive grants under the 2011 Equity Incentive Plan. If we or our subsidiaries and affiliates have any employees in the future, they will be eligible to receive grants under the 2011 Equity Incentive Plan.

Share Authorization

The maximum aggregate number of shares of common stock that may be issued under the 2011 Equity Incentive Plan is           shares of common stock. In connection with stock splits, dividends, recapitalizations and certain other events, our Board of Directors will make adjustments that it deems appropriate in the aggregate number of shares of common stock that may be issued under the 2011 Equity Incentive Plan and the terms of outstanding awards and the individual grant limit (described below). If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any stock awards, performance units or other equity-based awards are forfeited, the shares of common stock subject to such awards will again be available for purposes of the 2011 Equity Incentive Plan. Shares of common stock tendered or withheld to satisfy the exercise price or for tax withholding are not available for future grants under the 2011 Equity Incentive Plan. No awards under the 2011 Equity Incentive Plan were outstanding prior to completion of this offering.

Individual Award Limit

The 2011 Equity Incentive Plan limits the awards that any individual may be granted in a calendar year. The limit provides that no individual may be granted awards covering more than           shares of common stock in any calendar year. The limit applies to all options, stock awards, stock appreciation rights, performance units, other equity-based awards and certain incentive awards that are granted in a calendar year. The limit applies to incentive awards that are stated with reference to shares of common stock or that may be settled in common stock. A separate limit, described below, applies to incentive awards that are not stated with reference to shares of common stock and that will be settled in cash.

Options

The 2011 Equity Incentive Plan authorizes the grant of incentive stock options (under Section 422 of the Internal Revenue Code) and options that do not qualify as incentive stock options. The number of shares subject to an option will be determined by the administrator. The exercise price of each option will be determined by the administrator, provided that the price cannot be less than 100% of the fair market value of the shares of common stock on the date on which the option is granted (or 110% of the shares' fair market value on the grant date in the case of an incentive stock option granted to an individual who is a "ten percent stockholder" under Sections 422 and 424 of the Internal Revenue Code). The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of common stock (or attestation of ownership of shares of common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a "ten percent stockholder").

Stock Awards

The 2011 Equity Incentive Plan also provides for the grant of stock awards and the administrator will determine the number of shares subject to each stock award. A stock award is an award of shares of common stock that may be subject to restrictions on transferability and other restrictions as the administrator determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. Unless otherwise specified in the applicable award agreement, a participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote the shares and the right to receive dividends or distributions on the shares. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her stock award shares, (ii) we will retain custody of the certificates and (iii) a participant must deliver a stock power to us for each stock award.

Stock Appreciation Rights

The 2011 Equity Incentive Plan authorizes the grant of stock appreciation rights and the administrator will determine the number of shares subject to each award of stock appreciation rights. A stock appreciation right provides the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of common stock on the date of exercise over the shares' fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the compensation committee. Stock appreciation rights may be granted in tandem with an option grant or as independent grants. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted in tandem with an incentive stock option awarded to a "ten percent stockholder."

Performance Units

The 2011 Equity Incentive Plan also authorizes the grant of performance units and the administrator will determine the number of performance units that will be granted. Performance units represent the participant's right to receive an amount, based on the value of a specified number of shares of common stock, if the terms and conditions prescribed by the compensation committee are satisfied. The administrator will determine the requirements that must be satisfied before performance units are earned, including but not limited to any applicable performance period, and performance goals. Performance goals may relate to our financial performance or the financial performance of our operating partnership, the participant's performance or such other criteria determined by the administrator. If performance units are earned, they will be settled in cash, shares of common stock or a combination thereof.

Incentive Awards

The 2011 Equity Incentive Plan also authorizes our compensation committee to make incentive awards. An incentive award entitles the participant to receive a cash payment if certain performance goals requirements are met. Our compensation committee will establish the requirements that must be met before an incentive award is earned, and the requirements may be stated with reference to one or more performance measures or criteria prescribed by the compensation committee. An incentive award that is earned will be settled in a single payment, which may be in cash, common stock or a combination of cash and common stock. The administrator will determine the amount that may be earned under an incentive award, except that the 2011 Equity Incentive Plan provides that no participant may receive more than $         in any calendar year under incentive awards that are not granted with reference to a number of shares of common stock and that will be settled in cash.

Other Equity-Based Awards

The administrator may grant other types of stock-based awards as other equity-based awards under the 2011 Equity Incentive Plan and the administrator will determine the number of other equity-based awards that will be granted. Other equity-based awards are payable in cash, shares of common stock or other equity, or a combination thereof, as determined by the administrator. The terms and conditions of other equity-based awards are determined by the administrator.

Dividend Equivalents

The administrator may grant dividend equivalents in connection with the grant of performance units and other equity-based awards. Dividend equivalents may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been invested in shares of common stock) and may be payable in cash, shares of common stock or other property dividends declared on shares of common stock. The administrator will determine the terms of any dividend equivalents.

Change in Control

If we experience a change in control, the administrator may, at its discretion, provide that all outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards that are not exercised prior to the change in control will be assumed by the surviving entity, or will be replaced by a comparable substitute award of the same type as the original award and that has substantially equal value granted by the surviving entity. The administrator may also provide that all outstanding options and stock appreciation rights will be fully exercisable upon the change in control, restrictions and conditions on outstanding stock awards will lapse upon the change in control and performance units, incentive awards or other equity-based awards will become earned in their entirety. The administrator may also provide that participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity-based awards in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to (i) the entire amount that can be earned under an incentive award, (ii) the value received by stockholders in the change in control transaction for each share subject to a stock award, performance unit or other equity-based award, or (iii) in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price.

In summary, a change in control under the 2011 Equity Incentive Plan occurs if:

•  a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;

•  we merge into another entity, unless the holders of our voting securities immediately prior to the merger have more than 50% of the combined voting power of the securities in the merged entity or its parent;

•  we sell or dispose of all or substantially all of our assets, other than a sale or disposition to any entity more than 50% of the combined voting power and common stock of which is owned by our stockholders; or

•  during any period of two consecutive years individuals who, at the beginning of such period, constitute our Board of Directors together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board of Directors.

The Internal Revenue Code has special rules that apply to "parachute payments," i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Internal Revenue Code, the payor is denied a U.S. federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the 2011 Equity Incentive Plan could be treated as parachute payments. In that event, the 2011 Equity Incentive Plan provides that the plan benefits, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the recipient to receive greater after-tax benefits. The benefits under the 2011 Equity Incentive Plan and other plans and agreements will not be reduced, however, if the recipient will receive greater after-tax benefits (taking into account the 20% excise tax payable by the recipient) by receiving the total benefits. The 2011 Equity Incentive Plan also provides that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification from us for the 20% excise tax.

Amendment; Termination

Our Board of Directors may amend or terminate the 2011 Equity Incentive Plan at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that materially increases the benefits accruing to participants under the 2011 Equity Incentive Plan, materially modifies the eligibility requirements of the 2011 Equity Incentive Plan, materially increases the aggregate number of shares of common stock that may be issued under the 2011 Equity Incentive Plan, reduces the option price of an outstanding option or reduces the base or initial price of an outstanding stock appreciation right (in each case other than on account of stock dividends, stock splits or other changes in capitalization as described above). Unless terminated sooner by our Board of Directors or extended with stockholder approval, the 2011 Equity Incentive Plan will terminate on the day before the tenth anniversary of the date our Board of Directors adopted the 2011 Equity Incentive Plan.

Indemnification of Directors and Executive Officers and Limitations on Liability

For information concerning limitations of liability and indemnification applicable to our directors and executive officers and employees, if any, see "Certain Provisions of Maryland Law and of Our Charter and Bylaws," and "Certain Relationships and Related Transactions—Indemnification Agreements."

PRINCIPAL STOCKHOLDERS

Immediately prior to the completion of this offering, there will be 100 shares of our common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

•  each of our directors and director nominees;

•  each of our executive officers;

•  each holder of 5% or more of each class of our capital stock; and

•  all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person's beneficial ownership includes:

•  all shares the investor actually owns beneficially or of record;

•  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•  all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and/or investment power. Except as indicated in the footnotes to the table below, the business address of the persons listed below is the address of our principal executive office, 399 Park Avenue, New York, New York 10022.

Percentage of Common Stock Outstanding
	Immediately Prior to This Offering		Immediately After This Offering
Name	Shares Owned	Percentage	Shares Owned	Percentage
% Stockholders:
Sonia Gardner	100	100%
Directors, Director Nominees and Executive Officers:
Marc Lasry	—	—
Sadie Gurley	—	—
Randy Takian	—	—
Jay Lown	—	—
Thomas Larkin	—	—
All directors, director nominees and executive officers as a group ( persons)	—	—

*  Less than one percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement and Services Agreement

Prior to the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. Our management agreement requires our Manager to manage our business affairs in conformity with the policies and investment guidelines that are approved and monitored by our Board of Directors. Our management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee and an incentive fee that is based on our performance. See "Our Manager and Our Management Agreement—Management Agreement."

Prior to completion of this offering, our Manager will enter into a services agreement with Avenue Capital Management, pursuant to which Avenue Capital Management will provide to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against Avenue Capital Management in the event of any material breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any material breach by Avenue Capital Management of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to Avenue Capital Management in connection with the services provided. Our Manager and Avenue Capital Management are under common ownership and control. As a result, all management fee compensation earned by our Manager and all fees paid by our Manager to Avenue Capital Management accrue to the common benefit of the owners of our Manager and Avenue Capital Management, namely Marc Lasry and Sonia Gardner.

Each of our officers is also an employee of our Manager and/or one of its affiliates. As a result, our management agreement with our Manager and the services agreement between our Manager and Avenue Capital Management were negotiated between related parties and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they were negotiated on an arm's-length basis with unaffiliated third parties.

Restricted Common Stock and Other Equity-Based Awards

The maximum aggregate number of shares of common stock that may be issued under the 2011 Equity Incentive Plan is           shares of common stock. Each independent director will receive           shares of our restricted common stock upon completion of this offering which will vest on the first anniversary of the grant date, subject to their continued service on our Board of Directors through such date.

Purchases of Common Stock by Our Manager and Its Affiliates

Concurrently with the closing of this offering, our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to       % of the total shares of our common stock sold in this offering, excluding shares sold as a result of the underwriters' exercise of their over-allotment option, subject to a maximum aggregate investment of $           million.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. The indemnification agreements will require, among other things, that we indemnify our directors and executive officers to the fullest extent permitted by law and advance to our directors and certain officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Registration Rights

We intend to grant our Manager registration rights to have the shares of restricted common stock issuable to our Manager in payment of its incentive fee paid to our Manager in respect of its incentive fee registered for resale.

DESCRIPTION OF STOCK

The following summary description of our stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available from us before the closing of this offering upon request. See "Where You Can Find More Information."

General

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors to amend our charter, with the approval of a majority of the entire Board of Directors and without stockholder approval, to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of stock of any class or series. After giving effect to this offering and the other transactions described in this prospectus,           shares of our common stock will be issued and outstanding (if the underwriters' over-allotment option is exercised in full), and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All of the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of our common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our Board of Directors and declared by us, and the holders of outstanding shares of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of our stock, the holders of shares of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by the Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions (other than amendments to the provisions of our charter related to the removal of a director and the restrictions on ownership and transfer of our stock, or amendments to the vote required to amend such provisions, which must be approved by at least two-thirds of the votes entitled to be cast on the amendment) must be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Unissued Shares of Our Stock

Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, dividends or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, our Board of Directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our Board of Directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our Board of Directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series of stock, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our Board of Directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2011, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2011, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Because our Board of Directors believes it is at present essential for us to qualify as a REIT, our charter provides that, subject to certain exceptions, no person or entity may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit. Our charter prohibits the following "disqualified organizations" from owning our capital stock: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer's cooperative described in Section 521 of the Internal Revenue Code, that is exempt from both income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and any rural electric or telephone cooperative.

Our charter also prohibits any person from (i) beneficially or constructively owning or transferring shares of our capital stock if such ownership or transfer would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transfer and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give written notice immediately to us or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions on transfer and ownership will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance with the restrictions on transfer and ownership is no longer required for us to qualify as a REIT. In connection with granting a waiver of the ownership limit or creating an expected holder limit or at any other time, our Board of Directors may from time to time increase or decrease the ownership limit, subject to certain restrictions.

Our Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a person from certain of the limits described in one or more of the paragraphs above and may establish or increase an excepted holder limit for such person. The person seeking an exemption must provide to our Board of Directors any such representations, covenants and undertakings as our Board of Directors may deem appropriate in order to conclude that granting the exemption and/or establishing or increasing an excepted holder limit, as the case may be, will not cause us to fail to qualify as a REIT. Our Board of Directors may also require a ruling from the IRS or an opinion of counsel in order to determine that granting the exemption will not cause us to lose our qualification as a REIT.

Any attempted transfer of our capital stock that, if effective, would result in a violation of the foregoing restrictions, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a charitable trust for the benefit of a charitable beneficiary and the proposed transferee will not acquire any rights in such shares, except that any transfer that, if effective, would result in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be void ab initio. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust would not be effective to prevent the violation of the foregoing restrictions, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our capital stock held in the trust will be deemed to be issued and outstanding shares of stock. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.

The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares (net of any commissions and other expenses). Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions paid to the purported transferee and owed by the proposed transferee to the trustee. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we accept, or our designee accepts, the offer, which we may reduce by the amount of dividends and other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary. If shares of our stock are certificated, all such certificates will bear a legend referring to the restrictions described above (or a declaration that we will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge).

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner must also provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each owner of our stock must, upon demand, provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit. These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our securities or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

We expect the transfer agent and registrar for our common stock to be                      .

SHARES ELIGIBLE FOR FUTURE SALE

After giving effect to this offering and the other transactions described in this prospectus, we will have           shares of common stock outstanding on a fully diluted basis. Shares of our common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for shares of our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See "Risk Factors—Risks Related to our Common Stock."

For a description of certain restrictions on transfers of shares of our common stock held by certain of our stockholders, see "Description of Stock—Restrictions on Ownership and Transfer."

Shares of Common Stock Issuable Pursuant to Our 2011 Equity Incentive Plan

Upon completion of this offering, up to           shares of our common stock will be available for issuance pursuant to our 2011 Equity Incentive Plan, subject to certain adjustments as described in "Our Management—Equity Incentive Plan." In connection with this offering, our Board of Directors has approved grants of an aggregate of           restricted shares of our common stock to our independent directors under our 2011 Equity Incentive Plan which will vest on the first anniversary of the grant date, subject to their continued service on our Board of Directors through such date. We anticipate that we will file, prior to the completion of this offering, a registration statement on Form S-8 with respect to the shares issuable pursuant to our 2011 Equity Incentive Plan. Shares of our common stock covered by such registration statement will be eligible for transfer or resale without restriction under the Securities Act unless held by our affiliates.

Rule 144

After giving effect to this offering and the transactions described in this prospectus,            shares of our common stock that will be outstanding will be "restricted" securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Lock-Up Agreements

We, our executive officers and directors, our Manager and its affiliates purchasing shares of our common stock in our concurrent private placement will enter into lock-up agreements with the underwriters. Under these agreements, subject to certain customary exceptions, we and each of these persons may not, without the prior written approval of the representative of the underwriters, offer, sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock. These restrictions will be in effect for a period of           days after the date of this prospectus (subject to extension under certain circumstances). At any time and without public notice, the representative of the underwriters may in its sole discretion release some or all of the securities from these lock-up agreements.

Registration Rights

We intend to grant our Manager registration rights to have the shares of restricted common stock issuable to our Manager in payment of its incentive fee registered for resale.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which will be available from us before the closing of this offering upon request.

Our Board of Directors

Our charter and bylaws provide that the number of directors we have may be established only by our Board of Directors but may never be less than the minimum number required by the MGCL (which is one), and our bylaws provide that the number of our directors may not be more than 15. Upon the completion of this offering, subject to the terms of any class or series of preferred stock, vacancies on our Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

At each annual meeting of stockholders, our stockholders will elect each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors, and directors will be elected by a plurality of the votes cast in the election of directors. Consequently, at each annual meeting of our stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacancies on our Board of Directors, precludes stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation's Board of Directors may provide that its approval is subject to compliance with any terms and conditions determined by the board.

These provisions of the MGCL do not apply to business combinations that are approved or exempted by a Maryland corporation's Board of Directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our Board of Directors has by resolution exempted business combinations between us and:

•  any other person, provided that the business combination is first approved by our Board of Directors (including a majority of our directors who are not affiliates or associates of such person);

•  Avenue, our Manager or any of their respective affiliates and associates; and

•  any person acting in concert with any of the foregoing.

Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above, and, as a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirement and other provisions of the statute. We cannot assure you that our Board of Directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to such shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors:

•  the person who has made or proposes to make the control share acquisition;

•  an officer of the corporation; or

•  an employee of the corporation who is also a director of the corporation.

"Control shares" are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•  one-tenth or more but less than one-third;

•  one-third or more but less than a majority; or

•  a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an "acquiring person statement" as described in the MGCL), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MCGL which provide, respectively, for:

•  a classified board;

•  a two-thirds vote requirement for removing a director;

•  a requirement that the number of directors be fixed only by vote of the Board of Directors;

•  a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

•  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our board may be filled only by the remaining directors and (if our board is classified in the future) that directors elected by the board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require cause and the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, our chief executive officer, our president or our Board of Directors, the written request of stockholders entitled to cast a majority of all votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our Board of Directors, beginning in 2012. The Chairman of our Board of Directors, our Chief Executive Officer, our President or our Board of Directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our Secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our Secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our Secretary is required to prepare and deliver the notice of the special meeting.

Amendment to Our Charter and Bylaws

Except for amendments to the provisions of our charter relating to the removal of a director and the restrictions on ownership and transfer of our stock, and amendments to the vote required to amend these provisions (each of which must be advised by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is first advised by our Board of Directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution of Our Company

The dissolution of our company must be advised by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our Board of Directors or (3) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our Board of Directors may be made only (1) by or at the direction of our Board of Directors or (2) provided that the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and who at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and has provided notice to us within the time period, and containing the information and other materials, specified in the advance notice provisions of our bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to for money damages in suits by the corporation or on behalf of its stockholders, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•  the director or officer actually received an improper personal benefit in money, property or services; or

•  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

•  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•  a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•  any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

REIT Qualification

Our charter provides that our Board of Directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material U.S. federal income tax considerations that you, as a stockholder, may consider relevant in connection with the purchase, ownership and disposition of our common stock. Hunton & Williams LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•  insurance companies;

•  tax-exempt organizations (except to the limited extent discussed in "—Taxation of Tax-Exempt Stockholders" below);

•  financial institutions or broker-dealers;

•  non-U.S. individuals, and non-U.S. corporations (except to the limited extent discussed in "—Taxation of Non-U.S. Stockholders" below);

•  U.S. expatriates;

•  persons who mark-to-market our common stock;

•  subchapter S corporations;

•  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•  RICs and REITs;

•  trusts and estates (except to the extent discussed herein);

•  persons who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

•  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•  persons holding our common stock through a partnership or similar pass-through entity; and

•  persons holding a 10% or more (by vote or value) beneficial interest in our stock.

This summary assumes that stockholders hold stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Internal Revenue Code, current, temporary and proposed U.S. Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, U.S. Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We were incorporated on May 23, 2011 as a Maryland corporation. We have in effect an election to be taxed as a pass-through entity under Subchapter S of the Internal Revenue Code, but intend to revoke our S election prior to the closing of this offering. We intend to elect to be taxed as a REIT commencing with our short taxable year ending on December 31, 2011. We believe that, commencing with such short taxable year, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and we intend to operate in a manner that will enable us to meet, on a continuing basis, the requirements for qualification as a REIT, but no assurances can be given that we will be successful in operating in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Hunton & Williams LLP is rendering an opinion that, commencing with our short taxable year ending on December 31, 2011, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws, and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our short taxable year ending December 31, 2011 and thereafter. Investors should be aware that Hunton & Williams LLP's opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, Hunton & Williams LLP's opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve, among others, the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Hunton & Williams LLP's opinion does not foreclose the possibility that we may have to use one or more REIT savings provisions discussed below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "—Failure to Qualify."

As long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the REIT taxable income that we distribute to our stockholders. However, taxable income generated by any TRSs that we may own will be subject to regular corporate income tax. The benefit of REIT tax treatment is that it avoids the double taxation, or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•  We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•  We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to stockholders.

•  We will pay income tax at the highest corporate rate on:

•  net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•  other non-qualifying income from foreclosure property.

•  We will pay a 100% tax on our net income earned from prohibited transactions involving sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under "—Gross Income Tests," and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied in either case by a fraction intended to reflect our profitability.

•  In the event of a failure of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote test or the 10% value test (as described below under "—Asset Tests")), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of the assets that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy any of the asset tests.

•  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests or the asset tests, as long as such failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•  If we fail to distribute during a calendar year at least the sum of:

•  85% of our REIT ordinary income for the year,

•  95% of our REIT capital gain net income for the year, and

•  any undistributed taxable income required to be distributed from earlier periods,

  we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (1) the amount we actually distributed and (2) any retained amounts on which income tax has been paid at the corporate level.

•  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•  We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm's-length basis.

•  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•  the amount of gain that we recognize at the time of the sale or disposition, and

•  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Recordkeeping Requirements."

•  The earnings of our lower-tier entities that are subchapter C corporations, including any TRS, will be subject to federal corporate income tax.

•  In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

•  If we own a residual interest in a REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interest equal to the percentage of our stock that is held in record name by "disqualified organizations." Although the law is unclear, the IRS has taken the position that similar rules apply if we own an equity interest in a taxable mortgage pool. A "disqualified organization" includes (i) the United States; (ii) any state or political subdivision of the United states; (iii) any foreign government; (iv) any international organization; (v) any agency or instrumentality of any of the foregoing; (vi) any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Internal Revenue Code) that is exempt from income taxation and is not subject to taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and (vii) any rural electrical or telephone cooperative. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

For a discussion of "excess inclusion income," see "—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income."

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.  It is managed by one or more trustees or directors.

2.  Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.  It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.  It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.  At least 100 persons are beneficial owners of its shares or ownership certificates.

6.  Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Internal Revenue Code defines to include certain entities, during the last half of any taxable year.

7.  It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.  It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.  It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2012 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of our common stock. See "Description of Stock—Restrictions on Ownership and Transfer." We believe that we will issue sufficient common stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT and that has not elected to be a TRS. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit for all purposes of the Internal Revenue Code, including the REIT qualification tests.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see "—Asset Tests"), our proportionate share will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% of the value of a REIT's total assets may consist of stock or securities of one or more TRSs.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it received from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). We may hold assets in one or more TRSs, subject to the limitation that securities in TRSs may not represent more than 25% of the value of our total assets. To the extent that we acquire loans with an intention of selling or securitizing such loans in a manner that might expose use to a 100% tax on "prohibited transactions," such loans will be acquired by a TRS. In addition, we may invest in MSRs through a TRS.

Domestic TRSs are subject to U.S. federal income tax, as well as state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 15% rate applicable to qualified dividend income through 2012. See "—Taxation of Taxable U.S. Stockholders."

The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm's-length basis, but there can be no assurance that we will be successful in this regard.

Taxable Mortgage Pools and Excess Inclusion Income. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•  substantially all of its assets consist of debt obligations or interests in debt obligations;

•  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•  the entity has issued debt obligations that have two or more maturities; and

•  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize mortgage loans or RMBS that we acquire and such securitizations may result in use owning interests in a TMP.

A TMP is generally treated as a corporation for U.S. federal income tax purposes. It cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT's income will be treated as "excess inclusion income" and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. We may also recognize excess inclusion income if we acquire a residual interest in a REMIC. A stockholder's share of excess inclusion income:

•  would not be allowed to be offset by any losses, such as net operating losses, otherwise available to the stockholder;

•  would be subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

•  would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders.

IRS guidance indicates that a REIT's excess inclusion income will be allocated among its stockholders in proportion to its dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Although the law is unclear with respect to excess inclusion income from a TMP, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income equal to the percentage of its stock that is held in record name by "disqualified organizations" (as defined above under "—Taxation of Our Company"). Our charter will prohibit disqualified organizations from holding our stock. To the extent that stock owned by "disqualified organizations" is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the stock held by the broker/dealer or other nominee on behalf of the "disqualified organizations." A RIC, common trust fund or other pass-through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are "disqualified organizations."

If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to qualify as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•  rents from real property;

•  interest on debt secured by a mortgage on real property, or on interests in real property;

•  dividends or other distributions on, and gain from the sale of, shares in other REITs;

•  gain from the sale of real estate assets;

•  income derived from a REMIC, in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; and

•  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions," as defined in "—Hedging Transactions," that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Foreign Currency Gain". We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term "interest," as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•  an amount that is based on a fixed percentage or percentages of receipts or sales; and

•  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan or the date the REIT "significantly modified" the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. The IRS recently issued Revenue Procedure 2011-16, which provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. Revenue Procedure 2011-16 also indicated that interest income on a mortgage loan that is secured by real property and other property and is acquired for less than its face amount will be treated as qualifying income based on the ratio of (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan and (ii) the face amount of the loan (and not the purchase price or current value of the loan).

We intend to acquire mortgage loans, including prime jumbo mortgage loans, RMBS, other mortgage-related assets and trust preferred securities of other REITs. We expect to initially acquire primarily Agency

RMBS and, to a lesser extent, prime jumbo mortgage loans, which will be subject to the rules applicable to mortgage loans described above. We may also invest in non-Agency RMBS. Other than income from derivative instruments, as described below, we expect that all of the income on our RMBS will be qualifying income for purposes of the 95% gross income test. We expect that the Agency RMBS that are pass-through certificates will be treated as interests in a grantor trust and that the Agency RMBS and most of the non-Agency RMBS that are CMOs will be treated as regular interests in a REMIC for U.S. federal income tax purposes. In the case of Agency RMBS treated as interests in a grantor trust, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. Although the IRS has ruled generally that the interest income from non-CMO Agency RMBS is qualifying income for purposes of the 75% gross income test, it is not clear how this guidance would apply to secondary market purchases of non-CMO Agency RMBS at a time when the loan-to-value ratio of one or more of the mortgage loans backing the Agency RMBS is greater than 100%. In the case of Agency RMBS and non-Agency RMBS treated as interests in a REMIC, such as CMOs, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income test. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income from our interest in the REMIC will qualify for purposes of the 75% gross income test. Although the law is not clear, the IRS may take the position that this test is measured on a quarterly basis. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holders of the related REMIC securities. To the extent we invest in non-Agency RMBS that does not represent an interest in a REMIC or in debt that is not secured by real property, the interest income for those investments would generally be treated as qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We believe income from our investments in trust preferred securities of other REITs will generally be treated as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

We may purchase Agency RMBS through TBAs and may recognize income or gains on the disposition of TBAs through dollar roll transactions or otherwise. As discussed above, we may agree to purchase or sell TBAs primarily for purposes of managing interest rate and yield spread risks associated with our Agency RMBS. We may also acquire long positions in TBAs because we find them attractive on their own. The law is unclear with respect to the qualification of gains from dispositions of long positions in TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion of counsel to the effect that income and gain from the disposition of long positions in TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of long positions in TBAs and any non-qualifying income to no more than 25% of our gross income for each calendar year. Accordingly, our ability to dispose of long positions in TBAs, through dollar roll transactions or otherwise, could be limited. Moreover, even if we are advised by counsel that income and gains from dispositions of long positions in TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income and any non-qualifying income exceeds 25% of our gross income. See "—Failure to Qualify."

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Fee Income. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, such as fees received for servicing loans, are not qualifying for purposes of either gross income test. We currently do not anticipate earning significant non-qualifying fee income.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Rents from Real Property. We currently do not hold, and do not intend to acquire, any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•  Second, rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an "eligible independent contractor" to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•  Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•  Fourth, we generally must not operate or manage our real property or furnish or render non-customary services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

Hedging Transactions. From time to time, we will enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entry into interest rate swaps, caps and floors, options to purchase such items, futures and forward contracts, and short positions with respect to TBAs. Income and gain from "hedging transactions" will be excluded from gross income for purposes of the 95% gross income test and the 75% gross income test. A "hedging transaction" includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A "hedging transaction" also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. To the extent that we hedge for other purposes or to the extent that a portion of the assets financed with the applicable borrowing are not treated as "real estate assets" (as described below under "—Asset Tests") or in certain other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that is consistent with satisfying the requirements for qualification as a REIT, but we cannot assure you that we will be able to do so. We may, however, find that in certain instances we must hedge risks incurred by us through transactions entered into by a TRS. Hedging our risk through a TRS would be inefficient on an after-tax basis because of the tax liability imposed on the TRS.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. There can be no assurance, however, that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the gain from the sale of those assets. To the extent we intend to dispose of an asset that may be treated as held "primarily for sale to customers in the ordinary course of a trade or business," we may contribute the asset to a TRS prior to the disposition.

It is our current intention that our future securitizations of mortgage loans will not be treated as sales for tax purposes. If we were to transfer mortgage loans to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, we currently intend to securitize mortgage loans only in non-REMIC transactions.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests as long as the property qualifies as foreclosure property (see the discussion below regarding the grace period during which property qualifies as foreclosure property). Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•  for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test disregarding income from foreclosure property, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test disregarding income from foreclosure property;

•  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•  following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•  cash or cash items, including certain receivables;

•  government securities;

•  interests in real property, including leaseholds and options to acquire real property and leaseholds;

•  interests in mortgage loans secured by real property;

•  stock (or transferable certificates of beneficial interest) in other REITs;

•  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•  regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities (other than any TRS we may own) may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own (i) more than 10% of the total voting power of any one issuer's outstanding securities, which we refer to as the 10% vote test, or (ii) more than 10% of the total value of any one issuer's outstanding securities, which we refer to as the 10% value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test, the 10% value test and the 25% securities test, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary, mortgage loans or mortgage-backed securities that constitute real estate assets. For purposes of the 10% value test, the term "securities" does not include:

•  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

•  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•  Any loan to an individual or an estate.

•  Any "section 467 rental agreement," other than an agreement with a related party tenant.

•  Any obligation to pay "rents from real property."

•  Certain securities issued by governmental entities.

•  Any security issued by a REIT.

•  Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

•  Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that all or substantially of the RMBS and mortgage loans that we will own will be qualifying assets for purposes of the 75% asset test. We expect that our investments in Agency RMBS will be qualifying assets for purposes of the 75% asset test because they are real estate assets or government securities, and we expect that the prime jumbo mortgage loans and substantially all of the non-Agency RMBS will be treated as real estate assets. With respect to Agency RMBS that are pass-through certificates, we expect that the Agency RMBS will be treated as interests in a grantor trust and that the Agency RMBS and substantially all of the non-Agency RMBS that are CMOs will be treated as regular interests in a REMIC for U.S. federal income tax purposes. In the case of Agency RMBS treated as interests in a grantor trust, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. If the outstanding principal balance of a mortgage loan secured by real and other property exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying asset for purposes of the 75% asset test. The IRS recently issued Revenue Procedure 2011-16, which provided a safe harbor under which the IRS has stated that it will not challenge a REIT's treatment of a loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Although the IRS has ruled generally that Agency RMBS that are pass-through certificates are real estate assets for purposes of the 75% asset test, it is not clear how this guidance would apply to secondary market purchases of Agency RMBS that are pass-through certificates at a time when a portion of one or more mortgage loans backing the Agency RMBS is not treated as real estate assets as a result of the loans not being treated as fully secured by real property. In the case of Agency RMBS and non-Agency RMBS that are CMOs and are treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC interests will qualify as real estate assets. Although the law is not clear, the IRS may take the position that this test is measured on a quarterly basis. To the extent we hold non-Agency RMBS that do not represent interests in a REMIC or hold other debt securities that are not secured by real property, such assets likely will not qualify as real estate assets. Our ability to invest in those assets may be limited by our intention to qualify as a REIT. If any of our Agency RMBS are not treated as real estate assets, we expect such Agency RMBS will be treated as government securities because they are issued or guaranteed as to principal or interest by the United States or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States.

We intend to enter into repurchase agreements under which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions will be treated as secured debt and that we will be treated for REIT asset and gross income test purposes as the owner of the assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may purchase Agency RMBS through TBAs. The law is unclear with respect to the qualification of TBAs as real estate assets or government securities for purposes of the 75% asset test. Until we receive a favorable private letter ruling from the IRS or we receive an opinion from counsel to the effect that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our aggregate investment in TBAs and any non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter and will limit our investment in the TBAs of any one issuer to less than 5% of our total assets at the end of any calendar quarter. Accordingly, our ability to purchase Agency RMBS through TBAs could be limited. Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets, it is possible that the IRS could successfully take the position that such assets are not qualifying assets. In the event that such assets were determined not to be qualifying for the 75% asset test, we could be subject to a penalty tax or we could fail to qualify as a REIT. See "—Failure to Qualify."

We believe our investments in equity securities of other REITs will be qualifying assets for purposes of the 75% asset test. We do not believe our investments in trust preferred securities of other REITs will be qualifying assets for purposes of the 75% asset test, but believe such assets will be excluded from the definition of "securities" for purposes of the 10% value test described above.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, we will need to value our investment in our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable in which case we might not satisfy the 75% asset test and the other asset tests and, thus could fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•  we satisfied the asset tests at the end of the preceding calendar quarter; and

•  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a failure of any of the asset tests (other than a de minimis failure described in the preceding sentence), as long as the failure was due to reasonable cause and not due to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently, 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the investments that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage loans that support our Agency RMBS and non-Agency RMBS and the mortgage loans that we may acquire directly. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•  the sum of

•  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain, and

•  90% of our after-tax net income, if any, from foreclosure property, minus

•  the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration, or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the stockholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of the following January after the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•  85% of our REIT ordinary income for such year,

•  95% of our REIT capital gain income for such year, and

•  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•  Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•  We will recognize taxable income in advance of the related cash flow if any of our RMBS are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•  We may acquire RMBS or mortgage loans in the secondary market for less than their face amount. The amount of such discount may be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made or when we dispose of the debt instrument, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we sell a RMBS or mortgage loan for less than our purchase price plus any market discount or original issue discount we had previously reported as income, we would recognize a capital loss that could not be used to offset the ordinary income we previously recognized.

•  If we acquire any RMBS or mortgage loans that are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular RMBS or mortgage loan are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our stock or debt securities.

Pursuant to IRS Revenue Procedure 2010-12, the IRS has indicated that it will treat distributions from publicly traded REITs that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirements and qualify for the dividends paid deduction for federal income tax purposes. In order to qualify for such treatment, IRS Revenue Procedure 2010-12 requires that at least 10% of the total distribution be payable in cash and that each stockholder have a right to elect to receive its entire distribution in cash. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a proportionate share of the cash to be distributed (although no stockholder electing to receive cash may receive less than 10% of such stockholder's distribution in cash). IRS Revenue Procedure 2010-12 applies to distributions declared on or before December 31, 2012 with respect to taxable years ending on or before December 31, 2011. Although Revenue Procedure 2010-12 applies only to taxable dividends payable in cash and stock with respect to our 2011 taxable year, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends made prior to the issuance of Revenue Procedure 2010-12. Those private letter rulings may only be relied upon by the taxpayer to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and stock in later years. We currently do not intend to pay taxable dividends payable in cash and stock.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "—Gross Income Tests" and "—Asset Tests."

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current or accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and stockholders taxed at individual rates might be eligible for the reduced U.S. federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

The term "U.S. stockholder" means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•  a citizen or resident of the United States;

•  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

•  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner and/or partnership level. If you are a partner in a partnership holding shares of our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid by a REIT to a U.S. stockholder taxed at individual rates generally will not qualify for the 15% tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 15% through 2012. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 35%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (i) attributable to dividends received by us from non-REIT corporations, such as a TRS, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. In addition, for taxable years beginning after December 31, 2012, dividends paid to certain individuals, trusts or estates will be subject to a 3.8% Medicare tax. We may pay taxable dividends of our stock or debt securities. In the case of such a taxable distribution of our stock or debt securities, U.S. stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the dividend with cash from other sources, including sales of our stock or debt securities.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we properly designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See "—Capital Gains and Losses." A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the adjusted basis of the U.S. stockholder's common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the common stock has been held for one year or less. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. For example, we may acquire RMBS and mortgage loans that will be treated as having "market discount" for federal income tax purposes, because the RMBS and mortgage loans will be debt instruments that we acquire for an amount less than their principal amount. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. Furthermore, if we acquire any RMBS or mortgage loans that are delinquent as to mandatory principal and interest payments, or if payments with respect to a particular RMBS or mortgage loan are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. In addition, if we sell a RMBS or mortgage loan for less than our purchase price plus any market discount or original issue discount we had previously reported as income, we would recognize a capital loss that could not be used to offset the ordinary income we previously recognized. Finally, some of the RMBS that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such RMBS will be made. If such RMBS turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

As a result, stockholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a stockholder's after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor's before-tax return on the investment would be 10% and the investor's after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor's after-tax rate of return on such common stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease.

If excess inclusion income from a TMP or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and will not be offset by any net operating losses of the stockholder that would otherwise be available. See "—Requirements for Qualification—Taxable Mortgage Pools and Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases our common stock or substantially identical common stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate, absent additional congressional action, will apply until December 31, 2012). The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. Absent additional congressional action, this rate will increase to 20% for sales and exchanges occurring after December 31, 2012. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 15% through December 31, 2012. The maximum tax rate on long-term capital gain from "section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. In addition, for taxable years beginning after December 31, 2012, capital gains recognized by certain individuals, trusts or estates will be subject to a 3.8% Medicare tax.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our stockholders taxed at individual rates at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder's share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•  the percentage of our dividends that the tax-exempt trust would be required to treat as UBTI is at least 5%;

•  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•  either: (i) one pension trust owns more than 25% of the value of our stock or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and sale of our common stock by non-U.S. stockholders. When we use the term "non-U.S. stockholder," we mean beneficial owners of our common stock who are not U.S. stockholders as described above in "—Taxation of Taxable U.S. Stockholders," or partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisers to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

•  a lower treaty rate applies and the non-U.S. stockholder files with the applicable withholding agent an IRS Form W-8BEN evidencing eligibility for that reduced rate, or

•  the non-U.S. stockholder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

However, reduced treaty rates are not available to the extent income allocated to the non-U.S. stockholder is excess inclusion income.

A non-U.S. stockholder will not incur U.S. tax on a distribution in excess of our current or accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed both our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. stockholder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect to any amounts withheld.

For any year in which we qualify as a REIT, a non-U.S. stockholder could incur tax on distributions that are attributable to gain from our sale or exchange of USRPI, under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term "USRPI" does not generally include mortgage loans or RMBS. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also might be subject to the 30% branch profits tax on such a distribution. The applicable withholding agent would be required to withhold 35% of any such distribution that we could designate as a capital gain dividend. A non-U.S. stockholder might receive a credit against its tax liability for the amount we withhold.

However, if our common stock is regularly traded on an established securities market in the United States, capital gain distributions on our common stock that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder does not own more than 5% of our common stock during the one-year period preceding the date of the distribution. As a result, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following this offering.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT's assets are USRPIs, then the REIT will be a United States real property holding corporation. We do not anticipate that we will be a United States real property holding corporation based on our investment strategy. In the unlikely event that at least 50% of the assets we hold were determined to be USRPIs, gains from the sale of our common stock by a non-U.S. stockholder could be subject to a FIRPTA tax. However, even if that event were to occur, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we were a "domestically controlled qualified investment entity." A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. We cannot assure you that this test will be met. If our common stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our common stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our common stock. Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

•  our common stock is treated as being regularly traded under applicable U.S. Treasury regulations on an established securities market; and

•  the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

As noted above, we anticipate that our common stock will be regularly traded on an established securities market immediately following this offering.

If we are a domestically controlled qualified investment entity and a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

•  the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a tax of 30% on his or her capital gains.

Information Reporting Requirements and Backup Withholding, Shares Held Offshore

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the applicable withholding agent may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their U.S. status.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is timely furnished to the IRS. Stockholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provisions. These sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Internal Revenue Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% tax rate to qualified dividend income, and certain other tax rate provisions described herein. Prospective stockholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to our stockholders against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA, and "disqualified persons" within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of our common stock also should consider whether the acquisition or the continued holding of the shares of our common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provided that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. The company expects the common stock to be "widely held" upon completion of the initial public offering.

The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be "widely held" and freely transferable," we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be "plan assets" of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus through the underwriters named below.  is acting as the representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table.

Underwriters	Number of Shares
Total

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

Our common stock is offered subject to a number of conditions, including:

•  receipt and acceptance of our common stock by the underwriters; and

•  the underwriters' right to reject orders in whole or in part.

We have been advised by the representative that certain of the underwriters intend to make a market in our common stock but that they are not obligated to do so and may discontinue making a market at any time without notice. In connection with this offering, certain of the underwriters may distribute prospectuses electronically.

Over-Allotment Option

We have granted the underwriters an option to buy up to an aggregate of    additional shares of our common stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Shares sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $ per share from the initial public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $ per share from the initial public offering price. Sales of shares made outside of the US may be made by affiliates of the underwriters. If all the shares are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. The representative of the underwriters has informed us that they do not expect to sell more than an aggregate of shares of common stock to accounts over which such representative exercises discretionary authority.

No underwriting discounts, commissions or placement fees will be paid to the underwriters with respect to the shares of common stock sold directly by us to our Manager and certain of its affiliates in our concurrent private placement. The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional shares.

	No Exercise	Full Exercise
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $             .

No Sales of Similar Securities

We, our executive officers and directors, our Manager and its affiliates purchasing shares of our common stock in our concurrent private placement will enter into lock-up agreements with the underwriters. Under these agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of , offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or hedge our common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus. At any time and without public notice, may, in its sole discretion, release some or all of the securities from these lock-up agreements.

If:

•  during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the      -day lock-up period and ends on the last day of the     -day lock-up period,

•  we issue an earnings release; or

•  material news or a material event relating to us occurs; or

•  prior to the expiration of the      -day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the      -day lock-up period,

then the      -day lock-up period will be extended until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we or our Manager have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

New York Stock Exchange Listing

We intend to apply to have our common stock listed on the New York Stock Exchange under the trading symbol "AVRE."

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

•  stabilizing transactions;

•  short sales;

•  purchases to cover positions created by short sales;

•  imposition of penalty bids; and

•  syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered short sales", which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked short sales", which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Determination of Offering Price

Prior to this offering, there was no public market for our common stock. The initial public offering price will be determined by negotiation by us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

•  the information set forth in this prospectus and otherwise available to the representative;

•  our history and prospectus and the history of and prospects for the industry in which we compete;

•  our past and present financial performance and an assessment of our management;

•  our prospects for future earnings and the present state of our development;

•  the general condition of the securities markets at the time of this offering;

•  the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•  other factors deemed relevant by the underwriters and us.

Affiliations

Certain of the underwriters and their affiliates have provided, and may from time to time in the future provide, certain commercial banking, financial advisory, investment banking and other services for us, our Manager or our respective affiliates, in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Concurrent Private Placement

Our Manager and certain of its affiliates have indicated that they intend to purchase, in a concurrent private placement, at the initial public offering price per share of our common stock in this offering, a number of shares of our common stock equal to      % of the total shares sold in this offering, excluding shares sold as a result of the underwriters' exercise of their over-allotment option, subject to a maximum aggregate investment of $      million. The shares of common stock to be offered and sold in our concurrent private placement will be offered and sold directly by us to our Manager and certain of its affiliates without the payment of any placement fee or underwriting discounts or commission.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Hunton & Williams LLP. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled "Material U.S. Federal Income Tax Considerations" is based on the opinion of Hunton & Williams LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by .

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP is our independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

[AUDITED FINANCIAL STATEMENTS TO BE FILED BY PRE-EFFECTIVE AMENDMENT]

F-1

Shares

Common Stock

Avenue Capital Mortgage REIT Inc.

Prospectus

           , 2011

Dealer Prospectus Delivery Requirement

Until           , 2011 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by Avenue Capital Mortgage REIT Inc. (the "Registrant"). All amounts except the SEC registration fee, the FINRA filing fee and the NYSE listing fee are estimates.

SEC registration fee		$34,830
FINRA filing fee		30,500
NYSE listing fee		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Legal fees and expenses		*
Blue sky fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*  To be filed by amendment.

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

On May 23, 2011, the Registrant issued and sold 100 shares of common stock to Sonia Gardner, a principal of Avenue Capital Group, in exchange for $1,000 in cash. Such issuance was exempt from the requirements of the Securities Act of 1933 (the "Securities Act"), pursuant to Section 4(2) thereof.

Concurrently with the completion of the Registrant's initial public offering, the Registrant will issue a number of shares of common stock to Avenue REIT Advisors LLC and certain of its affiliates in exchange for $               in cash. The aggregate number of shares to be issued to Avenue REIT Advisors LLC and certain of its affiliates will be determined by the "public offering price" set forth on the cover of the prospectus forming a part of this registration statement. Based on the currently anticipated initial public offering price of $       per share, this would result in the issuance of an aggregate of       shares of common stock to Avenue REIT Advisors LLC and certain of its affiliates. The concurrent private placement purchasers have substantive, pre-existing relationships with the Registrant and have not been solicited to participate in the concurrent private placement by means of this registration statement. Such issuance will be exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification and Limitation of Liability of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers for money damages in suits by the corporation or on behalf of its stockholders, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Registrant's charter contains a provision that eliminates the liability of its directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires the Registrant (unless its charter provides otherwise, which its charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits the Registrant to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•  the director or officer actually received an improper personal benefit in money, property or services; or

•  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, the Registrant may not indemnify a director or officer in a suit by it or on its behalf in which the director or officer was adjudged liable to the Registrant or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Registrant or on its behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits the Registrant to advance reasonable expenses to a director or officer upon our receipt of:

•  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•  a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant's charter authorizes it to obligate itself, and its bylaws obligate it, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•  any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity; or

•  any individual who, while a director or officer of the Registrant and at the Registrant's request, serves or has served as a director, officer, partner, manager, managing member or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

The Registrant's charter and bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and any employee or agent of the Registrant or its predecessor.

The Registrant expects to enter into indemnification agreements with each of its directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Item 35. Treatment of Proceeds From Stock Being Registered

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits

(a)  Financial Statements. See page F-1 for an index to the financial statement that is being filed as part of this Registration Statement.

(b)  Exhibits. The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Articles of Incorporation of Avenue Capital Mortgage REIT Inc.*

3.2	Form of Amended and Restated Bylaws of Avenue Capital Mortgage REIT Inc.*

4.1	Specimen Certificate of Common Stock of Avenue Capital Mortgage REIT Inc.*

5.1	Opinion of Hunton & Williams LLP relating to the legality of the securities being registered.*

8.1	Opinion of Hunton & Williams LLP regarding tax matters.*

10.1	Form of Management Agreement between Avenue Capital Mortgage REIT Inc. and Avenue REIT Advisors LLC.*

10.2	Form of Services Agreement between Avenue REIT Advisors LLC and Avenue Capital Management II, L.P.*

10.3	Form of Concurrent Private Placement Purchase Agreement.*

10.4	2011 Equity Incentive Plan.*†

10.5	Form of Restricted Stock Award Agreement for Independent Directors.*†

21.1	Subsidiaries of Avenue Capital Mortgage REIT Inc.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Hunton & Williams LLP (contained in Exhibit 5.1 and Exhibit 8.1).*

99.1	Consent of Marc Lasry to being named as a director nominee.

*  To be filed by amendment.

†  Compensatory plan or arrangement.

Item 37. Undertakings.

(a)  The undersigned Registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registration pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 28, 2011.

AVENUE CAPITAL MORTGAGE REIT INC.

By: /s/ Sarah J. Gurley

Name: Sarah J. Gurley
Title: Chief Executive Officer and Portfolio Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sarah J. Gurley, Jeffrey Lown, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ Sarah J. Gurley	Chief Executive Officer and Portfolio Manager	June 28, 2011

Sarah J. Gurley	(Principal Executive Officer)

/S/ Randolph S. Takian	Director	June 28, 2011

Randolph S. Takian

/S/ Thomas M. Larkin	Chief Financial Officer	June 28, 2011

Thomas M. Larkin	(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*

3.1	Form of Amended and Restated Articles of Incorporation of Avenue Capital Mortgage REIT Inc.*

3.2	Form of Amended and Restated Bylaws of Avenue Capital Mortgage REIT Inc.*

4.1	Specimen Certificate of Common Stock of Avenue Capital Mortgage REIT Inc.*

5.1	Opinion of Hunton & Williams LLP relating to the legality of the securities being registered.*

8.1	Opinion of Hunton & Williams LLP regarding tax matters.*

10.1	Form of Management Agreement between Avenue Capital Mortgage REIT Inc. and Avenue REIT Advisors LLC.*

10.2	Form of Services Agreement between Avenue REIT Advisors LLC and Avenue Capital Management II, L.P.*

10.3	Form of Concurrent Private Placement Purchase Agreement.*

10.4	2011 Equity Incentive Plan.*†

10.5	Form of Restricted Stock Award Agreement for Independent Directors.*†

21.1	Subsidiaries of Avenue Capital Mortgage REIT Inc.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1).*

23.3	Power of Attorney (included on the signature page)

99.1	Consent of Marc Lasry to being named as a director nominee.

*  To be filed by amendment.

†  Compensatory plan or arrangement.